POOLING, COLLATERAL AGENCY AND SERVICING AGREEMENT, dated as of April 15, 1996, among NEWCOURT RECEIVABLES CORPORATION, a Delaware corporation, as Seller (the "Seller"), NEWCOURT CREDIT GROUP INC., an Ontario corporation, as Servicer (the "Servicer"), FLEET NATIONAL BANK, a national banking association, as Collateral Agent (the "Collateral Agent"), and CHEMICAL BANK DELAWARE, a banking corporation organized and existing under the laws of Delaware, not in its individual capacity but solely as Issuer Trustee (the "Issuer Trustee").

               In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders:

                                 ARTICLE I

                                DEFINITIONS

               Section 1.1  Definitions.  Whenever used in this
     Agreement, the following words and phrases shall have the following meanings:

               "Accrual Period" shall mean the period from and including the first day of each calendar month to and including the last day of such calendar month, except that the Accrual Period immediately preceding the initial Distribution Date for a Class of Notes shall mean the period from but excluding the applicable Cutoff Date for such Class of Notes to and including the last day of the calendar month immediately preceding such Distribution Date.

               "ADCB" shall mean, on any date of determination, the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made as of the date of such determination. For purposes of calculating such sum on any date other than the last day of a Collection Period, the Discounted Contract Balance of any Contract shall be as of the last day of the preceding Collection Period or, with respect to any Contract transferred to the Trust after such last day, the Discounted Contract Balance on the Cut Off Date for such Contract.

               "Addition" shall have the meaning specified in Section
          6.2.

               "Addition Date" shall mean, with respect to any Additional Contracts, the date on which such Additional
          Contracts are transferred to the Trust pursuant to Section
          6.2.

               "Additional Contracts" shall mean the Contracts transferred to the Trust after the First Closing Date, as specified in the related Supplement.

               "Additional Cut Off Date" shall mean each date on and after which Collections on an Additional Contract are to be transferred to the Trust, as specified in the related assignment.

               "Additional Series Enhancement" shall have for any applicable Series the meaning specified in the related
          Supplement.

               "Adjusted Scheduled Payments" shall mean, for all Contracts in the Contract Pool as of the date for which a Series ADCB determination is being made, all remaining Scheduled Payments under such Contracts due and payable after such date of determination excluding (x) each Scheduled Payment either becoming due after such date of determination or due and payable after the applicable Cut Off Date that has not been received by the Servicer, under each of the Defaulted Contracts in the Contract Pool and (y) each Scheduled Payment, or part thereof, becoming due after such date of determination for any Contract in the Contract Pool for which a Prepayment has been received by the Servicer.

               "Affiliate" of any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Aggregate Principal Amount" shall mean, with respect to any group of Notes, at any date of determination, the sum of the Principal Amounts of such Notes on such date of determination.

               "Agreement" shall mean this Pooling, Collateral Agency and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

               "Allocated Series Discounted Contract Balance" means, with respect to any Contract and Series, at any time of determination, the present value (discounted monthly at the applicable Series Discount Rate) of the product of (1) the applicable Series Allocation Percentage and (2) the remaining Adjusted Scheduled Payments becoming due under such Contract after such date of determination.

               "Applicable Class Percentage" means, for any Contract and for any outstanding Class of Notes of any Series, the ratio that the Initial Principal Amount of such Class of Notes of such Series bears to the sum of the Initial Principal Amount of the outstanding Notes of all Classes of such Series.

               "Applicable Indenture" shall mean, with respect to the Class A Notes of any Series, the indenture specified in the related Supplement.

               "Applicable Indenture Trustee" shall mean, with respect to the Class A Notes of any Series, the Indenture Trustee under the Applicable Indenture.

               "Applicable Purchase Agreement" means, with respect to any Contract, the Subsequent Purchase Agreement pursuant to which such Contract was transferred to the Seller.

               "Applicable Security" means, with respect to a Vendor Note, any (i) Secondary Contracts securing such Vendor Note and (ii) Equipment securing such Vendor Note or a related Secondary Contract.

               "Authorized Newspaper" shall mean The New York Times or the Wall Street Journal.

               "Available Amount" shall mean, as of any Distribution Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments due on or before and Prepayments received on or before the last day of the Collection Period immediately preceding such Distribution Date (other than Excluded Amounts and any Investment Earnings credited to the Collection Account),
          (ii) any amounts received from any Hedging Counterparty during the preceding Collection Period and (iii) Recoveries on account of previously Defaulted Contracts.

               "Business Day" shall mean each day which is neither a Saturday, a Sunday nor any other day on which banking institutions in New York, New York, Hartford, Connecticut, Toronto, Ontario, Canada (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or required by executive order to be closed.

               "Business Trust Statute" shall mean Chapter 38 of
          Title 12 of the Delaware Code, 12 Del Code 3801 et seq., as the same may be amended from time to time.

               "Canadian Filing Location" means Ontario, Canada.

               "Casualty Loss" means, with respect to any item of Equipment, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Equipment.

               "Charge-Off" shall mean on any date of determination, each Contract (i) that was charged off by the Servicer as uncollectible in accordance with its usual and customary practices during the six preceding Collection Periods (whether or not such Contract was a Defaulted Contract) or
          (ii) under which the related Obligor was the subject of an Insolvency Event during such six Collection Periods.

               "Class" shall mean, with respect to any Series, any one or more of the classes of Notes of such Series as specified in the related Supplement.

               "Class A Notes" shall mean the Class of Notes of any Series the right of which to receive payments is senior to the rights of all other Classes of Notes of such Series as specified in the related Supplement or Supplements.

               "Class A Principal Payment Amount" shall mean, with respect to any Distribution Date and any Series of Class A Notes, the sum of (i) the product of (A) the Applicable Class Percentage for such Notes and (B) the excess of (1) the Series ADCB as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the Collection Period immediately preceding such Distribution Date, as of the Cut Off Date for such Contracts) over (2) the Series ADCB as of the last day of the Collection Period immediately preceding such Distribution Date (without giving effect, in the case of clauses (1) and (2), to Scheduled Payments expected to have been received on or after the last day of the applicable Collection Period referred to in such clause under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period) and (ii) the sum of the following amounts: the present value (discounted monthly at the applicable Series Discount Rate) of the product of (x) each Scheduled Payment expected to have been received on or after the last day of the Collection Period immediately preceding such Distribution Date under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period and (y) the Series Allocation Percentage as of the last day of the Collection Period immediately preceding such Distribution Date (the sum of (i) and (ii), the "Expected Class A Payment") and (iii) the aggregate amount of Expected Class A Payments which were not paid on each preceding Distribution Date.

               "Class B Notes" shall mean the Class or Classes of Notes of any Series the right of which to receive payments is junior to the rights of the Class A Notes of all Series as specified in the related Supplement or Supplements.

               "Class B Principal Payment Amount" for a Series of Class B Notes means, for any Distribution Date, the sum of
          (i) the product of (A) the Applicable Class Percentage for such Notes and (B) the excess of (1) the Series ADCB as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the Collection Period immediately preceding such Distribution Date, as of the Cut Off Date for such Contracts) over (2) the Series ADCB as of the last day of the Collection Period immediately preceding such Distribution Date (without giving effect, in the case of clauses (1) and (2), to Scheduled Payments expected to have been received on or after the last day of the applicable Collection Period referred to in such clause under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period) and (ii) from and after the date the Class A Notes of each Series have been paid in full, the sum of the following amounts: the present value (discounted monthly at the applicable Series Discount Rate) of the product of (x) each Scheduled Payment expected to have been received on or after the last day of the Collection Period immediately preceding such Distribution Date under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period and (y) the Series Allocation Percentage as of the last day of the Collection Period immediately preceding such Distribution Date (the sum of (i) and (ii), the "Expected Class B Payment") and (iii) the aggregate amount of Expected Class B Payments which were not paid on each preceding Distribution Date.

               "Class C Notes" shall mean the Class or Classes of Notes of any Series the right of which to receive payments is junior to the rights of the Class A Notes and the Class B Notes of all Series as specified in the related Supplement or Supplements.

               "Class C Principal Payment Amount" for a Series of Class C Notes means, for any Distribution Date, the sum of
          (i) the product of (A) the Applicable Class Percentage for such Notes and (B) the excess of (1) the Series ADCB as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the Collection Period immediately preceding such Distribution Date, as of the Cut Off Date for such Contracts) over (2) the Series ADCB as of the last day of the Collection Period immediately preceding such Distribution Date (without giving effect, in the case of clauses (1) and (2), to Scheduled Payments expected to have been received on or after the last day of the applicable Collection Period referred to in such clause under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period) and (ii), from and after the date the Class A Notes and Class B Notes of each Series have been paid in full, the sum of the following amounts: the present value (discounted monthly at the applicable Series Discount
          Rate) of the product of (x) each Scheduled Payment expected to have been received on or after the last day of the Collection Period immediately preceding such Distribution Date under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period and (y) the Series Allocation Percentage as of the last day of the Collection Period immediately preceding such Distribution Date (the sum of (i) and (ii), the "Expected Class C Payment") and (iii) the aggregate amount of Expected Class C Payments which were not paid on each preceding Distribution Date.

               "Closing Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

               "Collateral Agent" shall mean the institution executing this Agreement as Collateral Agent, or its successor in interest, or any successor collateral agent appointed as herein provided.

               "Collection Account" shall have the meaning specified in subsection 4.2(a).

               "Collection Period" shall, unless otherwise specified in the related Supplement, mean a period beginning on the first day of a calendar month and ending on, but not including the first day of the next calendar month, provided that the first Collection Period shall be the period beginning on the initial Cut Off Date and ending on, but not including, the first day of the calendar month immediately following the calendar month in which the First Closing Date occurs.

               "Collections" shall mean all payments received on or with respect to the Contracts in the Contract Pool or the related Equipment, including, without limitation, Scheduled Payments, Prepayments, Recoveries and Expired Lease Proceeds, all as related to amounts attributable to the Contracts in the Contract Pool or the related Equipment, but excluding any Excluded Amounts.

               "Commitment Termination Date" shall mean the date which is eighteen months from the First Closing Date.

               "Contract" shall mean each End-User Contract and each Vendor Note but, unless otherwise expressly specified herein or in a Supplement, shall not refer to any Secondary
          Contract.

               "Contract Files" shall mean, with respect to each Contract, the fully executed original counterpart (for UCC purposes) of the Contract, the original certificate of title or other title document with respect to the related Equipment (if applicable), and otherwise such documents, if any, that the Servicer keeps on file in accordance with its customary procedures, evidencing ownership of such Equipment (if applicable) and all other documents originally delivered to the Seller or held by the Servicer with respect to any Contract.

               "Contract Pool" as of any date shall mean the Original Contracts and the Additional Contracts, other than any such Contracts which (i) have been transferred to the Seller pursuant to Sections 2.5(e) or 2.5(f) or (ii) have been paid (or prepaid) in full.

               "Controlling Party" means Indenture Trustees representing the Holders of Class A Notes aggregating more than 66-2/3% of the Aggregate Principle Amount of all Class A Notes outstanding (and if no Class A Notes remain outstanding, the Holders of Notes aggregating more than 50% of the Aggregate Principal Amount of all Series outstanding).

               "Corporate Trust Office" shall mean the principal office of the Issuer Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1201 Market Street, Wilmington, Delaware 19801.

               "Credit Enhancement" shall mean, with respect to any Series, the letter of credit, cash collateral or reserve account, surety bond, insurance policy, guaranteed rate agreement, interest rate swap or any other contract, arrangement or agreement for the benefit of the Noteholders of such Series (or Noteholders of a Class within such Series), or any combination of the foregoing, as designated in the applicable Supplement, including any Series Enhancement or additional subordination provisions that require that distributions of principal or interest be made with respect to the Notes of such Class or Classes before distributions are made to one or more other Classes of such Series.

               "Credit Enhancer" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

               "Credit Guidelines" shall mean Newcourt's Credit Manual dated as of May, 1995, as amended or supplemented from time to time.

               "CSA" shall mean each conditional sales agreement, including, as applicable, schedules, subschedules, supplements and amendments to a master conditional sales agreement, pursuant to which specified assets were conditionally sold to an Obligor at specified monthly, quarterly or semi-annual payments.

               "Custodian" shall have the meaning specified in Section
          2.6(o).

               "Custody Agreement" shall have the meaning specified in
          Section 2.6(o).

               "Cut Off Date" shall mean with respect to each Original Contract, the date specified in the Supplement executed in connection with the first issuance of Notes on and after which Collections on such Original Contract are to be transferred to the Trust, and with respect to each Additional Contract, the related Additional Cut Off Date.

               "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the related Financing Originator's or Servicer's computer master file of Contracts (without regard to the effective date of such recordation).

               "Defaulted Contract" means a Contract in the Contract Pool as to which (i) the Servicer has determined in its sole discretion, in accordance with its customary and usual practices, that such Contract is not collectible, or (ii) all or part of a Scheduled Payment thereunder is more than 90 days delinquent.

               "Determination Date" shall mean with respect to any Distribution Date, the third day prior to such Distribution Date or, if such third day is not a Business Day, the next succeeding Business Day.

               "Discounted Contract Balance" means with respect to any Contract, (i) as of the related Cut Off Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cut Off Date discounted monthly at the applicable Series Discount Rate and (ii) as of any other date of determination, the sum of
          (x) the present value for each Series of the product of (a) the applicable Series Allocation Percentage for such Series and (b) all of the remaining Scheduled Payments becoming due under such Contract after such date of determination discounted monthly at the Series Discount Rate for such Series and (y) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cut Off Date and prior to such date of determination (other than Scheduled Payments related to Defaulted Contracts and Prepaid Contracts) that have not then been received by the Servicer.

          The "Discounted Contract Balance" for each Contract shall be calculated assuming:

                    (i) all payments due in any Collection Period are due on the last day of the Collection Period;

                    (ii) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                    (iii) all security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

               "Distribution Date" shall mean the twentieth day of each calendar month or, if such twentieth day is not a Business Day, the next succeeding Business Day.

               "Dollar" and "$" means lawful currency of the United States of America.

               "Eligible Contract" shall mean at any date of determination, each Contract with respect to which each of the following is true:

                    (a) the information with respect to the Contract,
               any Secondary Contract securing the obligations under such Contract, and the Equipment, if any, subject to the Contract delivered under the Applicable Purchase Agreement is true and correct in all material respects;

                    (b) immediately prior to the transfer of such
               Contract and any related Equipment (or security interest therein) or Applicable Security (or security interest therein) to the Trust, such Contract was owned by the Seller free and clear of any adverse claim (other than with respect to any Residual Investment (other than a Guaranteed Residual Investment) or related Subordinated Residual Interest);

                    (c) the Contract did not have a Scheduled Payment
               that was a delinquent payment for more than 60 days, and the Contract is not otherwise a Defaulted Contract;

                    (d) no provision of the Contract has been waived,
               altered or modified in any respect, except by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (c) above);

                    (e) the Contract is a valid and binding payment
               obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies);

                    (f) the Contract is not and will not be subject to
               rights of rescission, setoff, counterclaim or defense and, to the Seller's knowledge, no such rights have been asserted or threatened with respect to the Contract;

                    (g) the Contract, at the time it was made, did not
               violate the laws of the United States or any state, except for any such violations which would not materially and adversely affect the collectibility of the Contracts in the Contract Pool taken as a whole;

                    (h) (i) the Contract and any related Equipment
               have not been sold, transferred, assigned or pledged by the Seller to any other Person (other than the sale of the Equipment to the End-User in connection with CSAs, Secured Notes and "non-true leases" and other than the Residual Investment, if any (other than a Guaranteed Residual Investment), and any related Subordinated Residual Interest) and, with respect to a Contract which is a "true lease," any Equipment related to such true lease is free and clear of any Liens of any third parties (except for any Permitted Liens) and (ii) either (A) such Contract is secured by a fully perfected Lien of the first priority on the related Equipment or, in the case of any Vendor Note, related Applicable Security or (B) in the case of a Contract secured by vehicle(s) subject to state certificate of title statutes, within 30 calendar days of the origination or acquisition of such Contract by a Financing Originator an application was filed in the appropriate state office to note such Financing Originator's interest on the certificate of title for such vehicle and such interest will be so noted within 180 days of such acquisition or origination;

                    (i) if the Contract constitutes either "chattel
               paper" or an "instrument" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract;

                    (j) all filings necessary to evidence the
               conveyance or transfer of the Contract and interest in the related Equipment or Applicable Security, as applicable, to the Trust have been made in all 40 appropriate jurisdictions;

                    (k) the Obligor is not, to the Seller's knowledge,
               subject to bankruptcy or other insolvency proceedings;

                    (l) the Obligor's billing address is in the United
               States and the Contract is a U.S. dollar denominated obligation;

                    (m) the Contract does not require the prior
               written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date, with respect to an Original Contract, or the Addition Date, with respect to an Additional Contract);

                    (n) either (x) the obligations of the related
               Obligor under such Contract are irrevocable and unconditional and non-cancelable or (y) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either (1) the Vendor that assigned such Lease to a Financing Originator is unconditionally obligated to repurchase such Lease from such Financing Originator for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the weighted average of the Series Discount Rates through the Distribution Date following such date of repurchase or (2) pursuant to the Applicable Purchase Agreement, the Financing Originator that sold such Lease to the Seller has indemnified the Seller against such cancellation in an amount at least equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the weighted average of the Series Discount Rates through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (1);

                    (o) the Contract has an original maturity of not
               greater than the term specified in this Agreement;

                    (p) no adverse selection procedure was used in
               selecting the Contract for the Contract Pool;

                    (q) the Obligor under the Contract is required to
               maintain casualty insurance or to self-insure with respect to the related Equipment in accordance with the Servicer's normal requirements;

                    (r) the Contract constitutes chattel paper, an
               account, an instrument or a general intangible as defined under the UCC;

                    (s) the Contract is not a "consumer lease" as
               defined in Section 2A 103(1)(e) of the UCC;

                    (t) if such Contract is a Lease, the Lessee
               thereunder has represented to the related Vendor or Financing Originator that such Lessee has accepted the related Equipment and has had a reasonable opportunity to inspect and test such Equipment and the Vendor or Financing Originator has not been notified of any defects therein;

                    (u) the Contract is not subject to any guarantee
               by Newcourt nor has the Seller or either Financing
               Originator established any specific credit reserve with respect to the related Obligor;

                    (v) if such Contract is a Lease, such Lease is a
               "triple net lease" under which the Obligor is responsible for the maintenance of the related
               Equipment in accordance with general industry standards applicable to such item of Equipment;

                    (w) if such Contract is a Vendor Note, such Vendor
               Note is secured by an Eligible Secondary Contract having an aggregate Discounted Contract Balance for such Eligible Secondary Contract equal to the outstanding principal amount of such Vendor Note (assuming the interest rate specified in such Vendor
               Note is the "Series Discount Rate" for purposes of calculating such Discounted Contract Balance);

                    (x) no provision of such Contract provides for a
               Prepayment Amount less than the amount calculated in accordance with the definition of Prepayment Amount (unless otherwise indemnified by the Vendor or the Financing Originator in an amount equal to the excess of the "Prepayment Amount" as calculated in accordance with the definition thereof over the amount otherwise payable upon a prepayment under such Contract);

                    (y) such Contract is not an obligation of the
               United States of America or agency, department, or instrumentality of the United States of America; and

                    (z) such other criteria, if any, with respect to
               Additional Contracts as are specified in a Supplement;

          provided, that Contracts with respect to which any of the statements in clauses (c), (o) or (x) above are not true shall also be "Eligible Contracts" if the Seller shall have received confirmation from each Rating Agency that such fact will not result in a Ratings Effect.

               "Eligible Deposit Account" shall mean either (a) a segregated account with a Qualified Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its short-term credit rating categories which signifies investment grade.

               "Eligible Investments" with respect to any Distribution Date shall mean negotiable instruments or securities or other investments maturing on or before such Distribution Date (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) which, as of any date of determination, mature by their terms on or prior to the Distribution Date immediately following such date of determination and (c) which evidence:

                    (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

                   (ii)  demand deposits, time deposits or
               certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

                  (iii)  commercial paper, or other short term
               obligations, having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

                   (iv)  demand deposits, time deposits or
               certificates of deposit that are fully insured by the FDIC;

                    (v) notes that are payable on demand or bankers' acceptances issued by any depository institution or trust company referred to in (ii) above;

                   (vi) investments in money market funds having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency or whose portfolio is limited to the investments described in clause (i) of this definition;

                  (vii) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Trust's investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;

                 (viii)  Eligible Repurchase Obligations; and

                   (ix) any negotiable instruments or securities or other investments in which the investment by the Trust therein has been approved in writing by the Rating
               Agency.

               "Eligible Repurchase Obligations" shall mean repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b)(ii) of the definition of Eligible Investments.

               "Eligible Secondary Contract" shall mean each Secondary
          Contract

                      (i) that satisfies all the criteria set forth in the definition of "Eligible Contract" except clauses
               (b), (h) (with respect to ownership by the Financing Originator of the Contract) and (w) thereof, and except that the term "Obligor" shall mean "End-User" in all such criteria;

                     (ii) with respect to which Secondary Contract and the proceeds thereof the Financing Originator has a duly perfected first priority lien; and

                    (iii) the transfer of the Financing Originator's security interest with respect to which has created a valid first priority Lien in such Secondary Contract and the proceeds thereof in favor of the Seller which has been duly perfected.

               "End-User" shall mean any party that uses the Financed Item pursuant to an End-User Contract.

               "End-User Contract" shall mean any CSA, Secured or Unsecured Note, Lease, IPA, or other Financing Agreement covering Financed Items originated or purchased by either of the Financing Originators.

               "Equipment" means the tangible assets (including information technology equipment, communications equipment, commercial equipment, industrial equipment, transportation equipment, construction equipment, forestry equipment or other equipment) financed or leased by an Obligor pursuant to a Contract and/or, unless the context otherwise requires, a security interest in such assets.

               "Event of Default" shall have, with respect to each Series, the meaning specified in Section 9.1.

               "Excess Concentration Amount" means, at any date of determination, an amount equal to the sum of (i) the Discounted Contract Balances of all Excess Contracts in the Trust, together with accrued interest thereon through such date of determination at the weighted average of the Series Discount Rates and (ii) the outstanding principal amount of any Servicer Advances with respect thereto.

               "Excess Contract", as of any date of determination, means each Contract selected by the Servicer at such time as there shall be a breach of any of the representations and warranties set forth in Section 2.5(c), the removal of which pursuant to Section 2.5(e) shall remedy such breach.

               "Excess Spread Amount" for the Class A Notes and Class B Notes of a Series means, such portion of the Series Available Amount available to pay the Class C Noteholders of such Series which is specified in the Supplement related to such Series of Notes. The Excess Spread Amount for the Class C Notes of a Series shall be an amount equal to the portion of the Series Available Amount, if any, remaining after payment of the Excess Spread Amount for the Class A Notes and Class B Notes of such Series. The Excess Spread Amount specified for any Series of Class A Notes, Class B Notes and Class C Notes may increase or decrease from time to time in connection with the issuance of additional Series depending upon the amount, if any, of the "Excess Spread Amount" deductible from the Series Available Amount available to pay the Class C Noteholders of such additional Series.

               "Excluded Amounts" means (i) any collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contract Pool or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any Governmental Authority,
          (ii) any collections representing reimbursements of insurance premiums or payments for services that were not financed by the Financing Originator and (iii) any proceeds from the sale or other disposition of Equipment in excess of the difference between (x) the Discounted Contract Balance of the related Contract as of the applicable Cutoff Date, over (y) the present value as of the applicable Cutoff Date of all amounts actually received by the Trust in respect of such Contract, discounted monthly at the applicable Series Discount Rate.

               "Existing Contracts" means the Contracts purchased by the Seller under the Original Purchase Agreement and owned by the Seller on the First Closing Date.

               "Expired Lease" means any Lease that has terminated other than on its scheduled expiration date.

               "Expired Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Lease (net of Liquidation
          Expenses).

               "FDIC" shall mean the Federal Deposit Insurance
          Corporation, or any successor thereto.

               "Filing Locations" is a collective reference to the UCC Filing Locations and the Canadian Filing Location.

               "Final Trust Termination Date" shall mean December 31, 2015.

               "Financed Items" shall mean Equipment, Software,
          Services and other property and services that are permitted to be financed under Contracts in accordance with the Credit Guidelines.

               "Financing Agreement" shall mean each financing agreement covering Financed Items other than a CSA, a Secured or Unsecured Note, a Lease or an IPA.

               "Financing Originator" shall mean any of Newcourt Financial USA Inc., a Delaware corporation, Newcourt Transportation USA Inc., a Delaware corporation, or any other direct or indirect wholly owned subsidiary of Newcourt Credit Group USA Inc., a Delaware corporation, which subsidiary is incorporated under the laws of the United States or of any state thereof and principally engaged in the financing business within the United States that is specified in a Supplement.

               "First Closing Date" shall mean the Closing Date specified in the Supplement executed in connection with the first issuance of Notes.

               "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guaranteed Residual Investment" shall mean each Residual Investment that is made in the form of a full recourse loan to the Vendor, repayable by the Vendor at the expiration or termination of the related Contract, together with interest thereon, and secured by a security interest in the Equipment covered by the Contract.

               "Hedged Contract" shall mean on any date of determination each Contract in the Contract Pool that is the subject of an Interest Rate Hedge on such date of determination.

               "Hedging Counterparty" shall mean any Person that provides an Interest Rate Hedge as provided in subsection 4.4(a) or if any Replacement Interest Rate Hedge or Qualified Substitute Arrangement is obtained pursuant to subsection 4.4(b), any obligor with respect to such Replacement Interest Rate Hedge or Qualified Substitute Arrangement.

               "Highest Required Investment Category" shall mean (i) with respect to ratings assigned by Standard & Poor's, A-1+ for short-term instruments and AAA for long-term instruments and (ii) with respect to ratings assigned by Moody's, A-2 or P-1 for one month instruments, A-1 or P-1 for three month instruments, AA3 or P-1 for six month instruments and AAA or P-1 for instruments with a term in excess of six months.

               "Indebtedness" shall mean, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument,
          (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

               "Indenture Event of Default" under any Indenture shall have the meaning assigned thereto in such Indenture.

               "Indenture Trustee" shall mean an indenture trustee under an indenture pursuant to which the Class A Notes of any outstanding Series have been issued.

               "Indentures" is a collective reference to each indenture under which the Class A Notes of any Series are issued.

               "Ineligible Contract" shall have the meaning specified in subsection 2.5(e).

               "Initial Principal Amount" shall mean the initial principal payable in respect of the Notes of any Class of any Series pursuant to Article IV as set forth in the Supplement related to such Series.

               "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

               "Insolvency Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally including without limitation with respect to the Servicer, all similar laws of Canada.

               "Instrument" shall mean a Contract which is evidenced by an "instrument" (as defined in Article 9 of the UCC), other than an instrument which constitutes part of chattel paper

               "Insurance Policy" means, with respect to any Contract, an insurance policy covering physical damage to or loss of the related Equipment.

               "Insurance Proceeds" means, depending on the context, any amounts payable or any payments made, to the Servicer under any Insurance Policy.

               "Interest Rate" shall mean with respect to any Series of Notes (or, for any Series with more than one Class, for each Class of such Series), the rate (or formula on the basis of which such rate shall be determined) per annum stated for such Series in the related Supplement, which rate shall be calculated in each case on the basis set forth in the related Supplement.

               "Interest Rate Hedge" shall mean any interest rate hedge agreement executed and delivered pursuant to Section 4.4(a), in each case as supplemented from time to time between the Issuer Trustee and the relevant Hedging Counterparty, or any Replacement Interest Rate Hedge or Qualified Substitute Arrangement.

               "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "Investment Earnings" shall mean any earnings (net of losses and investment expenses) on funds in the Collection Account and the Reserve Account, which earnings shall be paid to Newcourt as provided in Sections 4.3(d) and 4.3(e).

               "IPA" shall mean each installment payment agreement, including as applicable, schedules, subschedules, supplements and amendments to a software license agreement, pursuant to which the Originator financed the purchase or acquisition of specified assets by an Obligor for specified monthly, quarterly or semiannual payments.

               "Issuer Trustee" shall mean the institution executing this Agreement as Issuer Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

               "Lease" shall mean each agreement, including, both operating and financing agreements, and, as applicable, schedules, subschedules, supplements and amendments to a master lease, pursuant to which the Originator, as lessor, leases specified assets to a Lessee at a specified monthly, quarterly or semiannual rental.

               "Lessee" means, with respect to any Lease, the Obligor with respect to such Lease.

               "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

               "Liquidation Expenses" means, with respect to any Contract, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of internal counsel, in each case in accordance with the Servicer's customary procedures in connection with the repossession, refurbishing and disposition of any related Equipment upon or after the expiration or earlier termination of such Contract and other out-of-pocket costs related to the liquidation of any such Equipment, including the attempted collection of any amount owing pursuant to such Contract if it is a Defaulted Contract.

               "Liquidation Proceeds" means, with respect to a Defaulted Contract, proceeds from the sale, lease or re-lease of the Equipment, proceeds of the related Insurance Policy and any other recoveries with respect to such Defaulted Contract and the related Equipment, net of Liquidation Expenses and amounts, if any, so received that are required to be refunded to the Obligor on such Contract.

               "Lockbox" shall mean the post office boxes listed on
          Schedule 2 to which the Obligors are instructed to remit payments on the Contracts included in the Contract Pool and/or such other post office boxes as may be established from time to time.

               "Lockbox Account" shall mean the intervening account used by a Lockbox Processor for deposit of funds received in a Lockbox prior to their transfer to the Collection Account.

               "Lockbox Processor" shall mean the depositary institution or processing company (which may be the Collateral Agent) which processes payments on the Contracts sent by the Obligors thereon forwarded to a Lockbox.

               "Maturity Date" shall mean, with respect to any Series, the date, if any, specified as such in the related
          Supplement.

               "Minimum Deposit" shall mean, with respect to any Series, an amount equal to the lesser of (x) 1% of the Series ADCB for such Series and (y) the amount by which amounts then on deposit therein are less than the Minimum Reserve Balance.

               "Minimum Reserve Balance" shall have the meaning specified in Section 4.3(d)(iv)(D).

               "Monthly Report" shall have the meaning specified in
          Section 3.10.

               "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

               "Net Pool Balance" shall have the meaning specified in
          Section 6.2(b)(x).

               "New Issuance" shall have the meaning specified in
          Section 6.2.

               "Newcourt Advance" shall have the meaning specified in
          Section 6.2(b)(xii).

               "Non-Transferrable Notes" shall have the meaning specified in Section 6.1.

               "Note" shall mean any one of the notes of any Series executed and authenticated in accordance with the Note
          Documents for such Series.

               "Note Agreements" shall be a collective reference to each Supplement under which a Series of Subordinated Notes has been issued and is outstanding.

               "Note Documents" for any Series of Notes, is a collective reference to (i) with respect to the Class A Notes of such Series, the Applicable Indenture for such Class A Notes, (ii) with respect to the Class B Notes of such Series, the Note Agreement for such Class B Notes and
          (iii) with respect to the Class C Notes, if any, of such Series, the Note Agreement for such Class C Notes.

               "Noteholder" or "Holder" shall mean the Person in whose name a Note is registered in the Note Register.

               "Note Owner" shall mean, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), and in any event the Person who is the beneficial owner of a Note.

               "Note Payment Account" for a Class of Notes shall mean the account or accounts specified in any of the Note
          Documents related to such Notes, into which deposits hereunder are to be made for payment to the Owners of such Notes.

               "Note Register" shall mean (i) for any Class A Note, the note register maintained in accordance with the Applicable Indenture and (ii) for any Subordinated Note, the note register maintained in accordance with the Note
          Agreement pursuant to which such Subordinated Note was issued.

               "Notice of Default" shall mean a written notice from a Holder of a Subordinated Note or the Applicable Indenture Trustee on behalf of the Holders of Class A Notes of any Series specifying the percentage of the Principal Amount of Notes of such Holder or Class desiring to declare an "Event of Default" under the Pooling Agreement.

               "Obligor" shall mean, with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof.

               "Officer's Certificate" shall mean a certificate signed by any officer of Seller or the Servicer and delivered to the Issuer Trustee or the Collateral Agent, as the case may be.

               "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel (including internal counsel) for Seller or the Servicer and who shall be reasonably acceptable to the Issuer Trustee or the Collateral Agent, as the case may be.

               "Original Contract" shall mean each Contract identified by account number and Contract Balance in a computer file or list delivered to the Issuer Trustee by the Seller on or prior to the First Closing Date pursuant to Section 2.1.

               "Original Purchase Agreement" means the Purchase Agreement dated as of December 28, 1995, as amended and restated prior to the First Closing Date, between Newcourt Financial USA Inc. and the Seller, as further amended from time to time.

               "Originator" shall mean, with respect to each Contract, the party that is the original lessor or financing party thereunder.

               "Partnership Notes" shall mean each Class of Notes that does not have the benefit of an opinion to the effect that such Notes will be treated as debt for federal income tax purposes.

               "Permitted Liens" shall mean (a) with respect to Contracts in the Contract Pool:

               (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (ii) Liens in favor of the Seller created pursuant to a Purchase Agreement and transferred to the Trust pursuant hereto,
               (iii) Liens in favor of the Issuer Trustee created pursuant to this Agreement and (iv) Liens in favor of the Collateral Agent created pursuant to this Agreement;

          and (b) with respect to the related Equipment:

               (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (iii) Liens in favor of the Seller created pursuant to a Purchase Agreement and transferred to the Issuer Trustee pursuant hereto, (iv) Liens in favor of the Trust created pursuant to this Agreement; (v) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vi) Subordinated Residual Investments, (vii) with respect to Equipment which is the subject of a Lease under which Sun Data is the lessor, Liens in favor of SouthTrust Bank of Alabama which are subordinated to the interest of the Trust in such Equipment, (viii) other subordinated liens which are subordinated to the prior payment of the Notes on terms described herein and (ix) Liens granted by the End-Users which are subordinated to the interest of the Trust in such Equipment.

               "Permitted Transaction" shall mean any transaction or series of related transactions pursuant to which the Seller finances an interest in the Trust Assets pursuant to the transfer of a Note or otherwise and (i) as to which the Rating Agency Condition is satisfied and (ii) which in the reasonable judgment of the Seller as evidenced by an Officer's Certificate delivered to the Collateral Agent, each Indenture Trustee and each Rating Agency, could not reasonably be expected to have a material adverse effect on the interests of the Noteholders.

               "Permitted Vendor Percentage" shall mean, with respect to any Vendor, the percentage equivalent of a fraction, the numerator of which is the ADCB of all Contracts in the Contract Pool in which a security interest only has been transferred to the Seller, which security interest only was transferred to the Seller and the denominator of which is the ADCB of all Contracts in the Contract Pool, which percentage equivalent shall not cause a Ratings Effect with respect to any Series of Class A Notes.

               "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

               "Placement Agency Agreement" shall be a collective reference to each placement agency agreement under which Subordinated Notes are issued.

               "Prepaid Contract" shall mean any Contract that has terminated or been prepaid in full prior to its scheduled expiration date (including because of a Casualty Loss), other than a Defaulted Contract.

               "Prepayment Amount" shall have the meaning specified in
          Section 3.2(b).

               "Prepayments" shall mean any and all partial and full prepayments on a Contract (including, with respect to any Contract and any Collection Period, any Scheduled Payment (or portion thereof) which is due in a subsequent Collection Period which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date and which will be applied to such Scheduled Payment on such due date, and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Prepaid Contract, net of Liquidation Expenses), Liquidation Proceeds, amounts received in respect of Transfer Deposit Amounts and payments upon an optional termination of the Trust.

               "Principal Amount" shall mean, with respect to a Class of Notes, the aggregate Initial Principal Amount thereof reduced by (i) the aggregate amount of any distributions applied in reduction of such principal amount and (ii) the aggregate amount of any distributions then on deposit in the Note Payment Account, if any, for such Class of Notes established in accordance with the Applicable Indenture or the related Note Documents and to be applied in reduction of such principal amount in accordance with such Applicable Indenture or the related Note Documents.

               "Program Agreement" shall mean each vendor finance program agreement pursuant to which End-User Contracts originated by a Vendor are assigned or pledged to a Financing Originator.

               "Publication Date" shall have the meaning specified in
          Section 9.2(a).

               "Purchase Agreements" is a collective reference to the Original Purchase Agreement and the Subsequent Purchase
          Agreements.

               "Qualified Institution" shall have the meaning specified in Section 4.2(a).

               "Qualified Substitute Arrangement" shall have the meaning specified in Section 4.4(b).

               "Rating Agency" shall mean, with respect to each Series, the rating agency or agencies, if any, selected by the Seller from Moody's or Standard & Poor's and designated as a "Rating Agency" in the related Supplement, and, with respect to Eligible Investments, unless the context otherwise requires, each of Moody's and Standard & Poor's.

               "Rating Agency Condition" shall mean, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each Rating Agency shall have notified the Seller and the Issuer Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

               "Ratings Effect" shall mean, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which a Rating Agency has previously issued a rating as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

               "Record Date" shall mean with respect to any Series, any date specified as such in the applicable Supplement.

               "Recoveries" shall mean any and all recoveries on account of a Defaulted Contract, including, without limitation, any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of repossessed Equipment or other property, Insurance Proceeds, amounts representing late fees and penalties and amounts received pursuant to a Program Agreement (including, without limitation, amounts received from any "ultimate net loss pool" that may have been created under such Program Agreement), but in each case net of Liquidation Expenses.

               "Released Amounts" means, with respect to any payment or collection received with respect to any Receivable on any Business Day (whether such payment or collection is received by the Servicer, the Issuer Trustee or the Seller), an amount equal to that portion of such payment or collection constituting Excluded Amounts.

               "Replacement Interest Rate Hedge" shall mean any interest rate swap or cap having substantially the same terms and conditions as the Interest Rate Hedge and otherwise satisfying the conditions set forth in Section 4.4.

               "Request for Instrument Release" shall have the meaning specified in Section 2.3(h).

               "Required Holders" shall have, for any Series, the meaning specified in the related Supplement.

               "Required Percentage of Holders" shall mean (i) prior to the payment in full of the principal amount of and accrued interest on the Class A Notes of all Series, Class A Noteholders holding Class A Notes evidencing more than 50% of the Aggregate Principal Amount of Class A Notes of all Series then outstanding or Indenture Trustees on behalf of such percentage of Class A Noteholders, (ii) from and after the payment in full of the principal amount of and accrued interest on the Class A Notes of all Series, Class B Noteholders holding Class B Notes evidencing more than 50% of the Aggregate Principal Amount of the Class B Notes of all Series outstanding and (iii) from and after the payment in full of the principal amount of and accrued interest on the Class A Notes and Class B Notes of all Series, Class C Noteholders holding Class C Notes evidencing more than 50% of the Aggregate Principal Amount of the Class C Notes of all Series outstanding.

               "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

               "Reserve Account" shall have the meaning specified in
          Section 4.2(b).

               "Reserve Account Allocation Amount" shall mean, with respect to each Series in respect of which a draw on the Reserve Account is required to be made on a Distribution Date, an amount equal to the product of (i) all amounts on deposit in the Reserve Account on such Distribution Date and
          (ii) a fraction, the numerator of which is the Series ADCB of such Series and the denominator of which is the sum of the Series ADCB of each Series in respect of which a draw on the Reserve Account is required to be made on such Distribution Date.

               "Residual Investment" shall mean, with respect to certain Leases, any funds that a Financing Originator or third party residual investor shall have advanced against all or any portion of the anticipated residual value of the leased Equipment upon the expiration of such Lease in accordance with its terms, and in excess of the discounted present value of the rental payments due under such Lease.

               "Responsible Officer" shall mean any officer of the Issuer Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. The term "Responsible Officer", when used herein with respect to any Person other than the Issuer Trustee, means an officer or employee of such Person corresponding to any officer or employee described in the preceding sentence.

               "Restricting Event" shall mean, with respect to any Series, any of the following events and any other events specified as such in the related Supplement:

                    (a) As of any Distribution Date, the weighted average ADCB of all Contracts in respect of which, during the three preceding Collection Periods, a Scheduled Payment is more than 60 days past due exceeds 2.0% of the weighted average ADCB of the Contract Pool during such three Collection Periods; or

                    (b)  As of any Distribution Date, the product of
               (i) two multiplied by (ii) the difference between (x) the ADCB of the sum of (A) all Contracts which were charged-off by the Servicer as uncollectible in accordance with its usual and customary practices during the six preceding Collection Periods (whether or not such Contract was a Defaulted Contract) and (B) all Contracts under which the related Obligor was the subject of an Insolvency Event during such six Collection Periods (Contracts which were the subject of an event described in clause (A) or (B) being referred to collectively as "Charge-Offs") and (y) Recoveries received during such six Collection Periods on account of Charge-Offs, exceeds 1% of the weighted average ADCB of all Contracts in the Contract Pool during such six Collection Periods; or

                    (c) As of any Distribution Date, after giving effect to the allocations to be made on such date, the sum of the following for any Series: (i) the applicable Series Allocation Percentage of amounts on deposit in the Reserve Account plus (ii) the difference between the Series ADCB for such Series of the Contract Pool and the Aggregate Principal Amount of Class A Notes of such Series is less than, for such Series, the amount specified in the related Supplement as the "Minimum Amount"; or

                    (d) Any other Restricting Event specified in any Supplement.

               "Retransfer Date" shall have the meaning specified in subsection 2.5(f).

               "Scheduled Payment" means, with respect to any Contract, the monthly or quarterly or semi-annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cut Off Date; it being understood that (i) Scheduled Payments do not include any Excluded Amounts and (ii) the interest component of rent or financing payments scheduled to be made under a Contract which has been hedged pursuant to an Interest Rate Hedge shall be the amount payable under the Interest Rate Hedge for such Contract for the term of such Interest Rate Hedge.

               "Secondary Contract" shall mean, with respect to a Vendor Note, each End-User Contract securing such Vendor Note.

               "Secured or Unsecured Note" shall mean each promissory note with or without a related security interest, pursuant to which the purchase of specified assets by a Obligor is financed for specified monthly, quarterly or semiannual payments.

               "Secured Parties" shall mean the Collateral Agent, the Indenture Trustees, the Noteholders of each Series and each provider of Credit Enhancement from time to time identified as an additional Secured Party in a Supplement.

               "Seller" shall mean NRC, or any successor thereto.

               "Series" shall mean any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

               "Series ADCB" for a Series of Notes as of any date of determination means the sum of (1) the present value (discounted monthly at the applicable Series Discount Rate) of the product of (x) the applicable Series Allocation Percentage and (y) the Adjusted Scheduled Payments and (2) the product of (x) the applicable Series Allocation Percentage and (y) all Scheduled Payments due and payable after the applicable Cut Off Date and prior to such date of determination under such Contracts that have not been received by the Servicer.

               "Series Allocation Percentage" shall mean, with respect to any allocation or payment and any particular Series, the percentage equivalent of a fraction, the numerator of which is the sum of the Series Expected Cash Flow and the Series Arrearage and the denominator of which is the sum of (i) the aggregate of the Series Expected Cash Flows for all Series of Notes then outstanding and (ii) the aggregate of the Series Arrearages for all Series of Notes then outstanding, in each case without giving effect to any limitation based on insufficient available funds.

               "Series Arrearage" shall mean, with respect to a particular Series, for any Distribution Date, the amount by which on the previous Distribution Date, the principal of and interest on the Class A Notes and Class B Notes of such Series were not paid in accordance with the allocations set forth herein.

               "Series Available Amount" means, with respect to any Series as of any Distribution Date, the product of (i) the applicable Series Allocation Percentage and (ii) the Available Amounts remaining to be allocated after payment of amounts set forth in subsection 4.3(d)(i) through (iii).

               "Series Discount Rate" shall mean, with respect to a Series at any date of determination, the sum of (1) the weighted average of the Class A Interest Rate and the Subordinated Note Rate applicable to the Notes issued in connection with such Series and (2) the Servicing Fee Percentage.

               "Series Enhancement" shall have for any Series the meaning specified in the related Supplement.

               "Series Expected Cash Flow" shall mean, for any Distribution Date, (i) with respect to the first Series of Notes, the aggregate amount of the Adjusted Scheduled Payments scheduled to be made during the Collection Period immediately preceding such Distribution Date (and any other Scheduled Payments due and payable after the applicable Cut Off Date and prior to the last day of such Collection Period that have not been received by the Servicer prior to the last day of the second Collection Period immediately preceding such Distribution Date) under the terms of all Original Contracts in the Contract Pool as of the last day of the Collection Period immediately preceding such Distribution Date and (ii) with respect to each other Series of Notes, the aggregate amount of the Adjusted Scheduled Payments scheduled to be made during the Collection Period immediately preceding such Distribution Date (and any other Scheduled Payments due and payable after the applicable Cut Off Date and prior to the last day of such Collection Period that have not been received by the Servicer prior to the last day of the second Collection Period immediately preceding such Distribution Date) under the terms of the Additional Contracts sold to the Trust in connection with the issuance of such Series and in the Contract Pool as of the last day of the Collection Period immediately preceding such Distribution Date.

               "Servicer" shall mean initially Newcourt and its permitted successors and assigns, and thereafter any Person appointed as successor as herein provided to service the Trust Assets.

               "Servicer Advance" means an advance of Scheduled
          Payments made by the Servicer pursuant to Section 3.3.

               "Servicer Default" shall have the meaning specified in
          Section 10.1.

               "Services" shall mean, in connection with the financing of Software by an Originator, the support and consulting services related to such Software the procurement of which was also financed by such Originator pursuant to a Contract.

               "Servicing Fee" shall have the meaning specified in
          Section 3.8.

               "Servicing Fee Percentage" shall mean .60%.

               "Software" shall mean the computer software programs financed or leased by an Obligor pursuant to a Contract.

               "Solvent" shall mean, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Standard & Poor's" shall mean Standard & Poor's
          Ratings Services, a division of McGraw Hill, Inc., or any successor thereto.

               "Subordinated Noteholder" shall mean a Holder of a Subordinated Note.

               "Subordinated Note Rate" shall mean, for a Series, the rate that is equivalent to the pre-tax yield of 800 basis points over the yield of the U.S. Treasury security having a maturity nearest to the weighted average life of the Class A Notes of such Series. The Subordinated Note Rate for a Series shall be specified in the related Supplement.

               "Subordinated Notes" shall be the collective reference to the Class B Notes and Class C Notes of each Series.

               "Subordinated Residual Interest" shall mean, with respect to a Residual Investment (other than a Guaranteed Residual Investment), a security interest in the subject Equipment to secure such Residual Investment, which security interest is subordinated to the Lien on such item of Equipment securing the payment of the related Contract.

               "Subsequent Purchase Agreement" shall mean a Purchase Agreement among the Seller and one or both of the Financing Originators, as amended from time to time, pursuant to which Contracts (including Original Contracts) other than Existing Contracts will be acquired by the Seller.

               "Successor Servicer" shall have the meaning specified in Section 10.2.

               "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of
          Section 6.2(c), executed by the parties hereto and the applicable Indenture Trustee in conjunction with the issuance of any Series (or, in the case of the issuance of Notes on the First Closing Date, the supplement executed in connection with such issuance).

               "Targetted Holders" shall mean each holder of a right to receive interest or principal with respect to a Partnership Note, including any holder of a right to receive any amount in respect of the Non-Transferable Notes.

               "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (i) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (ii) such action will not effect the tax characterization as debt of Notes of any outstanding Series or Class issued by the Trust for which an Opinion of Counsel has been provided that such Notes are debt.

               "Termination Account" shall have the meaning specified in Section 13.2(c).

               "Termination Notice" shall have the meaning specified in Section 10.1.

               "Transfer" shall have the meaning specified in Section 6.1.

               "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

               "Transfer Deposit Amount" shall mean, with respect to each Ineligible Contract or Excess Contract, on any date of determination, the sum of the Discounted Contract Balance of such Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Series Discount Rate of the Series to which such Ineligible Contract or Excess Contract relates at the time such Ineligible Contract or Excess Contract was transferred to the Trust) and any outstanding Servicer Advances thereon.

               "Transfer Event" shall have the meaning specified in subsection 9.1(f).

               "Transferred Assets" shall mean all right, title and interest of the transferring party in, to and under the following:

               "Transaction Agreements" shall mean a collective reference to this Agreement and the Supplements, the Subsequent Purchase Agreements, the Note Documents and the Indentures.

                    (i)  the Original Contracts and Additional
     Contracts, and all monies due or to become due in payment of such Contracts on and after the related Cut Off Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the related Cut Off Date and any Excluded Amounts;

                   (ii) the Equipment related to such Contracts and, in the case of any Vendor Note, related Applicable
               Security including all proceeds from any sale or other disposition of such Equipment;

                  (iii)  the Contract Files;

                   (iv) all payments made or to be made in the future with respect to such Contracts or the Obligor thereunder under any Program Agreements or Vendor Agreements with the related Financing Originator and under any guarantee or similar credit enhancement with respect to such Contracts;

                    (v) all Insurance Proceeds with respect to each such Contract;

                   (vi) Each Purchase Agreement, including, without limitation, the obligation of each Financing Originator party thereto to repurchase Contracts under certain circumstances as specified therein;

                  (vii)  each Assignment; and

                 (viii)  all income and proceeds of the foregoing;

          ; provided, that Transferred Assets shall not include any Residual Investment other than a Guaranteed Residual
          Investment.

               "Trust" shall mean the trust created by this Agreement and known as the "Newcourt Receivables Asset Trust", a business trust established pursuant to the Business Trust Statute.

               "Trust Assets" shall have the meaning specified in
          Section 2.1.

               "Trust Termination Date" shall have the meaning specified in subsection 13.1.

               "Trustee Incumbency Certificate" shall have the meaning specified in Section 1.7.

               "Trustee Representatives" shall have the meaning specified in Section 1.7.

               "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the Lien of the Trust in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               "UCC Filing Locations" means the States of California, Delaware and each State in which a Vendor is located (as defined in the UCC in such State).

               "Unreimbursed Servicer Advances" means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Sections 4.3(c), (d) or (e) and which the Servicer has determined in its sole discretion will not be recoverable from Collections with respect to the related Contract.

               "Vendor" shall mean, with respect to a Contract, the equipment manufacturer, dealer or distributor, or software licensor or distributor, or other Person that provided financing under such Contract in connection with the acquisition or use by an End-User of such party's Equipment, Software, Services or other products.

               "Vendor Agreements" shall mean the collective reference to Vendor Assignments and Program Agreements.

               "Vendor Assignment" shall mean each assignment agreement pursuant to which an individual End-User Contract originated by a Vendor is assigned or pledged to a Financing Originator.

               "Vendor Note" shall mean limited recourse promissory notes payable by Vendors and secured by the Vendor's interest in Secondary Contracts and by the Equipment, if any, related thereto.

               Section 1.2  Other Definitional Provisions.

               (a) All terms defined in this Agreement or in any Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

               (b) As used in this Agreement or in any Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meaning of such terms under generally accepted accounting principles, the definitions contained herein shall control.

               (c) The agreements, representations and warranties of Newcourt in this Agreement and in any Supplement in its capacity as Servicer shall be deemed to be the agreements, representations and warranties of Newcourt solely in its capacity as Servicer for so long as it acts in such capacity under this Agreement.

               (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or any Supplement shall refer to this Agreement or any Supplement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

               SECTION 1.3  Compliance Certificates and Opinions.
     Upon any application or request by an Indenture Trustee, the Seller or the Servicer to the Collateral Agent or by an Indenture Trustee or the Collateral Agent to the Issuer Trustee to take or refrain from taking any action under any provision of this Agreement, the requesting Person shall furnish to the Collateral Agent or the Issuer Trustee, as the case may be, a certificate stating that, in the opinion of the signer(s), all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with except that, in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Agreement, no additional certificate need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                 (i) a statement that each Person making such certificate or opinion has read such covenant or condition and the definitions in this Agreement relating thereto;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him or her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

               Any certificate, statement or opinion of an officer of a Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Person knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of a Person, upon the certificate, statement or opinion of or representations by an officer or officers of such Person, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate, statement or opinion of an officer of a Person or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by such Person or the Seller on behalf of such Person, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               SECTION 1.4 Form of Documents Delivered to Collateral Agent or Issuer Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

               SECTION 1.5 Acts of Indenture Trustees. (a) Any direction, consent, waiver or other action provided by this Agreement to be given or taken by the Indenture Trustees, or any of them, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Indenture Trustee(s) in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Collateral Agent and, where it is hereby expressly required pursuant to this Agreement, to the Issuer Trustee, the Servicer or the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Indenture Trustee(s) signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Collateral Agent, the Issuer Trustee, the Servicer and the Seller, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (i) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or (ii) by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Collateral Agent deems sufficient.

               SECTION 1.6 Acts of Noteholders. (a) The Collateral Agent recognizes and agrees that in lieu of the Indenture Trustees, certain notices and demands hereunder may be delivered by a specified percentage of Noteholders of a Class. Any such notice delivered by one or more Noteholders of any Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Collateral Agent and, where it is hereby expressly required pursuant to this Agreement, to the Issuer Trustee, the Servicer or the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Collateral Agent, the Issuer Trustee, the Servicer and the Seller, if made in the manner provided in this Section 1.6.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (i) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or (ii) by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Collateral Agent deems sufficient.

               (c) In determining whether a specified percentage of Noteholders have given a direction, Notes owned by the Seller, the Servicer, the Issuer Trustee, or any Affiliate of any thereof, shall be disregarded and deemed not to be outstanding for purposes of any such determination; provided that, for the purposes of this Section 1.6(c), the Issuer Trustee, acting in its individual capacity, shall not be deemed an Affiliate of the Seller. In determining whether the Collateral Agent shall be protected in relying upon any direction delivered by the Noteholders of any Class, only Notes which the Collateral Agent knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any Class, such Class of Notes shall not be so disregarded as aforesaid, and (ii) if any amount of such Class of Notes so owned by any such Person have been pledged in good faith, such Class of Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Collateral Agent the pledgee's right so to act with respect to such Notes and that the pledgee is not the Seller, the Servicer, the Issuer Trustee or any Affiliate of any thereof.

               SECTION 1.7 Designated Representatives. With the delivery of the related Supplement, the Indenture Trustee party thereto shall furnish to the Collateral Agent and the Issuer Trustee, and from time to time thereafter may furnish to the Collateral Agent and the Issuer Trustee at its discretion or upon the Collateral Agent's or the Issuer Trustee's request (which request shall not be made more than one time in any twelve-month period), a certificate (a "Trustee Incumbency Certificate") of the Secretary or an Assistant Secretary of such Indenture Trustee certifying as to the incumbency and specimen signatures of the officers of such Indenture Trustee and the attorney-in-fact and agents of such Indenture Trustee ("Trustee Representatives") authorized to give written notices, demands and directions on behalf of such Indenture Trustee hereunder. Until the Collateral Agent and the Issuer Trustee receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

               SECTION 1.8 Controlling Party. Subject to the terms and conditions hereof, the Controlling Party shall have full right, power and authority to act, on its own behalf and on behalf of the Secured Parties which are not then acting as Controlling Party, with respect to the exercise of the remedies granted to the Controlling Party and the Collateral Agent hereunder, and the Controlling Party is authorized to direct the Collateral Agent in the exercise of, or to refrain from directing the Collateral Agent in the exercise of, the remedies granted to the Collateral Agent hereunder. The Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent; provided, however, that

               (a) such direction shall not be in conflict with any rule of law or with this Collateral Agreement and would not involve the Collateral Agent in personal liability or expense, and

               (b) the Collateral Agent may take any other action deemed proper by the Collateral Agent which is not inconsistent with such direction.

               SECTION 1.9 Business Day Certificate. On the date of execution and delivery of this Agreement (with respect to the remainder of calendar year 1996) and thereafter, within 15 days prior to the end of each calendar year while this Agreement remains in effect (with respect to the succeeding calendar years), the Seller shall deliver to the Issuer Trustee and Collateral Agent an Officers' Certificate specifying the days on which banking institutions in the City of Hartford, Connecticut and Toronto, Ontario, Canada are authorized or obligated by law or required by executive order to be closed.

                                 ARTICLE II

                CREATION OF TRUST; TRANSFER OF TRUST ASSETS

               Section 2.1  Creation of Trust; Transfer of Trust
     Assets.   (a)  The Trust shall be created upon the execution and
     delivery of this Agreement and the filing by the Issuer Trustee of an appropriately completed Certificate of Trust under the Business Trust Statute. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following:

               (i) to issue the Class A Notes pursuant to the Indentures, and the Class B Notes and Class C Notes pursuant to the applicable Supplement, and to sell the Notes in public or private offerings;

               (ii) with the proceeds of the sale of the Notes to acquire the Transferred Assets from the Seller;

               (iii)  to pay interest and principal on the Notes;

               (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Assets to the Collateral Agent;

               (v) to execute, deliver and perform its obligations under the Transaction Agreements to which it is to be a party; and

               (vi) to engage in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

               The Trust is hereby authorized to engage in the foregoing. The Trust shall not engaged in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Agreements to which it is a party.

               The Seller does hereby sell, transfer, assign and set over to the Trust all right, title and interest of the Seller in, to and under the Transferred Assets.

               Such property, together with all monies and investments on deposit excluding earnings on such investments, from time to time, in the Collection Account, the Reserve Account and each Termination Account shall constitute the corpus of the Trust (collectively, the "Trust Assets"). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Trust, the Issuer Trustee or any Noteholder of any obligation of the Seller, the Servicer or any other Person in connection with the Contracts in the Contract Pool or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors or insurers, or in connection with any Purchase Agreement. The parties hereto intend that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust.

               (b) In connection with such sale, transfer, assignment and set-over, the Seller agrees as follows:

               (i) Within 10 days following the First Closing Date, the Seller shall (x) record and file, at the Seller's expense, in each Filing Location, financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the Transferred Assets meeting the requirements of applicable law in each Filing Location and in such manner as is necessary to perfect (to the extent governed by the law of each Filing Location) the Lien of the Trust in the Transferred Assets and (y) cause file-stamped copies of such financing statements or continuation statements or other evidence of such filings (which may, for purposes of this Section 2.1(b), consist of telephone confirmations of such filings with the file-stamped copy to be provided to the Issuer Trustee as soon as practicable) to be delivered to the Issuer Trustee within 10 days following the First Closing Date, each applicable Addition Date and each date of filing of any continuation statements filed pursuant to this
          Section 2.1(b). Except as provided in subsection (ii) below, the Seller will not be required to deliver the Contract Files to the Issuer Trustee, but instead the Contract Files will be held by the Servicer in accordance with the provisions hereof.

               (ii) On or prior to the First Closing Date and each applicable Addition Date, the Seller shall deliver to the Issuer Trustee each Instrument included in the Transferred Assets transferred hereunder on such date, in order to perfect the Lien of the Trust in the Transferred Assets.

             (iii) The Seller shall, at its own expense, on or prior to (x) the First Closing Date in the case of the Original Contracts, and (y) the applicable Addition Date, in the case of Additional Contracts (A) indicate in its books and records, including the appropriate computer files relating to the Contracts, that such Contracts have been transferred to the Trust pursuant to this Agreement and stamp the related Contract Files or otherwise mark such Contracts with a legend to the effect that such Contracts have been transferred to the Trust pursuant hereto and (B) deliver to the Issuer Trustee a computer file or microfiche or written list containing a true and complete list of (x) all Contracts then being transferred to the Trust, identified by [contract] number and by the Discounted Contract Balance as of the related Cut Off Date and (y) all Instruments then being delivered to the Issuer Trustee, identified by account number. The file or list specified in clause (B)(x) above shall be marked as Schedule 1 to this Agreement and the file or list specified in clause (B)(y) above shall be marked as
          Schedule 4 to this Agreement and each such Schedule is hereby incorporated into and made a part of this Agreement.

              (iv) The Seller shall, at its own expense, on or prior to (x) the First Closing Date in the case of the Original Contracts, and (y) the applicable Addition Date, in the case of Additional Contracts, deliver to the Servicer the related Contract Files to be held by the Servicer, provided that, in the case of an Instrument, any related Contract File to be held by the Servicer shall include only copies of such Instruments.

               (v) With respect to any item of Equipment with respect to which title thereto or a security interest therein is required to be noted on a certificate of title or otherwise recorded, the Seller shall not be required to note the name of the Trust, the Collateral Agent or the Issuer Trustee on the certificate of title, provided, that to the extent financing or similar filings are required with respect to any item of related Equipment, the Seller shall be required to record such filings in the Filing Locations.

               (c) To the extent that the Seller retains or is deemed to retain any interest in the Transferred Assets or the related Equipment or any other property included in the Transferred Assets, the Seller hereby grants to the Trust, a first priority perfected security interest in all of the Transferred Assets to secure a loan in an amount equal to the unpaid principal amount of the Notes, the interest accruing thereon at the applicable Interest Rates and all of Seller's and the Servicer's other obligations hereunder, and agrees that this Agreement shall constitute a security agreement under applicable law.

               Section 2.2  Acceptance by Issuer Trustee.

               (a) The Issuer Trustee hereby acknowledges its acceptance, on behalf of the Trust, of the Trust Assets, and declares that it shall maintain such right, title and interest, upon the trust herein set forth in accordance with the terms of this Agreement. The Issuer Trustee further acknowledges that, prior to or contemporaneously with the execution and delivery of this Agreement, the Seller delivered to the Issuer Trustee the computer file or microfiche or written list with respect to the Original Contracts described in Section 2.1(b). On the First Closing Date, and on each applicable Addition Date, the Issuer Trustee shall execute and deliver to the Seller a receipt evidencing the Issuer Trustee's receipt of the Instruments listed on the Schedule 4 delivered hereunder on such date.

               (b) In connection with the sale, transfer and assignment of the Contracts and related Applicable Security to the Seller pursuant to the Purchase Agreements and to the Trust pursuant hereto, the Issuer Trustee hereby appoints the Servicer, and the Servicer accepts such appointment, to act as the custodian of the Contract Files.

               (c) The Issuer Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche or written lists delivered to the Issuer Trustee by the Seller pursuant to Sections 2.1 and 2.6, except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Noteholders, or to a Successor Servicer appointed pursuant to Section 10.2, any successor trustee appointed pursuant to Section 11.8, any co-trustee or separate trustee appointed pursuant to Section 11.10 or as mandated by any Requirement of Law applicable to the Issuer Trustee. The Issuer Trustee agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow Seller to inspect the Issuer Trustee's security and confidentiality arrangements from time to time during normal business hours.

               (d) The Issuer Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

               (e) Upon giving effect to the release of Released Amounts to the Trust pursuant to Section 2.3(k), the Trust shall release to the Seller from the Transferred Assets an amount equal to the Released Amounts immediately upon identification thereof, which release shall be automatic and shall require no further act by the Issuer Trustee, provided that the Issuer Trustee shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release of any Released Amounts, as may be reasonably requested by the Transferor. Upon such release of Released Amounts, such Released Amounts shall not constitute and shall not be included in the Transferred Assets.

               Section 2.3 Grant of Security Interest. (a) The Trust hereby grants to the Collateral Agent for the benefit of the Secured Parties a first priority perfected security interest in all of the Trust Assets to secure a loan in an amount equal to the unpaid principal amount of the Notes issued and to be issued from time to time under the Indentures and the related Supplement, the interest accruing thereon at the applicable Interest Rates, and agrees that this Agreement shall constitute a security agreement under applicable law.

               (b) Within 10 days following the First Closing Date, the Seller on behalf of the Trust shall record and file, at the Seller's expense, in each Filing Location, financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the Trust Assets meeting the requirements of applicable law in each Filing Location and in such manner as is necessary to perfect (to the extent governed by the law of each Filing Location) the Lien of the Collateral Agent in the Trust Assets, and shall cause file-stamped copies of such financing statements or continuation statements or other evidence of such filings (which may, for purposes of this Section 2.3, consist of telephone confirmations of such filings with the file-stamped copy to be provided to the Collateral Agent as soon as practicable) to the Collateral Agent within 10 days following the First Closing Date, each applicable Addition Date and each date of filing of any continuation statements filed pursuant to this Section 2.3. Except as provided below, the Issuer Trustee will not be required to deliver the Contract Files to the Collateral Agent but instead the Contract Files will be held by the Servicer as custodian for the Collateral Agent in accordance with the provisions hereof. In order to perfect the Lien of the Collateral Agent in the Transferred Assets, on the First Closing Date and on each applicable Addition Date, the Issuer Trustee, or the Seller for the account of the Issuer Trustee, shall deliver to the Collateral Agent each Instrument listed on the Schedule 4 delivered to the Issuer Trustee on such date.

               (c) The Seller shall, at its own expense, on or prior to (x) the First Closing Date in the case of the Original Contracts, and (y) the applicable Addition Date, in the case of Additional Contracts (A) indicate in its books and records, including the appropriate computer files relating to the Contracts, that a Lien on such Contracts has been transferred to the Collateral Agent pursuant to this Agreement and stamp the related Contract Files or otherwise mark such Contracts with a legend to the effect that such Lien has been transferred to the Collateral Agent pursuant hereto and (B) deliver to the Collateral Agent a computer file or microfiche or written list containing a true and complete list of (x) all Contracts then being transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the related Cut Off Date and (y) all Instruments then being delivered to the Issuer Trustee, identified by contract number. As provided in Section 2.1, the file or list specified in clause (B)(x) above shall be marked as Schedule 1 to this Agreement and the file or list specified in clause (B)(y) above shall be marked as Schedule 4 to this Agreement and each such Schedule is hereby incorporated into and made a part of this Agreement.

               (d) With respect to any item of Equipment with respect to which title thereto or a security interest therein is required to be noted on a certificate of title or otherwise recorded, the Seller shall not be required to note the name of the Collateral Agent on the certificate of title, provided, that to the extent financing or similar filings are required with respect to any item of related Equipment, the Seller shall be required to record such filings in the Filing Locations.

               (e) To the extent that the Seller retains or is deemed to retain any interest in the Contracts in the Contract Pool or the related Equipment or any other property included in the Trust Assets, the Seller hereby grants to the Collateral Agent, a first priority perfected security interest in all of the Trust Assets, and the Trust hereby assigns the Lien in its favor granted pursuant to Section 2.1(c), to secure, in each case, a loan in an amount equal to the unpaid principal amount of the Notes, the interest accruing thereon at the applicable Interest Rates and all of Seller's and the Servicer's other obligations hereunder, and agrees that this Agreement shall constitute a security agreement under applicable law.

               (f) The Collateral Agent hereby acknowledges that, pursuant to Section 2.3 (b), on the First Closing Date and on each applicable Addition Date and pursuant to this Agreement, the Collateral Agent will be given possession of the Instruments specified on the related Schedule 4 to this Agreement, a copy of which will be delivered to the Collateral Agent simultaneously with the delivery of the Instruments specified thereon. On and after the First Closing Date for so long as this Agreement shall remain in effect, the Collateral Agent shall hold the Instruments now and from time to time hereafter delivered to it in its sole custody or control as custodian, unless and until released from the Lien of the Collateral Agent and otherwise in accordance with this Agreement.

               (g) Upon delivery to the Collateral Agent of the Instruments, as specified in Section 2.3(b), the Collateral Agent shall review the same and verify that each Instrument identified on the related Schedule 4 has been delivered to the Collateral Agent and shall provide to the Issuer Trustee, a receipt indicating that all the Instruments listed on the related
     Schedule 4 have been delivered.

               (h)  Upon the purchase of any Instrument pursuant to
     Section 6.1.1, or Section 6.1.2 of the related Purchase Agreement, or upon the payment in full of any Instrument, which shall be evidenced by delivery from the Servicer to the Collateral Agent of the request for release in the form annexed hereto as Exhibit G ("Request for Instrument Release"), the Collateral Agent shall promptly release the Instrument specified in such request to the Servicer for the account of the Issuer Trustee and the Seller and the security interest in such Instrument granted by the Trust to the Collateral Agent pursuant to Section 2.3 and the security interest in such Instrument and the related Transferred Assets granted by the Seller to the Trust shall terminate without any further action by the Collateral Agent, the Issuer Trustee or the Seller. The Collateral Agent shall not deliver any Instrument to any Person unless the Collateral Agent shall have received a properly executed Request for Instrument Release of the Servicer and shall have received evidence of payment of the Instrument.

               (i) The Collateral Agent shall have and perform the other following duties with respect to the Instruments delivered to it hereunder:

                    (i) Safekeeping. To segregate the Instruments from all other instruments and similar documents in its possession, to identify the Instruments as being held and to hold the Instruments for and on behalf of the other Secured Parties. The Collateral Agent will promptly report to the Issuer Trustee any failure on its part to hold the Instruments delivered to it hereunder as herein provided and promptly take appropriate action to remedy any such failure.

                    (ii) Administration; Reports. In general, to attend to all non-discretionary details in connection with maintaining custody of the Instruments as may be expressly provided herein or as may be required or customary for a custodian of similar instruments.

               (j) The Collateral Agent shall permit the Issuer Trustee or the Servicer on its behalf and its duly authorized agents, attorneys or auditors, upon reasonable prior notice, to inspect the Instruments delivered to it hereunder at such reasonable times as they may reasonably request.

               (k) The Collateral Agent hereby agrees to release to the Trust from the Transferred Assets an amount equal to the Released Amounts immediately upon identification thereof, which release shall be automatic and shall require no further act by the Collateral Agent, provided that the Collateral Agent shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release of any Released Amounts, as may be reasonably requested by the Issuer Trustee.

               Section 2.4 Representations and Warranties of Seller Relating to Seller. The Seller hereby represents and warrants as of the First Closing Date and on each Addition Date that:

               (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each Purchase Agreement and to direct the Issuer Trustee to execute and deliver the Notes.

               (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations hereunder.

               (c) Due Authorization. The execution and delivery of this Agreement and each Purchase Agreement and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

               (d) No Conflict. The execution and delivery of this Agreement and each Purchase Agreement, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its property is bound.

               (e) No Violation. The execution and delivery of this Agreement and each Purchase Agreement, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Seller.

               (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Purchase Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, any Purchase Agreement or the Notes, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any Purchase Agreement or (iv) seeking to impose income taxes on the Trust.

               (g)  All Consents Required.  All approvals,
          authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Agreement, and the Notes, the performance of the transactions contemplated by this Agreement, and the fulfillment of or terms hereof, have been obtained.

               (h) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any "bulk sales" law by Seller.

               (i) Solvency. The transactions under this Agreement do not and will not render the Seller insolvent.

               (j) Selection Procedures. No selection procedures believed by Seller to be materially adverse to the interests of the Trust or the Noteholders were utilized by the Seller in selecting the Contracts in the Contract Pool.

               (k) Taxes. The Seller has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has put all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller); no tax lien has been filed and, to the Seller's knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

     The representations and warranties set forth in this Section 2.4 shall survive the transfer of the Trust Assets to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.1. Upon discovery by the Seller, the Servicer or a Responsible Officer of the Issuer Trustee or the Collateral Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others and any Credit Enhancer. For the purposes of the representations and warranties contained in this Section 2.4 and made by Seller on the First Closing Date, "Notes" shall mean the Notes issued on the First Closing Date. The Seller hereby represents and warrants, with respect to any Series, as of the Closing Date with respect to such Series, unless otherwise stated in the related Supplement, that the representations and warranties of Seller set forth in this Section 2.4 will be true and correct as of such date (for the purposes of such representations and warranties, "Notes" shall mean the Notes issued on such Closing Date).

               Section 2.5 Representations and Warranties of Seller Relating to the Agreement and the Contracts.

               (a) Binding Obligation; Valid Transfer and Security Interest. The Seller hereby represents and warrants to the Trust that, as of the First Closing Date and, with respect to any Series issued after the First Closing Date, unless otherwise stated in the related Supplement, as of the Closing Date for such Series and as of each Addition Date:

                 (i) This Agreement and each Purchase Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

                (ii) This Agreement constitutes either (A) a valid transfer to the Trust of all right, title and interest of Seller in, to and under the Trust Assets (other than any Residual Investment that is not a Guaranteed Residual Investment), and such property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for (x) the Lien of the Collateral Agent and (y) Permitted Liens, or (B) a grant of a security interest in such property to the Trust. Upon the filing of the financing statements described in
          Section 2.1 and, in the case of Additional Contracts on the applicable Addition Date, the Trust shall have a first priority perfected security interest in such property, subject only to the Lien of the Collateral Agent and Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account or the Reserve Account except in accordance with the provisions of Article IV and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of Seller in such property as a debtor for purposes of the UCC as in effect in the State of Delaware.

               (b) Eligibility of Contracts. The Seller hereby represents and warrants to the Trust as of the First Closing Date that (i) as of the initial Cut Off Date, Schedule 1 to this Agreement and the computer file or microfiche or written list delivered pursuant to Section 2.1 is an accurate and complete listing in all material respects of all the Contracts and Secondary Contracts in the Contract Pool as of the Cut Off Date and the information contained therein with respect to the identity of such Contracts and Secondary Contracts and the amounts owing thereunder is true and correct in all material respects as of the Cut Off Date, (ii) each such Contract is an Eligible Contract and each Secondary Contract (or interest therein) is an Eligible Secondary Contract, (iii) each such Contract and the Seller's interest in the related Equipment and Applicable Security, as appropriate, has been transferred to the Trust free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller and (iv) with respect to each such Contract, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller in connection with the transfer of such Contract and the related Equipment and Applicable Security to the Trust have been duly obtained, effected or given and are in full force and effect. On each Addition Date on which Additional Contracts are transferred by Seller to the Trust, Seller shall be deemed to represent and warrant to the Trust that (i) each Additional Contract transferred on such day is an Eligible Contract, (ii) each such Additional Contract and the Seller's interest in the related Equipment and Applicable Security, as appropriate, has been transferred to the Trust free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to Seller or the Originator thereof, (iii) with respect to each such Additional Contract, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of such Contract and the related Equipment and Applicable Security to the Trust have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in subsection 2.5(a) are true and correct with respect to each Contract transferred on such day as if made on such day.

               (c) Excess Concentration Amounts. The Seller hereby represents and warrants to the Trust as of each Closing Date that after giving effect to all transfers of Contracts to the Trust on such Closing Date, based on the Discounted Contract Balance of each such newly transferred Contract on the related Cut Off Date:

               (i) the ADCB of all End-User Contracts with Obligors that are governmental entities or municipalities does not exceed 1% of the ADCB of the Contract Pool;

               (ii) the ADCB of all End-User Contracts which finance, lease or are related to Software does not exceed 20% of the ADCB of the Contract Pool;

               (iii) the aggregate principal amount of Guaranteed
          Residual Investments included in the Contract Pool does not exceed 5% of the ADCB of the Contract Pool; and

               (iv) in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are "true leases" does not exceed 10% of the ADCB of the Contract Pool.

               (d) Notice of Breach. The representations and warranties set forth in this Section 2.5 shall survive the transfer of the respective Contracts and related Equipment, or interests therein, to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.1. Upon discovery by the Seller, the Servicer or a Responsible Officer of the Issuer Trustee or the Collateral Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others and any Credit Enhancer.

               (e) Retransfer of Ineligible Contracts and Excess Contracts. In the event of a breach of any representation or warranty set forth in subsection 2.5(b) or 6.2(b)(ix) with respect to a Contract in the Contract Pool (each such Contract, an "Ineligible Contract"), or set forth in subsection 2.5(c) which renders a Contract an Excess Contract, in no later than 90 days after the earlier of knowledge of such breach on the part of the Seller and receipt by the Seller of written notice of such breach given by the Issuer Trustee, the Collateral Agent or the Servicer, the Seller shall accept a retransfer of each such Contract (and any related Equipment or Applicable Security) selected by the Servicer to which such breach relates at such time as there is a breach of any such representation or warranty on the terms and conditions set forth below; provided, however, that no such retransfer shall be required to be made with respect to such Ineligible Contract or Excess Contract, as the case may be (and such Contract shall cease to be an Ineligible Contract or Excess Contract, as the case may be) if, on or before the expiration of such 90-day period, the representations and warranties in subsections 2.5(b), 6.2(b)(ix) and 2.5(c) with respect to such Contract shall be made true and correct in all material respects with respect to such Contract as if such Contract had been transferred to the Trust on such day. Notwithstanding anything contained in this subsection 2.5(e) to the contrary, in the event of breach of any representation and warranty set forth in subsection 2.5(a), with respect to each Original Contract or Additional Contract and the related Equipment having been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Seller and its Affiliates (other than Permitted Liens) and in compliance in all material respects, with all Requirements of Law applicable to the Seller, immediately upon the earlier to occur of the discovery of such breach by the Seller or receipt by the Seller of written notice of such breach given by the Issuer Trustee, the Collateral Agent or the Servicer, the Seller shall repurchase and the Trust shall convey, without recourse, representation or warranty, all of the Trust's right, title and interest in such Ineligible Contract. In any of the foregoing instances, the Seller shall accept a retransfer of each such Ineligible Contract or Excess Contract, and there shall be deducted from the ADCB of the Contract Pool the Discounted Contract Balance of each such Ineligible Contract or Excess Contract. On and after the date of such retransfer, each Ineligible Contract or Excess Contract so retransferred shall not be included in the ADCB of the Contract Pool or of any group of Contracts. In consideration of such retransfer the Seller shall, on the date of retransfer of such Ineligible Contract or Excess Contract, make a deposit in the Collection Account (for allocation pursuant to Article IV) in immediately available funds in an amount equal to the Transfer Deposit Amount. Upon each retransfer to the Seller of such Ineligible Contract or Excess Contract, the Trust and the Collateral Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust or the Collateral Agent, respectively, in, to and under such Contract and all monies due or to become due with respect thereto, the related Equipment and all proceeds of such Contract and Liquidation Proceeds and Insurance Proceeds relating thereto and all rights to security for any such Contract, and all proceeds and products of the foregoing. The Issuer Trustee, on behalf of the Trust, and the Collateral Agent shall execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the transfer of such Ineligible Contract pursuant to this subsection. The obligation of the Seller to accept retransfer of any Ineligible Contract or Excess Contract shall constitute the sole remedy respecting any breach of the representations and warranties set forth in subsection 2.5(b), 6.2(b)(ix) and 2.5(c) with respect to such Contract available to Noteholders, or the Issuer Trustee on their behalf or the Collateral Agent on behalf of the Secured Parties.

               (f) Retransfer of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsection 2.5(a) hereof which breach could reasonably be expected to have a material adverse affect on the rights of the Noteholders or of the Collateral Agent hereunder or on the ability of the Seller to perform its obligations hereunder, either the Collateral Agent, or, so long as any Series of Class A Notes remains outstanding, the Controlling Party, by notice then given in writing to the Seller, the Issuer Trustee and the Servicer (and to the Collateral Agent, if given by the Controlling Party), may direct the Seller to accept retransfer of all of the Contracts in the Contract Pool and the Seller shall be obligated to accept retransfer of such Contracts on a Distribution Date specified by the Seller (such date, the "Retransfer Date") occurring within the period of 60 days after such notice on the terms and conditions set forth below; provided, however, that no such retransfer shall be required to be made if, on or before expiration of such applicable period, the representations and warranties contained in subsection 2.5(a) shall be made true and correct in all material respects. The Seller shall deposit on the Retransfer Date an amount equal to the deposit amount provided in the next sentence for such Contracts in the Collection Account for distribution to the Noteholders pursuant to Section 13.3. The deposit amount for such retransfer will be equal to the sum of (i) the Aggregate Principal Amount of the Notes of all Series at the end of the Business Day preceding the Distribution Date on which the retransfer is scheduled to be made, plus (ii) an amount equal to all interest accrued but unpaid on the Notes at the applicable Interest Rate through such Distribution Date, plus (iii) an amount sufficient to pay all unreimbursed amounts owing to each Credit Enhancer (to the extent set forth in the applicable Supplement) less (iv) the amount, if any, available in the Collection Account and the Reserve Account on such Transfer Date. On the Retransfer Date immediately following the Transfer Date on which such amount has been deposited in full into the Collection Account, the Contracts in the Contract Pool (or security interests therein) and all monies due or to become due with respect thereto, the related Equipment (or security interests therein) and all proceeds thereof, all rights to security for any such Contracts, and all proceeds and products of the foregoing, shall be transferred to the Seller, and the Issuer Trustee, on behalf of the Trust, and the Collateral Agent shall execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Trust and the Collateral Agent in, to and under the Contracts in the Contract Pool, all monies due or to become due with respect thereto, the related Equipment and all proceeds thereof and Insurance Proceeds relating thereto. If the Collateral Agent or the Noteholders give a notice directing the Seller to accept a retransfer as provided above, the obligation of Seller to accept a retransfer of the Contracts in the Contract Pool pursuant to this subsection 2.5(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.5(a) available to the Noteholders or the Collateral Agent on behalf of the Secured Parties.

               Section 2.6  Covenants of Seller.  The Seller hereby
     covenants that:

               (a) Contracts Not to be Evidenced by Promissory Notes. The Seller will take no action to cause any Contract which is not, as of the related Closing Date, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Contract.

               (b) Security Interests. Except for the transfers hereunder and any Residual Investment that is not a Guaranteed Residual Investment, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contract in the Contract Pool or related Equipment, whether now existing or hereafter transferred to the Trust, or any interest therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien on its interest as beneficial owner of the Trust. The Seller will immediately notify the Issuer Trustee and the Collateral Agent of the existence of any Lien on any Contract in the Contract Pool or related Equipment; and the Seller shall defend the right, title and interest of the Trust in, to and under the Contracts in the Contract Pool and the related Equipment, against all claims of third parties; provided, however, that nothing in this subsection 2.6(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Contracts in the Contract Pool or any related Equipment.

               (c) Delivery of Collections. The Seller agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by Seller in respect of the Contracts in the Contract Pool.

               (d) Regulatory Filings. The Seller shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or that Seller deems advisable to comply with any federal or state securities or reporting requirements laws.

               (e) Compliance with Law. Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to Seller.

               (f) Activities of Seller. The Seller shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the Purchase Agreements or which is otherwise a Permitted Transaction.

               (g) Indebtedness. The Seller shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) Indebtedness owing from time to time to Newcourt Credit Group USA Inc. and incurred to finance a portion of the purchase price of Contracts, the payment of which Indebtedness is subordinated to the prior payment in full of the Notes, (ii) obligations incurred under this Agreement, (iii) liabilities incident to the maintenance of its corporate existence in good standing or
          (iv) obligations incident to a Permitted Transaction.

               (h) Guarantees. The Seller shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except incident to a Permitted Transaction.

               (i) Investments. The Seller shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except (i) for purchases of Contracts pursuant to the Purchase Agreements,
          (ii) for investments in Eligible Investments in accordance with the terms of this Agreement or (iii) pursuant to a Permitted Transaction.

               (j) Merger; Sales. The Seller shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

               (k) Distributions. The Seller shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Seller or any Person's interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Event of Default has occurred and is continuing and no Event of Default would occur as a result thereof or after giving effect thereto and the Seller would continue to be Solvent as a result thereof and after giving effect thereto, the Seller may declare and pay dividends on its capital stock.

               (l) Agreements. The Seller shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement, the Purchase Agreements and the Supplements and except incidental to a Permitted Transaction or amend or modify the provisions of its Certificate of Incorporation or issue any power of attorney except to the Issuer Trustee, the Collateral Agent or the Servicer.

               (m) Purchase Agreements. Seller shall not give any material consent to any Financing Originator or exercise any of its rights under any Purchase Agreement unless the Rating Agency Condition is satisfied with respect thereto.

               (n)  Separate Corporate Existence.  The Seller shall:

                    (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than corporate uses of the Seller.

                   (ii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                  (iii) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs.
               To the extent that the Seller contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Seller and any of its Affiliates shall be only on an arm's length basis.

                   (iv)  Maintain a principal executive and
               administrative office through which its business is conducted separate from those of its Affiliates. To the extent that Seller and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                    (v) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                   (vi) Take or refrain from taking, as applicable, each of the activities specified in the "non-substantive consolidation" opinion of Skadden, Arps, Slate, Meagher & Flom delivered on the First Closing Date, upon which the conclusions expressed therein are based.

               (o) Location of Seller, Records; Instruments. The Seller (x) shall not move outside the State of California, the location of its chief executive office, without 45 days' prior written notice to the Issuer Trustee and the Collateral Agent and (y) shall not move or permit the Servicer to move the location of the Contract Files from the location(s) thereof on the First Closing Date, without 45 days' prior written notice to the Issuer Trustee and the Collateral Agent and (z) will promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC and the Personal Property Security Act (Ontario), if applicable, of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent in all Contracts in the Contract Pool. The Seller will give the Issuer Trustee and the Collateral Agent prompt notice of a change within the State of California of the location of its chief executive office.

               Section 2.7 Release of Lien on Equipment. At the same time as (i) any Lease in the Contract Pool becomes an Expired Lease and the Equipment related to such Lease is sold, (ii) any Contract becomes an Prepaid Contract and in connection therewith the Equipment related to such Prepaid Contract is sold, or (iii) the Servicer substitutes or replaces any unit of Equipment as contemplated in Section 3.1(c), the Issuer Trustee, on behalf of the Trust, and the Collateral Agent, on behalf of the Secured Parties, will to the extent requested by the Servicer release the Trust's interest in the Equipment relating to such Expired Lease or Prepaid Contract or such substituted or replaced Equipment, as the case may be; provided that such release will not constitute a release of the Trust's interest in the proceeds of such sale (other than with respect to Equipment that is replaced pursuant to Section 3.1(c)). In connection with any sale of such Equipment, the Issuer Trustee, on behalf of the Trust, and the Collateral Agent will execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may request in order to effect such release and transfer; provided that neither the Issuer Trustee nor the Collateral Agent will make any representation or warranty, express or implied, with respect to any such Equipment in connection with such sale or transfer and assignment. Nothing in this Section 2.7 shall diminish the Servicer's obligations pursuant to Section 3.1(d) with respect to the proceeds of any such sale.

               Section 2.8  Hedging of Contracts After the Related
     Addition Date.

               (a) Subject to the provisions of Section 2.8(b), the Seller may on any Distribution Date transfer to the Trust an Interest Rate Hedge with respect to one or more Contracts in the Contract Pool that were not originally Hedged Contracts hereunder.

               (b)  The Seller agrees that any such Interest Rate
     Hedge shall be transferred to the Trust under Section 2.8(a) upon and subject to the following conditions:

                 (i) On or before the Determination Date preceding such Distribution Date, the Seller shall give the Issuer Trustee, the Collateral Agent, the Servicer, each Rating Agency and any Credit Enhancer entitled thereto pursuant to the relevant Supplement written notice that such Interest Rate Hedge will be transferred to the Trust and (x) specifying (A) the applicable Distribution Date for such transfer, (B) the specific Contracts in the Contract Pool being hedged thereunder, (C) the sum of the Discounted Contract Balances of such Contracts as of the last day of the preceding Collection Period before giving effect to such Interest Rate Hedge and after giving effect thereto (utilizing the interest rate payable by the counterparty thereunder as the amount to be received in respect of interest thereunder), (D) the identity of the Hedging Counterparty and the effective interest rate under the related hedging transaction and (E) a recalculation of the ADCB of the Contract Pool and of each Series as of such Determination Date (after giving effect to all transactions to occur on such date hereunder) and (y) certifying that all conditions precedent in this Section 2.8 to such transfer have been satisfied.

                (ii) On such Distribution Date, after giving effect to the transfer of such Interest Rate Hedge to the Trust and the recalculation of the ADCB of the Contract Pool (utilizing, for such Contracts as to which the Interest Rate Hedge shall apply, the interest rate payable by the counterparty thereunder as the amount to be received in respect of interest thereunder), no Event of Default, or an event which with notice or lapse of time or both would constitute an Event of Default shall have occurred and no Excess Concentration Amount has been caused for any Series.

               (iii) On or before such Distribution Date, and before giving effect to such transfer, the Rating Agency Condition shall have been satisfied.

                                ARTICLE III

                 ADMINISTRATION AND SERVICING OF CONTRACTS

               Section 3.1  Appointment and Acceptance; Duties.

               (a) Appointment of Initial Servicer. Newcourt is hereby appointed as Servicer and custodian pursuant to this Agreement. Newcourt accepts the appointment and agrees to act as the Servicer and custodian pursuant to this Agreement.

                (b) General Duties. The Servicer will service, administer and enforce the Contracts in the Contract Pool on behalf of the Trust and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable and as shall not contravene the provisions of this Agreement. The Servicer will manage, service, administer, and make collections on the Contracts in the Contract Pool with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable contracts that it services for itself or others. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Obligors regarding the Contracts in the Contract Pool, investigating delinquencies, accounting for collections, furnishing monthly and annual statements with respect to collections and payments in accordance with Section 3.10, making Servicer Advances in its discretion, and using its best efforts to maintain the perfected first priority security interest of the Collateral Agent in the Trust Assets. The Servicer will follow its customary standards, policies, and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. If the Servicer commences a legal proceeding to enforce a Defaulted Contract pursuant to Section
     3.4 or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Contract in the Contract Pool, the Trust will be deemed to have automatically assigned such Contract to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust, pursuant to this Section 3.1(b), to execute and deliver, on behalf of itself and the Trust, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, then the Issuer Trustee will, at the Servicer's expense and direction, take steps on behalf of the Trust to enforce the Contract, including bringing suit in the Trust's name.

               (c) Consent to Assignment or Replacement. At the request of an Obligor, the Servicer may in its sole discretion consent to the assignment of the related Contract or the sublease of a unit of the Equipment relating to a Contract, so long as such Obligor remains liable for all of its obligations under such Contract. Upon the request of any Obligor, the Servicer may, in its sole discretion, provide for the substitution or replacement of any unit of Equipment for a substantially similar unit of equipment, so long as such Obligor remains liable for all of its obligations under such Contract.

               (d) Disposition Upon Termination of Contract. Upon the termination of a Lease included in the Contract Pool as a result of a default by the obligor thereunder, and upon any such Lease becoming a Defaulted Contract, the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, the Servicer may dispose of any such Equipment by purchasing such Equipment or by selling such Equipment to any of its Affiliates for a purchase price equal to the fair market value thereof. The Servicer will deposit any Prepayments and any Expired Lease Proceeds of any such disposition in accordance with Section 4.3.

               (e) Subservicers. The Servicer may enter into servicing agreements with one or more subservicers (including any Affiliate of the Servicer) to perform all or a portion of the servicing functions on behalf of the Servicer; provided that the Servicer shall remain obligated and be liable to the Trust for servicing and administering the Contracts in the Contract Pool in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Contracts. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Issuer Trustee, the Trust, the Collateral Agent nor the Holders will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

               (f) Further Assurances. The Issuer Trustee and the Collateral Agent will furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement.

               (g)  Notice to Obligors.  Subject to the provisions of
     Section 3.2(e), the Servicer will not be required to notify any Obligor that such Obligor's Contract or related Equipment, or any security interest in such Contract or such Equipment, has been sold, transferred, assigned, or conveyed pursuant to the Applicable Purchase Agreement or pursuant to this Agreement; provided that, in the event that the Servicer resigns or is replaced, then if the place for payment pursuant to any Contract is changed, the Successor Servicer must give each related Obligor prompt written notice of the appointment of the Successor Servicer and the place to which such Obligor should make payments pursuant to each such Contract.

               (h) Custodial Duties. As custodian, the Servicer shall take and retain custody of the Contract Files in accordance with the terms and conditions of this Agreement, all for the benefit of the Trust and subject to the Lien thereon in favor of the Collateral Agent on behalf of the Secured Parties. In so taking and retaining custody of the Contract Files, the Servicer shall be deemed to be acting as the agent of the Collateral Agent, provided, however, that the Servicer makes no representations as to the existence, perfection or priority of any Lien on the Contract Files or the instruments therein, and provided, further, that the Servicer's duties as agent shall be limited to those expressly contemplated herein. All Contract Files shall be kept in fireproof vaults or cabinets at the locations specified in Section 2.6(o)(ii), or at such other office as shall be specified by prior written notice in accordance with Section 2.6(o). All Contract Files shall be placed together in a separate file cabinet with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Contract Files shall be clearly segregated from any other documents or instruments maintained by the Servicer. The Servicer shall clearly indicate that such Contract Files are the sole property of the Trust, subject to the Lien of the Collateral Agent. In performing its duties as custodian, the Servicer shall use the same degree of care and attention as it employs with respect to Contracts which are owned by it or not otherwise included in the Contract Pool.

               Section 3.2  Collection of Payments.

               (a)  Collection Efforts; Modification of Contracts.
     The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts in the Contract Pool as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable contracts that it services for itself or others. The Servicer may, subject to Sections 3.2(b) and (c), at the request of an Obligor and at the Servicer's option, waive, modify or otherwise vary any other provision of a Contract in accordance with its customary and usual practices, provided, that no such waiver, modification or variance shall, without the consent of each Rating Agency, have the effect of accelerating (except as provided in Sections 3.2(b) and (c)), delaying, reducing or extending the date for payment of Scheduled Payments with respect to such Contract. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing any Contract in the Contract Pool.

               (b) Prepaid Contract. The Servicer may, at its option and in accordance with its customary and usual practices, agree to permit a Contract in the Contract Pool to become a Prepaid Contract (which shall not include a Contract that becomes an Prepaid Contract due to a Casualty Loss); provided, that the Servicer will not permit the early termination or full prepayment of a Contract unless (i) such early termination or full prepayment would not result in the Trust receiving an amount (the "Prepayment Amount") less than the greater of (x) the sum of (A) the Discounted Contract Balance on the date of such prepayment plus any accrued and unpaid interest payments thereon (at the weighted average of the Series Discount Rates in effect on the date of such payment) and (B) any outstanding Servicer Advances thereon and (y) the present value of remaining Scheduled Payments under such Contract, discounted at a rate equal to 150 basis points over the monthly-equivalent yield of the U.S. treasury security with a maturity closest to the remaining life of the Contract being prepaid or (ii) if such early termination or full prepayment would result in the Trust receiving a Prepayment Amount from the End-User less than the amount set forth in clause
     (i), either the Vendor or the Financing Originator shall have agreed to pay the Trust the difference between the Prepayment Amount actually paid by the End-User and the amount set forth in clause (i) (such payment by the Vendor or Financing Originator also to be considered a "Prepayment Amount").

               (c) Acceleration. The Servicer, in its sole discretion, may accelerate (or elect not to accelerate) the maturity of all or any Scheduled Payments under any Contract in the Contract Pool under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided that the Servicer is required to accelerate the Scheduled Payments due under any Contract in the Contract Pool (and take other action in accordance with the Originator's past practice, including repossessing or otherwise converting the related Equipment, to realize upon the value of such Contract and the related Equipment) to the fullest extent permitted by the terms of such Contract, promptly after such Contract becomes a Defaulted Contract.

               (d) Taxes and Other Amounts. To the extent provided for in any Contract in the Contract Pool, the Servicer will make reasonable efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Contracts or the Equipment and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

               (e) Payments to Lockbox and Lockbox Account. On or before the First Closing Date with respect to the Original Contracts and on or before the relevant Addition Date, with respect to Additional Contracts, the Servicer shall have instructed all Obligors to make all payments in respect of the Contracts in the Contract Pool to a Lockbox or directly to a Lockbox Account. All Collections received in a Lockbox shall, within one Business Day of receipt thereof, be deposited in the Lockbox Account. In the event that any payments in respect of the Contracts are made directly to the Servicer, the Servicer shall, within two Business Days of receipt thereof, deposit such amounts in a Lockbox Account or in the Collection Account. The Servicer shall cause all Collections deposited in the Lockbox Account to be deposited in the Collection Account within two Business Days of the date such Collections are possessed by or on behalf of the Servicer.

               (f)  Reserved.

               (g) Remittances. The Servicer will service all Collections in accordance with Section 4.3 hereof. As soon as practicable but in any event not later than the Business Day following the date of establishment by the Servicer that any of the collected funds received in any of the Lockboxes do not constitute Collections on account of the Contracts in the Contract Pool, such monies which do not constitute such Collections shall be remitted to the Seller or Financing Originator, as appropriate.

               Section 3.3 Servicer Advances. For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) which was due and payable pursuant to a Contract in the Contract Pool during such Collection Period was not received prior to the end of such Collection Period, the Servicer may make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recoup such amount from subsequent collections under the related Contract. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (New York City time) on the related Transfer Date, in immediately available funds.
     The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to Sections 4.3(d) and 4.3(e).

               Section 3.4 Realization Upon Defaulted Contract. The Servicer will use its best efforts consistent with its customary and usual practices and procedures in its servicing of contracts to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Contract and will act as sales and processing agent for Equipment or Applicable Security which it repossesses. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of contracts and other actions by the Servicer in order to realize upon such Equipment or Applicable Security, which practices and procedures may include reasonable efforts to enforce all obligations of Obligors and repossessing and selling such Equipment or Applicable Security at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment or Applicable Security to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof. In any case in which any such Equipment or Applicable Security has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Equipment or Applicable Security unless it determines in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Liquidation Proceeds received in connection with the sale or disposition of Equipment or Applicable Security relating to a Defaulted Contract in accordance with Section 4.3(a) net of any amounts payable to a Vendor.

               Section 3.5 Maintenance of Insurance Policies. The Servicer will use its best efforts to ensure that each Obligor maintains an Insurance Policy with respect to the related Equipment in an amount at least equal to the sum of the Discounted Contract Balance of the related Contract in the Contract Pool; provided that the Servicer, in accordance with its customary servicing procedures, may allow Obligors to self-insure. Additionally, the Servicer will require that each Obligor maintain property damage liability insurance during the term of each Contract in the Contract Pool in amounts and against risks customarily insured against by the Obligor on equipment owned by it. If a Lessee fails to maintain property damage insurance, the Servicer may purchase and maintain such insurance on behalf of, and at the expense of, the Obligor. In connection with its activities as Servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Trust, the Collateral Agent, the Indenture Trustees and the Holders, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract. The Servicer's Insurance Policies with respect to the related Equipment will insure against liability for personal injury and property damage relating to such Equipment, will name the Collateral Agent as an insured thereunder and will contain a breach of warranty clause.

               Section 3.6 Representations and Warranties of Servicer. The Servicer represents and warrants to the Trust, the Collateral Agent and the Holders that, as of the First Closing Date and each subsequent Closing Date and on each Addition Date, insofar as any of the following affects the Servicer's ability to perform its obligations pursuant to this Agreement in any material respect:

               (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

               (b) Due Qualification. The Servicer is qualified to do business as a foreign corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of, all provinces and states in which the ownership or lease of its property and or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not, in the aggregate, adversely effect the enforceability of the Contracts in the Contract Pool.
          Either the Servicer is qualified to do business as a foreign corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all provinces and states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval or the Servicer will have delegated its duties hereunder (in accordance with Section 8.7) to subservicers which, when taken together with the Servicer are, in the aggregate, qualified to do business as a foreign corporation, are in good standing, and have obtained all licenses and approvals as required under the laws of, all provinces and states in which the performance by the Servicer of its obligations pursuant to this Agreement requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not, in the aggregate, materially and adversely affect the ability of the Servicer to comply with this Agreement or to perform its obligations hereunder or adversely effect the enforceability of the Contracts in the Contract Pool.

               (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Servicer has duly authorized the execution, delivery and performance of this Agreement by all requisite corporate action.

               (d)  No Violation.  The consummation of the
          transactions contemplated by, and the fulfillment of the terms of, this Agreement by the Servicer (with or without notice or lapse of time) will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Servicer, or any term of any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or
          (iii) violate any law, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to the Servicer or any of its properties.

               (e) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its properties is required to be obtained by or with respect to the Servicer in order for the Servicer to enter into this Agreement or perform its obligations hereunder.

               (f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by (i) applicable Canadian Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity) or implied covenants of good faith and fair dealing.

               (g) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

               Section 3.7  Covenants of Servicer.  The Servicer
     hereby covenants that:

               (a) Contract Files. The Servicer will, at its own cost and expense, maintain all Contract Files in accordance with the terms of the Custodian Agreement. Without limiting the generality of the preceding sentence, the Servicer will not dispose of any documents constituting the Contract Files in any manner which is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement and will not dispose of any Contract except as contemplated by this Agreement.

               (b) Compliance with Law. The Servicer will comply, in all material respects, with all laws and regulations of any Governmental Authority applicable to the Servicer or the Contracts in the Contract Pool and related Equipment and Contract Files or any part thereof; provided that the Servicer may contest any such law or regulation in any reasonable manner which will not materially and adversely affect the value of (or the rights of the Trust on behalf of the Holders or the Collateral Agent on behalf of the Secured Parties, with respect to) the Trust Assets.

               (c) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents reasonably requested by the Issuer Trustee or the Collateral Agent to be filed or which may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Collateral Agent in, to and under the Trust Assets; provided that the Servicer will not be required to file any financing or continuation statements with respect to the Equipment in any jurisdiction other than the Filing Locations.

               (d)  Obligations with Respect to Contracts;
          Modifications. The Servicer will duly fulfill and comply with, in all material respects, all obligations on the part of the Seller to be fulfilled or complied with under or in connection with each Contract in the Contract Pool and will do nothing to impair the rights of the Collateral Agent and the Holders in, to and under the Trust Assets. The Servicer will perform such obligations under the Contracts in the Contract Pool and will not change or modify the Contracts, except as otherwise provided herein and except insofar as any such failure to perform, change or modify would not materially and adversely affect the value of (or the rights of the Trust, on behalf of the Holders, or the Collateral Agent, on behalf of the Secured Parties, with respect to) the Contracts or the related Equipment.

               (e) No Bankruptcy Petition. Prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding Notes, the Servicer will not institute against the Seller, or the Trust, or join any other Person in instituting against the Seller or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 3.7(e) will survive the termination of this Agreement.

               (f) Location of Contract Files. The Contract Files (other than Instruments as set forth in Section 2.1(b)(ii)) shall remain at all times in the possession of the Servicer.

               Section 3.8 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 3.9, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Collection Period (or portion thereof) prior to the termination of the Trust pursuant to Section 13.1 (with respect to each Collection Period, the "Servicing Fee") equal to one-twelfth of the product of (A) the Servicing Fee Percentage and (B) the ADCB of the Contract Pool as of the first day of such Collection Period.

               Section 3.9 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, the Issuer Trustee, the Collateral Agent, taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Trust or the Seller, but excluding Liquidation Expenses incurred as a result of activities contemplated by Section 3.4. The Servicer will be required to pay all reasonable fees and expenses owing to the Issuer Trustee or the Collateral Agent in connection with the maintenance of the Trust Accounts. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

               Section 3.10  Monthly Report; Annual Report.

               (a) Monthly Report. With respect to each Distribution Date and the related Collection Period, the Servicer will provide to the Issuer Trustee, the Collateral Agent, each Indenture Trustee and each Rating Agency, on the related Determination Date, a monthly statement (a "Monthly Report"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E and such other information as may be specified in a Supplement.

               (b) Annual Summary Statement. The Servicer will provide to the Issuer Trustee, the Collateral Agent, each Indenture Trustee, each Rating Agency and each Credit Enhancer, on or prior to January 31 of each year, commencing January 31, 1997, a cumulative summary of the information required to be included in the Monthly Reports for the Collection Periods ending during the immediately preceding calendar year.

               Section 3.11 Annual Statement as to Compliance. The Servicer will provide to the Issuer Trustee, the Collateral Agent, each Indenture Trustee, each Rating Agency and each Credit Enhancer, on or prior to March 31 of each year, commencing March 31, 1997, an annual report signed by a Responsible Officer of the Servicer stating that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding calendar year has been made under such Person's supervision and (b) to the best of such Person's knowledge, based on such review, the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Default has occurred and is continuing (or, if a Servicer Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Default occurred during such year and no notice thereof has been given to the Issuer Trustee or the Collateral Agent, specifying such Servicer Default and the steps taken to remedy such event).

               Section 3.12 Annual Independent Public Accountant's Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Issuer Trustee, the Collateral Agent, each Rating Agency, each Indenture Trustee and each Credit Enhancer, on or prior to March 31 of each year, commencing March 31, 1997, (i) a report relating to the previous calendar year to the effect that (a) such firm has reviewed certain documents and records relating to the servicing of the Contracts in the Contract Pool, and (b) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report and (ii) a report covering the preceding calendar year to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of Contracts under this Agreement, compared the information contained in the Servicer's certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with Article III, Article IV and
     Article VIII of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Noteholder by a request in writing to the applicable Indenture Trustee, in the case of a Holder of Class A Notes, or the Issuer Trustee, in the case of a Holder of any Subordinated Note, addressed to its Corporate Trust Office.

               Section 3.13 Tax Treatment. The Seller has structured this Agreement and the Notes to facilitate a secured, credit-enhanced financing on favorable terms with the intention that the Notes will constitute indebtedness of the Seller for federal income and state and local tax purposes. The Seller, the Servicer, each Holder and each Note Owner agree to treat and to take no action inconsistent with the treatment of the Notes (or any beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Holder, by accepting its Note, and each Note Owner, by acquiring a beneficial interest in a Note, agrees to be bound by the provisions of this Section 3.13. Each Noteholder will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.13. Furthermore, subject to Section 11.11, the Issuer Trustee shall not file tax returns or obtain an employer identification number on behalf of the Trust.

               Section 3.14 Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Contract in the Contract Pool and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.


                                 ARTICLE IV

                    RIGHTS OF NOTEHOLDERS AND ALLOCATION
                       AND APPLICATION OF COLLECTIONS

               Section 4.1 Rights of Holders. The Notes shall represent indebtedness of the Trust secured by the Trust Assets and an obligation of the Trust to pay the Noteholders interest and principal on the Notes out of the Trust Assets, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required principal, interest and any other payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Noteholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Noteholders of such Series pursuant to this Agreement and such Supplement and funds available pursuant to any related Enhancement. By acceptance of the Notes each Noteholder of every Series shall be deemed to have appointed the Collateral Agent as its agent pursuant to the terms hereof and shall be deemed to have authorized the Collateral Agent to accept such appointment as agent by the Noteholders of each subsequent Series and agrees that the lien created hereunder in favor of the Collateral Agent shall secure the Notes of each Series equally and ratably.

               Section 4.2  Establishment of Accounts.

               (a) The Collection Account. The Servicer shall cause to be established and maintained in the name of the Collateral Agent on behalf of the Secured Parties, with an office or branch of a depository institution or trust company (which may include the Collateral Agent) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer a segregated corporate trust account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties; provided, however, that at all times such depository institution or trust company shall be
     (a) the corporate trust department of the Collateral Agent or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank),
     (i)(A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either
     (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a "Qualified Institution"). The Supplement for a Series may require the Collateral Agent to establish and maintain, for administrative purposes only, other Series accounts for such Series bearing a designation clearly indicating that the funds allocated thereto are held in trust for the benefit of the Noteholders of such Series. Pursuant to authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the revocable power to instruct the Collateral Agent to make withdrawals and payments from a related Collection Account for the purposes of carrying out its duties hereunder and under any Supplement hereto.

               (b) Establishment of the Reserve Account. The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Collateral Agent on behalf of the Noteholders, with a Qualified Institution designated by the Servicer (which may include the Collateral Agent), a segregated trust account within the corporate trust department of such Qualified Institution (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders.
     The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof excluding interest on funds in deposit. Pursuant to the authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the revocable power to instruct the Collateral Agent to make withdrawals and payments from the Reserve Account for the purposes of carrying out its duties hereunder and under any supplement hereto.

               (c) Failure of Institution to Qualify. If any institution with which any of the accounts established pursuant to this Section 4.2 are established ceases to be a Qualified Institution, the Servicer or the Collateral Agent (as the case may be) shall within 10 Business Days establish a replacement account at a Qualified Institution after notice thereof.

               (d) Amounts in Reserve Account. Amounts on deposit in the Reserve Account on any Business Day will be invested, at the written direction of the Servicer to the Collateral Agent, in Eligible Investments maturing or available for withdrawal on the next Transfer Day. Earnings from such investments (net of losses and investment expenses) shall be paid to Newcourt as provided in Sections 4.3(d) and(e). Any investment instructions to the Collateral Agent shall be in writing and include a certification that the proposed investment is an Eligible Investment that matures at or prior to the date required by this Agreement.

               (e) Amounts in Collection Account. Amounts on deposit in the Collection Account on any Business Day will be invested, at the written direction of the Servicer to the Collateral Agent, in Eligible Investments maturing or available for withdrawal on the next Business Day; provided that any portion of such funds that are allocable to a particular Collection Period may be invested in Eligible Investments maturing on the Transfer Date preceding the Distribution Date on which such funds will be included in the "Available Amount". Earnings from such investments received (net of losses and investment expenses) shall be paid to Newcourt. Any investment instructions to the Collateral Agent shall be in writing and include a certification that the proposed investment is an Eligible Investment that matures at or prior to the date required by this Agreement.

               (f) Identification of Accounts. Schedule 3, which is hereby incorporated into and made a part of this Agreement, identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name of the institution with which such account has been established. Such information with respect to the Reserve Account shall be set forth in the Supplement (or a schedule thereto) executed in connection with the issuance of the related Series.

               Section 4.3  Collections and Allocations.

               (a) Collections. The Servicer shall, subject to subsections 4.3(c) and 4.3(d), transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the Lockbox Account to the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. The Servicer shall promptly (but in no event later than two Business Days after the Date of Processing thereof) deposit all Collections received directly by it in the Collection Account.

               The Servicer shall allocate such amounts to each Series of Notes in accordance with this Article IV and shall instruct the Collateral Agent to withdraw the required amounts from the Collection Account and to pay such amounts to the Holder or to the other Persons entitled thereto in accordance with this
     Article IV. The Servicer shall make such deposits or payments on the date indicated therein, if applicable, by wire transfer in immediately available funds or as otherwise provided in the Supplement for any Series with respect to such Series.

               (b) Initial Deposits. On the First Closing Date and on each Addition Date thereafter, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the applicable Cut Off Date and through and including the First Closing Date or Addition Date, as the case may be, in respect of Contracts being transferred to the Trust on such date.

               (c)  Amounts Exempt from Deposit.  Notwithstanding
     Sections 4.3(a) and 4.3(b), the following collections (or portions thereof) are not required to be deposited into the Collection Account:

                    Collections on any Contracts in the Contract Pool on which (and to the extent that) the Servicer has previously made a Servicer Advance which has not been reimbursed, which amounts the Servicer may retain (as a reimbursement of such Servicer Advance).

               (d) Allocations and Payments Prior to an Event of Default or a Restricting Event. On each Determination Date prior to an Event of Default or a Restricting Event, the Servicer, pursuant to monthly payment instructions and notification, shall instruct the Collateral Agent to withdraw, and on the succeeding Distribution Date the Collateral Agent acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account pursuant to this Section in order to make the following payments or allocations from the Available Amount for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

               (i)  pay to the Servicer, the amount of any
          Unreimbursed Servicer Advance;

              (ii) pay to the Servicer the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

             (iii) pay to each Hedging Counterparty the amount owing to such Hedging Counterparty under the related Interest Rate Hedge for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that were due in respect of prior Accrual Periods that remain unpaid (excluding, in each case, any amounts owing in respect of termination payments, liquidated damages and gross-ups); provided that if the Available Amount remaining to be allocated pursuant to this Section 4.3(d)(iii) is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it;

               (iv) allocate to each Series of Notes the applicable Series Available Amount for application as follows:

                    (A) pay to the Applicable Indenture Trustee on behalf of the Class A Noteholders of such Series an amount equal to interest accrued in respect of the related Class A Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Series Available Amount shall be allocated to the Holder of each Class A Note of such Series pro rata based upon the outstanding Principal Amount thereof;

                    (B) pay to the Holders of the Class B Notes of such Series an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Series Available Amount shall be paid to the Holder of each Class B Note of such Series pro rata based on the outstanding Principal Amount thereof;

                    (C) pay to the Applicable Indenture Trustee on behalf of the Holders of Class A Notes of each Series the lesser of (A) the Class A Principal Payment Amount for such Series for such Distribution Date and (B) the remaining outstanding Principal Amount of the Class A Notes of such Series; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Series Available Amount shall be paid to the Holder of each Class A Note of such Series pro rata based on the outstanding Principal Amount thereof;

                    (D) to the extent that the amount then maintained in the Reserve Account is less than 1% of the sum of the Series ADCB for all outstanding Series (such amount, the "Minimum Reserve Balance"), deposit to the Reserve Account an amount equal to the Series Allocation Percentage of such insufficiency, provided, that to the extent the amount on deposit in the Reserve Account exceeds the Minimum Reserve Balance, such excess shall be paid to Newcourt to the extent and as required by the last paragraph of this Section 4.3(d);

                    (E) pay to the Holders of the Class C Notes of such Series an amount equal to interest accrued in respect of such Series of Class C Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Series Available Amount shall be allocated to the Holder of each Class C Note of such Series pro rata based on the outstanding principal amount thereof;

                    (F) pay to the Holders of the Class B Notes of such Series the lesser of (i) the Class B Principal Payment Amount for such Series of Class B Notes for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Class B Notes of such Series; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Series Available Amount shall be allocated to the Holder of each Class B Note of such Series pro rata based on the outstanding Principal Amount thereof;

                    (G) pay to the Holders of the Class C Notes of such Series the lesser of (i) the Class C Principal Payment Amount for such Series of Class C Notes for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Class C Notes of such Series; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Series Available Amount shall be allocated to the Holder of each Class C Note of such Series pro rata based on the outstanding Principal Amount thereof;

                    (H) pay to the Applicable Indenture Trustee on behalf of the Holders of the Class A Notes of such Series, as an additional payment of principal of such Class A Notes an amount equal to the product of (i) the Applicable Class Percentage for such Class A Notes and
               (ii) the applicable Excess Spread Amount;

                    (I)  pay to the Class B Noteholders of such
               Series, as an additional payment of principal of such Class B Notes an amount equal to the product of (i) the Applicable Class Percentage for such Class B Notes and
               (ii) the applicable Excess Spread Amount; and

                    (J) pay to each Hedging Counterparty an amount equal to the product of (1) the amounts owing to it in respect of termination payments, liquidated damages and gross-ups and (2) the applicable Series Allocation Percentage; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Series Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it;

                    (K) pay the remaining Series Available Amount to the Holders of the Class C Notes;

     provided, that no Series Available Amount shall be allocated pursuant to any of clauses (iv)(E), (F), (G), (H), (I), (J) or
     (K) above to the extent that any allocation having priority over such clause has not been made in full for any other Series of Notes; any such remaining Series Available Amount shall be deemed to constitute Series Available Amounts for such other Series, allocated among such other Series, if more than one, in proportion to the respective Series Allocation Percentages of such other Series.

               Prior to the occurrence of an Event of Default or a Restricting Event, to the extent specified by the Servicer, if the Available Amounts or Series Available Amounts, as applicable, are less than the amount required to make in full the payments and allocations set forth in Sections 4.3(d)(i) through
     (d)(iv)(C) above, amounts held in the Reserve Account shall be withdrawn in order for any of such payments or allocations to be made and such amounts will be considered as Available Amounts or Series Available Amounts, as appropriate, for such purpose only; provided, to the extent amounts on deposit in the Reserve Account are insufficient to make such payments in full for each Series in respect of which a draw on the Reserve Account is required, such amounts shall be allocated to each such Series pro rata based upon the Reserve Account Allocation Amount. On each Distribution Date, after giving effect to all payments and allocations to be made on such date, amounts on deposit in the Reserve Account in excess of the Minimum Reserve Balance shall be paid first, to Newcourt in reimbursement of the outstanding Newcourt Advance and second, to the holders of the Class C Notes.

               (e) Allocations and Payments after an Event of Default or a Restricting Event. On each Determination Date after the occurrence of an Event of Default or on each Determination Date after the occurrence, but only during the continuance, of a Restricting Event, the Servicer, pursuant to monthly payment instructions and notification, shall instruct the Collateral Agent to withdraw, and on the succeeding Distribution Date the Collateral Agent acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account pursuant to this Section in order to make the following payments or allocations from the Available Amount for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

               (i) pay to the Collateral Agent the amount of any unpaid fees and expenses to which the Collateral Agent is entitled under Section 12.4;

              (ii)  pay to the Servicer, the amount of any
          Unreimbursed Servicer Advance;

             (iii) pay to the Servicer the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

              (iv) pay to each Hedging Counterparty the amount owing to such Hedging Counterparty under the applicable Interest Rate Hedge for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that were due in respect of prior Accrual Periods that remain unpaid (excluding, in each case, any amounts owing in respect of termination payments, liquidated damages and gross-ups); provided that if the Available Amount remaining to be allocated pursuant to this Section 4.3(e)(iii) is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it;

               (v) pay to each Applicable Indenture Trustee on behalf of the Holders of the Class A Notes represented thereby an amount equal to interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class A Notes pro rata based on the Outstanding Principal Amount thereof;

              (vi) pay to the Holders of the Class B Notes of each Series an amount equal to interest accrued in respect of such Class B Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class B Notes pro rata based on the outstanding Principal Amount thereof;

             (vii) pay to each Applicable Indenture Trustee on behalf of the Holders of the Class A Notes represented thereby the remaining outstanding Principal Amount of such Class A Notes; provided, that if the Available Amount remaining to be allocated pursuant to this subsection is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class A Notes pro rata based on the outstanding Principal Amount thereof;

            (viii) pay to Newcourt the outstanding amount of the Newcourt Advance;

              (ix) pay to the Holders of Class C Notes of each Series an amount equal to interest accrued in respect of such Class C Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class C Notes pro rata based on the outstanding Principal Amount thereof;

               (x) pay to the Class B Noteholders the remaining outstanding Principal Amount of the Class B Notes; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class B Notes pro rata based on the outstanding Principal Amount thereof;

                    (xi) pay to the Holders of Class C Notes of each Series the remaining outstanding principal amount of such Class C Notes; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class C Notes pro rata based on the outstanding Principal Amount thereof;

             (xii) pay to each Hedging Counterparty an amount equal to the amounts owing to it in respect of termination payments, liquidated damages and gross-ups; provided, that if the Available Amount remaining to be allocated pursuant to this subsection is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it; and

            (xiii) pay any remaining Series Available Amounts to the Holders of the Class C Notes of each Series; provided, that no Series Available Amount shall be allocated pursuant to this subsection to the extent that allocations set forth in Sections 4.3(e)(i) through (ix) above have not been made in full for any other Series of Notes but any remaining Series Available Amount to such extent shall be deemed to constitute Series Available Amounts for such other Series, allocated among such other Series, if more than one, in proportion to the respective Series Allocation Percentages of such other Series.

               Following the occurrence of an Event of Default, and notwithstanding the occurrence or continuance of a Restricting Event, amounts on deposit in the Reserve Account shall be treated as Available Funds and allocated as provided above in this
     Section 4.3(e); provided, that (i), before giving effect to any allocations or payments on such Distribution Date, Investment Earnings in the Reserve Account shall be paid to Newcourt and
     (ii), after giving effect to the withdrawal of Investment Earnings, amounts on deposit in the Reserve Account on the first Distribution Date following such Event of Default (and prior to any allocations or payments of Available Amounts on such date) in excess of the Minimum Reserve Balance shall be paid first, to Newcourt in reimbursement of the outstanding Newcourt Advance and second, to the Holders of the Class C Notes.

               Following the occurrence, but only during the continuance, of a Restricting Event, and prior to the occurrence of an Event of Default, amounts on deposit in the Reserve Account shall be treated as Available Funds and allocated as provided above in this Section 4.3(e); provided, that (i), before giving effect to any allocations or payments on such Distribution Date, Investment Earnings in the Reserve Account shall be paid to Newcourt and (ii), after giving effect to the withdrawal of Investment Earnings, amounts on deposit in the Reserve Account, before giving effect to any allocations or payments on such Distribution Date, in excess, in the aggregate, of the Minimum Reserve Balance shall be paid first, to Newcourt in reimbursement of the outstanding Newcourt Advance and second, to the Holders of the Class C Notes.

               (f) The Collateral Agent or other appropriate party (the "Withholding Party") is expressly empowered to make any necessary adjustment to the amounts paid pursuant to this Agreement and this Section 4.3 in order to satisfy applicable income tax provisions requiring withholding of tax, if any, with respect to payments. Any amount so withheld from a payment pursuant to this provision shall be remitted by the Withholding Party to the appropriate taxing authority in accordance with law on behalf of the party from whom withheld.

               Section 4.4 Interest Rate Hedges. (a) The Servicer may from time to time designate Persons to become additional Hedging Counterparties hereunder, provided that (i) when designating such additional Hedging Counterparty, the Servicer shall deliver to the Issuer Trustee, each Rating Agency and the Collateral Agent an Opinion of Counsel as to the due authorization, execution and delivery and validity and enforceability of the Interest Rate Hedge with such additional Hedging Counterparty and (ii) at the time of such designation, the long term unsecured debt or long term certificate of deposit rating assigned to such additional Hedging Counterparty, shall be AAA by Standard & Poor's and Aaa by Moody's.

               (b) In the event that the long term unsecured debt or long term certificate of deposit rating of a Hedging Counterparty is withdrawn or reduced below AAA by Standard & Poor's or is withdrawn or reduced below Aaa by Moody's, then within 30 days after receiving notice of such decline in the creditworthiness, either (x) such Hedging Counterparty, at its own expense, will obtain a Replacement Interest Rate Hedge or (y) the Collateral Agent, at the written direction of the Servicer, shall either (i) with the prior written confirmation of the Rating Agency that such action will not result in a reduction or withdrawal of the rating of any Class of Notes, use its reasonable efforts to (A) cause such Hedging Counterparty to pledge securities which qualify as Eligible Investments in the manner provided by applicable law or (B) otherwise cause to be pledged securities, which shall be held by the Collateral Agent, its custodian, or its agent free and clear of the Lien of any third party, in a manner conferring on the Collateral Agent a perfected first Lien in such securities securing the Hedging Counterparty's performance of its obligations under the Interest Rate Hedge, or
     (ii) provided that a Replacement Interest Rate Hedge or Qualified Substitute Arrangement meeting the requirements of Section 4.4(c) has been obtained, (A) provide written notice to the Hedging Counterparty of its intention to terminate the Interest Rate Hedge within such 30-day period and (B) terminate the Interest Rate Hedge within such 30-day period, request the payment to it of all amounts due to the Trust under the Interest Rate Hedge through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or
     (iii) use reasonable efforts to establish any other arrangement satisfactory to the Rating Agency including collateral, guarantees or letters of credit, which arrangement will result in the Rating Agency not reducing or withdrawing the then rating of any Class of Notes (a "Qualified Substitute Arrangement"); provided, however, that in the event at any time any alternative arrangement established pursuant to clause (x) or (y)(i) or
     (y)(iii) above shall cease to be satisfactory to the Rating Agency, then the provisions of this Section 4.4(b) shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Servicer receives notice of such cessation or termination, as the case may be.

               (c) Unless an alternative arrangement pursuant to clause (x) or (y)(i) of Section 4.4(b) is being established, the Collateral Agent, at the direction of the Servicer shall use its best efforts to obtain a Replacement Interest Rate Hedge or Qualified Substitute Arrangement meeting the requirements of this
     Section 4.4(c) during the 30-day period referred to in Section 4.4(b). The Collateral Agent shall not at any time terminate the Interest Rate Hedge unless, prior to such termination, the Servicer has obtained (i) a Replacement Interest Rate Hedge or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Replacement Interest Rate Hedge or Qualified Substitute Arrangement, as the case may be, and (iii) a letter from the Rating Agency confirming that the termination of the Interest Rate Hedge and its replacement with such Replacement Interest Rate Hedge or Qualified Substitute Arrangement will not adversely affect its rating of any Class of Notes.

               (d) The Servicer shall notify the Issuer Trustee, the Collateral Agent and the Rating Agency within five Business Days after obtaining knowledge that the long term unsecured debt or the long term certificate of deposit rating of a Hedging Counterparty has been withdrawn or reduced by Standard & Poor's or Moody's.

               (e) Notwithstanding the foregoing, the Servicer may at any time obtain a Replacement Interest Rate Hedge, provided that the Servicer delivers to the Collateral Agent (i) an Opinion of Counsel as to the due authorization, execution and delivery and validity and enforceability of such Replacement Interest Rate Hedge and (ii) a letter from the Rating Agency confirming that the termination of the then current Interest Rate Hedge and its replacement with such Replacement Interest Rate Hedge will not adversely affect its rating of any Class of Notes.

               (f) The Issuer Trustee and the Collateral Agent hereby appoint each Hedging Counterparty to perform the duties of the calculation agent under the related Interest Rate Hedge.

               Section 4.5 Reliance by Collateral Agent Upon Information Provided. In connection with the payments required to be made by the Collateral Agent pursuant to Section 4.3 or otherwise provided in this Agreement, the Collateral Agent shall be fully protected in relying, on any Distribution Date, on the Monthly Statement provided by the Servicer pursuant to Section 3.10, for such Distribution Date. The Collateral Agent shall have no obligation to verify, calculate or re-calculate any amount forth in any Monthly Statement. In the absence of a Monthly Statement specifying the amounts to be paid by the Collateral Agent, the Collateral Agent shall be fully protected in relying upon written notice provided by any of the following Persons with respect to any of the following information and shall have no obligation to verify, calculate or re-calculate any amount set forth in any such written notice:

          (a) with respect to the amount of Unreimbursed Servicer
          Advances and unpaid Servicing Fee for any period, the Servicer;

          (b) with respect to amounts owing to a Hedging Counterparty, either the Servicer or such Hedging Counterparty;

          (c) with respect to accrued interest for any specified period and the unpaid principal amount of Class A Notes of any Series, either the Servicer or the Applicable Indenture Trustee for such Class A Notes;

          (d) with respect to accrued interest for any specified period and the unpaid principal amount of Class B Notes of any Series, the Servicer;

          (e) with respect to accrued interest for any specified period and the unpaid principal amount of Class C Notes of any Series, the Servicer; and

          (f) with respect to payment to Newcourt or any other matters required to be determined in connection with any of the foregoing payments, the Servicer.

     All payments to be made by the Collateral Agent on account of the Notes of any Series shall be made to such account or accounts as
     (i) in the case of the Class A Notes of any Series, shall be notified to the Collateral Agent by the Applicable Indenture Trustee for such Note Owners, (ii) in the case of the Class B Notes of any Series, shall be specified in the Note Agreement for such Class B Notes and (iii) in the case of the Class C Notes of any Series, shall be specified in the Note Agreement for such Class C Notes.

                [THE REMAINDER OF ARTICLE IV IS RESERVED AND
                    SHALL BE SPECIFIED IN ANY SUPPLEMENT
                        WITH RESPECT TO ANY SERIES]

                                 ARTICLE V

                      [ARTICLE V IS RESERVED AND SHALL
                       BE SPECIFIED IN ANY SUPPLEMENT
                        WITH RESPECT TO ANY SERIES]

                                 ARTICLE VI

                    THE PARTNERSHIP NOTES; NEW ISSUANCES

               Section 6.1  Note Transfer Restrictions.

               (a) Unless otherwise provided in the related Supplement, no sale, assignment, participation, transfer or other disposition (a "Transfer") (i) of any Class B Note (or any interest therein) shall be made unless the Seller shall have granted its prior written consent to such Transfer, provided, that the Seller shall not withhold its consent to any such Transfer unless such transfer would, in the reasonable opinion of the Seller or the Servicer, result in the Trust being deemed to be an association or a publicly traded partnership taxable as a corporation or (ii) of any Class C Note by the original Holder thereof (other than the Seller) shall be made unless the Seller, in its unfettered discretion, shall have granted its prior written consent to such Transfer. In no event shall a Transfer of a Partnership Note be permitted to a partnership, subchapter S corporation or grantor trust unless less than 50 percent of the aggregate value of the assets of such entity are attributable to interests in the Trust. Moreover, no Transfer of a Partnership Note shall be permitted except to a Person who is either (A)(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a Person not described in (i) or (ii) whose ownership of the Partnership Note is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and its ownership of any interest in a Partnership Note will not result in any withholding obligation with respect to any payments with respect the Partnership Notes by any Person (other than withholding, if any, under Section 1446 under the Code) or (B) an estate or trust the income of which is includable in gross income for United States Federal income tax purposes. Persons other than those described in clause A(iii) above shall provide a certification of non-foreign status signed under penalties of perjury to the Seller, the Servicer and the Issuer Trustee. If any Transfer is made to a Person described in clause (A)(iii) above, such Person shall furnish to the Seller, the Servicer and the Issuer Trustee, a properly executed U.S. Internal Revenue Service Form 4224 and a new Form 4224 upon the expiration or obsolescence of any previously delivered form (and such other certifications, representations or Opinions of Counsel as may be requested by the Seller, the Servicer or the Issuer Trustee). Finally, no subsequent Transfer of a Partnership Note is permitted unless (i) such Transfer is of a Partnership Note with a denomination of at least $500,000 and (ii) the Seller and the Servicer each consent in writing to the proposed Transfer, which consent shall be granted unless either the Seller or the Servicer, acting pursuant to an Opinion of Counsel, determines that such Transfer would create a material risk that the Trust would be classified for Federal or any applicable state tax purposes as an association or publicly traded partnership taxable as a corporation; provided, that any attempted Transfer that would cause the number of Targeted Holders to exceed ninety-nine shall be void; and provided, further, that there shall not at any time be more than 99 Targeted Holders of Partnership Notes or such other number as may be consented to by the Seller which consent may be withheld in its sole and absolute discretion. The Seller and Servicer shall not approve a Transfer of a Partnership Note and consent will be deemed to be reasonably withheld if, acting pursuant to an Opinion of Counsel such Persons determine such Transfer creates a material risk that the Trust would be taxable as a corporation for federal income tax purposes. Any Holder of a Partnership Note which wishes to effect a Transfer must deliver to the Seller and the Servicer the following representation prior to the Transfer:

          The Purchaser has neither acquired nor will it sell, trade, assign or otherwise dispose of the Note(s) (or any interest therein) or cause the Note(s) (or any interest therein) to be marketed on or through (i) an "established securities market" within the meaning of section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) a "secondary market" within the meaning of section 7704(b)(2) of the Code, including a market wherein the Notes (or any interests therein) are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to the Notes (or any interest therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.

     If the Seller and Servicer do not object to the Transfer within five Business Days of the receipt of the above representation, such Transfer may be recorded by the transfer agent and registrar under the Applicable Indenture.

               (b) The Seller (i) shall at all times own (x) Class B Notes in an amount not less than 1% of the Aggregate Principal Amount of all Class B Notes and (y) Class C Notes in an amount not less than 33.3% of the Aggregate Principal Amount of the Class C Notes (the Subordinated Notes referred to in clauses (x) and (y), the "Non-Transferrable Notes").

               In addition, by accepting the terms and benefits hereof each Holder from time to time of Class B Notes and Class C Notes (other than the Seller) agrees that (i) Class C Notes held by any such Person may not be sold without the consent of the Seller (in its unfettered discretion) and (ii) Class B Notes held by any such Person may not be sold without the consent of the Seller, provided, that the Seller shall not withhold its consent to any such transfer of Class B Notes described in this clause (ii) unless determined to be appropriate under other provisions of this Agreement or such transfer would, in the reasonable opinion of the Seller, result in the Trust being deemed to be an association or a publicly traded partnership taxable as a corporation.

               Any sale, assignment, pledge or transfer in violation of the foregoing restrictions shall be void, but any permitted assignment shall be recognized by the Issuer Trustee and Collateral Agent upon written notice thereof.

               Section 6.2 New Issuances; Addition of Contracts. (a) The Seller may from time to time prior to the Commitment Termination Date, at its sole discretion, subject to the conditions specified in subsection 6.2(b) below, direct the Issuer Trustee in writing to issue additional Series of Notes subject to the conditions specified in this Section 6.2 (each such issuance, a "New Issuance"). Any such Series of Notes shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for the Series to which it belongs, as selected by the Seller. Except as specified in the related Supplement, all Notes in the same Class of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Additional Credit Enhancement provided for any Notes of any Series, if any, shall not be available for any other Series) without preference, priority or distinction on delivery, all in accordance with terms and provisions of this Agreement and the related Supplement. In connection with each New Issuance, the Seller shall, subject to the conditions specified in subsection 6.2(b) below, transfer additional Eligible Contracts and Applicable Security to the Trust (each such transfer, an "Addition") as Additional Contracts as of the applicable Additional Cut Off Date.

               (b) The obligation of the Issuer Trustee and the Collateral Agent to execute and deliver the Supplement related to any New Issuance (as required by clause (ii) below) is subject to the satisfaction of the following conditions:

               (i) on or before the tenth Business Day immediately preceding the date upon which the New Issuance is to occur (unless the parties to be notified agree to a shorter notice period), the Seller shall have given the Issuer Trustee, the Collateral Agent, the Servicer, each Indenture Trustee, the Rating Agency and those providers of Credit Enhancement, if any, requesting such notice, written notice of the New Issuance and the related Addition, specifying (A) the designation of the Series to be issued and, with respect to such Series: (1) its Initial Principal Amount (or the method of calculating such Initial Principal Amount), (2) its Interest Rate (or the method of allocating interest payments or other cash flows to such Series), if any, (3) the Enhancement Provider(s), if any, with respect to such Series and (4) the date upon which the New Issuance is to occur and (B) with respect to the related Additional Contracts, (1) the applicable Addition Date, (2) the Additional Cut Off Date (which shall be the last day of a Collection Period), (3) the approximate number of Additional Contracts expected to be added, (4) the approximate Discounted Contract Balances expected to be outstanding with respect to the Additional Contracts to be added as of the Additional Cut Off Date with respect thereto and (5) if such Additional Contracts are to be Hedged Contracts, the identity of the Hedging Counterparty and the effective interest rate under the related hedging transaction, and if such Additional Contracts are not Hedged Contracts, the effective interest rate as calculated in accordance with the definition of "Discounted Contract Balance";

              (ii) the Seller shall have delivered to the Issuer Trustee and the Collateral Agent (x) a Supplement, satisfying the criteria specified in subsection 6.2(c) and otherwise in form satisfactory to the Issuer Trustee and the Collateral Agent, executed by each party to this Agreement,
          (y) a Subsequent Purchase Agreement referencing the Additional Contracts and (z) the Note Documents for such New Issuance, each satisfying the requirements of Section 11.1(h) hereof and otherwise in form satisfactory to the Issuer Trustee and the Collateral Agent and executed by each party thereto;

             (iii) if such Series has the benefit of an Additional Credit Enhancement, the Seller shall have delivered to the Collateral Agent any applicable Credit Enhancement agreement executed by each of the parties to such agreement;

              (iv)  the Issuer Trustee shall have received
          confirmation from the Rating Agency that neither the New Issuance nor the related Addition will result in a Ratings Effect with respect to any other Series or Class of Notes issued by the Trust;

               (v) the Seller shall have delivered to the Issuer Trustee, each Indenture Trustee and those providers of Credit Enhancement, if any, which shall have requested copies thereof, an Officer's Certificate, dated the date upon which the New Issuance is to occur, (x) as to the matters referred to in clauses (vi), (vii), (ix), (x), (xi),
          (y) to the effect that the Seller reasonably believes that the New Issuance and related Addition will not, based on the facts known to the officer executing the same at the time of the certification, cause an Event of Default or a Restricting Event to occur with respect to any Series and
          (z) as to the satisfaction of all of the conditions set forth in this Section 6.2(b);

              (vi) Within the time period specified in the applicable Supplement, if any (otherwise as specified in subsection 2.1(b)(i)), the Seller shall have taken such actions as are necessary to perfect Trust's and the Collateral Agent's respective interests in such Additional Contracts and any related Equipment or Applicable Security to the extent specified in subsection 2.1(b) and shall deliver to the Issuer Trustee and the Collateral Agent Opinions of Counsel specified in the Supplement;

             (vii) the Seller shall have deposited in the Collection Account, Collections with respect to the related Additional Contracts since the related Additional Cut Off Date;

            (viii) the Seller shall have delivered to the Issuer Trustee, the Collateral Agent, each Indenture Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an Opinion of Counsel acceptable to the Issuer Trustee that for Federal income tax purposes (x) following the New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (y) the New Issuance will not affect the tax characterization as debt of Notes of any outstanding Series or Class issued by the Trust for which an Opinion of Counsel has been provided that such Notes are debt for Federal income tax purposes and (z) the Class A Notes of such new Series will, as of their issuance date, be characterized as debt for Federal income tax purposes;

              (ix) the Seller shall be deemed to represent and warrant that (v) as of the Addition Date, Schedule 2 to the Supplement and the computer file or microfiche or written list delivered pursuant to Section 2.1 is an accurate and complete listing in all material respects of all the Additional Contracts as of the Additional Cut Off Date and the information contained therein with respect to the identity of such Additional Contracts is true and correct in all material respects as of the Additional Cut Off Date, (w) as of the Addition Date, the representations and warranties set forth in Section 2.5 are true and correct with respect to the Additional Contracts and the related transfer, (x) each Additional Contract is, as of the Additional Cut Off Date, an Eligible Contracts, (y) no selection procedures reasonably believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Contracts from the available Eligible Contracts and (z) as of the Addition Date, the Seller is not insolvent and will not be rendered insolvent by transferring any such Additional Contract or security interest therein to the Trust;

               (x) the sum of (i) the excess of (x) the ADCB over (y) the Excess Concentration Amount for the Addition (such excess, the "Net Pool Balance") and (ii) the aggregate amounts (other than Investment Earnings) on deposit in the Reserve Account shall not be less, after giving effect to such New Issuance and related Addition, than the Aggregate Principal Amount;

              (xi) immediately prior to the New Issuance and after giving effect thereto, no Restricting Event or Event of Default shall have occurred or be continuing; and

             (xii) Newcourt shall have deposited into the Reserve Account the applicable Minimum Deposit (the aggregate outstanding amount deposited by Newcourt into the Reserve Account (after giving effect to reimbursements pursuant to Sections 4.3(d) and (e)) at any time, the "Newcourt Advance").

     Upon satisfaction of such conditions, and any additional conditions specified in the Supplement or Note Documents to be executed in connection with such New Issuance, the Issuer Trustee shall execute such Series of Notes dated the related Closing Date pursuant to the Applicable Indenture and Note Agreements for such Series. There is no limit to the number of New Issuances that may be issued under this Agreement.

               (c) In conjunction with a New Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Notes, which may include without limitation: (i) its name or designation, (ii) an Initial Principal Amount or the method of calculating the Initial Principal Amount, (iii) the Interest Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the Rating Agency rating such Series, (vi) the name of the Clearing Agency, if any, (vii) the interest payment date or dates and the date or dates from which interest shall accrue,
     (viii) the method of allocating amounts to such Series (which shall be consistent with Article IV) and, if applicable, the method by which the principal amount of Notes of such Series shall amortize or accrue, (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (x) the terms of any Additional Credit Enhancement with respect to such Series, (xi) the Additional Credit Enhancement provider(s), if applicable, (xii) the terms on which the Notes of such Series may be repurchased or remarketed to other investors, (xiii) any deposit into any account provided for such Series, (xiv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class and (xvii) any other relevant terms of such Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series.

                                ARTICLE VII

                      OTHER MATTERS RELATING TO SELLER

               Section 7.1 Liability of Seller. The Seller shall be liable in accordance herewith to the extent, and only to the extent, of the obligations specifically undertaken by the Seller hereunder.

               Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, Seller, etc.

               (a) Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (i) the Person formed by such consolidation or into which Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of Seller substantially as an entirety shall be, if Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Issuer Trustee and the Collateral Agent, in form satisfactory to each of the Issuer Trustee and the Collateral Agent, the performance of every covenant and obligation of Seller, as applicable hereunder, and shall benefit from all the rights granted to Seller, as applicable hereunder;

                (ii) the Seller shall have delivered to the Issuer Trustee, the Collateral Agent, each Indenture Trustee and each Credit Enhancer (x) an Officer's Certificate of the Seller and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to Seller and (y) a Tax Opinion; and

               (iii) the Seller shall have delivered notice of such consolidation, merger, conveyance or transfer to each Rating Agency and, with respect to each Series that is rated by a Rating Agency, the Rating Agency Condition shall have been satisfied and, with respect to each other Series, the consent thereto of the Required Holders has been obtained.

               (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of Seller hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

               Section 7.3 Limitation on Liability of Seller. Except as expressly provided herein, neither the Seller nor any of the directors, officers, employees and agents of the Seller shall be under any liability to the Trust, the Issuer Trustee, the Collateral Agent, the Noteholders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Notes; provided, however, that this provision shall not protect Seller or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of willful misconduct hereunder. The Seller and any director, officer, employee and agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

               Section 7.4 Liabilities. Notwithstanding Section 3803 of the Business Trust Statute, a creditor of the Trust may seek personal satisfaction from the Seller to the extent that the Trust Assets are insufficient to satisfy the creditor's claims as though this Agreement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller is the general partner. Moreover, the Seller agrees to be liable to and to indemnify and hold harmless the Trust, the Issuer Trustee and the Collateral Agent from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Agreement as though this Agreement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller is a general partner and pursuant to which it agreed to provide the foregoing indemnity; provided, however, that the Seller shall not be liable to or indemnify or hold harmless the Issuer Trustee or any of its officers, directors, employees or agents as to any loss, liability, expense, damage or injury suffered or sustained by reason of fraud, negligence or willful misconduct on the part of the Issuer Trustee or any of its officers, directors, employees or agents or be liable to or indemnify or hold harmless the Collateral Agent or any of its officers, directors, employees or agents as to any loss, liability, expense, damage or injury suffered or sustained by reason of fraud, negligence or willful misconduct on the part of the Collateral Agent or any of its officers, directors, employees or agents; and provided further, however, that, in no event will the Seller be liable, directly or indirectly, for or in respect of any indebtedness evidenced or created by any Note, recourse as to which shall be limited solely to the assets of the Trust allocated for the payment thereof as provided in this Agreement and any applicable Supplement. The indemnification contained in this Section 7.4 shall survive the resignation or removal of the Issuer Trustee or the Collateral Agent, as the case may be, and the termination of the Trust.

                                ARTICLE VIII

                   OTHER MATTERS RELATING TO THE SERVICER

               Section 8.1 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

               Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be if the Servicer is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia or of Canada or any Province or Territory thereof and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Issuer Trustee and the Collateral Agent in form satisfactory to each of the Issuer Trustee and the Collateral Agent, the performance of every covenant and obligation of the Servicer hereunder, and shall benefit from all the rights granted to the Servicer, as applicable hereunder;

                (ii) the Servicer has delivered to the Issuer Trustee, the Collateral Agent and each Credit Enhancer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer;

               (iii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to each of the Rating Agencies; and

               (iv) after giving effect thereto, no Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default shall have occurred.

                    Section 8.3 Limitation on Liability of the Servicer and Others. Except as provided herein, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Issuer Trustee, the Collateral Agent, the Noteholders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                    Section 8.4 Indemnification of the Seller, the Trust, the Issuer Trustee, the Collateral Agent and each Indenture Trustee. The Servicer shall indemnify and hold harmless the Seller, the Trust, the Issuer Trustee, each Indenture Trustee and the Collateral Agent from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust, the Issuer Trustee or the Collateral Agent for which the Servicer is responsible pursuant to this Agreement, including those arising from acts or omissions of the Servicer pursuant to this Agreement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. In addition, the Servicer shall indemnify and hold harmless the Issuer Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Issuer Trustee pursuant to this Agreement or arising out of the Trust created hereby. Notwithstanding the foregoing, (i) the Servicer shall not indemnify the Seller, the Trust, the Issuer Trustee or the Collateral Agent if such acts, omissions or alleged acts constitute fraud, negligence or breach of fiduciary duty by such Person; (ii) the Servicer shall not indemnify the Seller, the Trust, the Collateral Agent (or, directly or indirectly, any Noteholders or any Note Owners) for any liabilities, costs or expenses of the Seller or the Trust with respect to any action taken by the Collateral Agent at the request of any Noteholders;
          (iii) the Servicer shall not indemnify the Seller or the Trust (or, directly or indirectly, any Noteholders or any Note Owners) as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Contracts which are written off as uncollectible; and (iv) the Servicer shall not indemnify the Trust, the Collateral Agent (or, directly or indirectly, any Noteholders or the Note Owners) for any liabilities, costs or expenses of the Trust, the Issuer Trustee, the Collateral Agent (or, directly or indirectly, any Noteholders or the Note Owners) arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, such Noteholders or such Note Owners in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                    Any indemnification pursuant to this Section shall not be payable from the Trust Assets.

                    The obligations of the Servicer under this Section 8.4 shall survive the termination of the Trust and the resignation or removal of the Issuer Trustee.

                    Section 8.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is or becomes impermissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Issuer Trustee and the Collateral Agent. No such resignation shall become effective until the Collateral Agent or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2. If the Collateral Agent is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Collateral Agent shall serve as Successor Servicer hereunder subject to the provisions of Section 10.2 hereof.

                    Section 8.6 Access to Certain Documentation and Information Regarding the Contracts. The Servicer shall provide to the Collateral Agent access to the documentation regarding the Contracts in the Contract Pool and the related Equipment in such cases where the Collateral Agent is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer.

                    Section 8.7 Delegation of Duties. Any delegation of duties permitted under Article VIII shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5.

                    Section 8.8 Examination of Records. The Servicer shall clearly and unambiguously identify each Contract in the Contract Pool and the related Equipment in its computer or other records to reflect that such Contracts and Equipment have been transferred by the Seller to the Trust pursuant to this Agreement.

                                      ARTICLE IX

                                  EVENTS OF DEFAULT

                    Section 9.1 Events of Default. If any one of the following events (or any other events specified in any Supplement) shall occur with respect to any Series:

                    (a) failure to pay the then outstanding principal amount of any Note, if any, on its related Maturity Date; or

                    (b) (i) failure on the part of Seller to make any payment or deposit required by the terms of this Agreement or any Supplement within three Business Days after the date such payment or deposit is required to be made or (ii) failure on the part of the Seller, the Trust or the Issuer Trustee to observe or perform any other covenants or agreements of such Person set forth in this Agreement, any Supplement, any Indenture or any Note Document which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided, that no such 60-day cure period shall apply in the case of a failure by the Seller to accept reassignment of Ineligible Contracts which were the subject of a breach of representation or warranty as provided in
               Section 2.4(b) or (d) and further provided, that only a five day cure period shall apply in the case of a failure by the Seller, the Trust or the Issuer Trustee to observe its covenant not to grant a security interest or otherwise intentionally create a Lien on the Contracts; or

                    (c) any representation or warranty made by the Seller, the Trust or the Issuer Trustee in this Agreement, any Supplement, any Indenture or any Note Document or any information required to be given by the Seller to the Collateral Agent to identify the Contracts pursuant to
               Section 2.1 or 2.6, shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Noteholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that an Event of Default pursuant to this Section 9.1(c) shall not be deemed to have occurred hereunder if the Seller has repurchased the related Contract, or all of such Contracts, if applicable, during such period in accordance with the provisions hereof; or

                    (d) the occurrence of an Insolvency Event relating to Newcourt, the Seller, the Trust or the Servicer; or

                    (e) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                    (f) the Seller or any other Person Transfers any portion of the Non-Transferrable Notes or any economic interest in the Non-Transferrable Notes in violation of the restrictions on transfer in this Agreement (a "Transfer Event"); or

                    (g) an additional Event of Default as specified in any Supplement;

          then, and in any such event described in subparagraph (a), (b),
          (c), (f) or, unless otherwise specified in the related Supplement, (g), after the applicable grace period set forth in such subparagraphs, either the Collateral Agent or the Required Percentage of Holders, by written notice to the Seller, the Servicer and the Issuer Trustee (and the Collateral Agent, if such notice is given by the Required Percentage of Holders) may declare that an event of default (an "Event of Default") has occurred as of the date of such notice and in the case of any event described in subparagraph (d) or (e) an Event of Default shall be deemed to have occurred without any notice or other action on the part of the Collateral Agent or the Noteholders immediately upon the occurrence of such event. Upon the occurrence of an Event of Default, the principal amount of and unpaid interest on the Notes of all Classes and all Series shall be immediately due and payable, whereupon such amount shall be immediately due and payable, without presentment, demand, protest or other notice, all of which are hereby waived. Notice of any Event of Default shall be given by the Servicer to the Rating Agencies.

                    In determining whether the Required Percentage of Holders desires to declare the occurrence of an Event of Default, the Collateral Agent may conclusively rely, without independent investigation, upon the information supplied to the Collateral Agent in each Notice of Default delivered pursuant to a Note Document. The Collateral Agent shall promptly notify the Issuer Trustee and each Indenture Trustee of any such acceleration or any rescission thereof.

                    Upon the occurrence of an Event of Default, Available Amounts shall be allocated and paid as provided in Section 4.4. Subject to the provisions of Sections 9.2 and 10.1 (if, applicable), the Collateral Agent shall not be required to take any further action upon the occurrence and during the continuance of an Event of Default.

                    Section 9.2 Additional Rights Upon the Occurrence of Certain Events. (a) If an Insolvency Event occurs with respect to the Seller or a Transfer Event occurs, on the day of the Insolvency Event or Transfer Event, the Seller shall promptly give notice to the Collateral Agent thereof. Within 15 days after a Responsible Officer of the Collateral Agent receives notice of the Insolvency Event or Transfer Event, the Collateral Agent shall (i) publish a notice in an Authorized Newspaper that the Insolvency Event or Transfer Event, as the case may be, has occurred and that the Collateral Agent intends to sell, dispose of or otherwise liquidate the Trust Assets in a commercially reasonable manner and on commercially reasonable terms and (ii) send written notice to the Noteholders describing the provisions of this Section 9.2 and requesting instructions from such Holders. If after 30 days from the day notice pursuant to clause
          (i) above is first published (the "Publication Date"), the Collateral Agent shall not have received written instructions from the Controlling Party to the effect that the Collateral Agent shall not sell, dispose of, or otherwise liquidate the Trust Assets, the Collateral Agent, subject to the following proviso, shall, or shall instruct the Servicer to, proceed to take such preparatory actions as the Collateral Agent may deem appropriate in order to sell, dispose of, or otherwise liquidate the Trust Assets in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Collateral Agent may obtain a prior determination from any bankruptcy trustee, conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.
          The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

                    (b) The proceeds from the sale, disposition or liquidation of the Trust Assets pursuant to subsection (a) above shall be treated as Collections on the Contracts in the Contract Pool and shall be allocated and deposited in accordance with the provisions of Article IV. On the day following the Distribution Date on which such proceeds are scheduled to be distributed to the Noteholders, the Trust shall terminate.

                    Section 9.3 Limitation on Suits. No Holder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have made, and unless the Holders of Notes aggregating more than 66-2/3% of the Principal Amount of any Series affected shall have made, written request upon the Collateral Agent to institute such action, suit or proceeding in its own name as Collateral Agent hereunder and shall have offered to the Collateral Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Collateral Agent, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Holder with every other Holder and the Collateral Agent, that no one or more Holders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section 9.3, each and every Holder and the Collateral Agent shall be entitled to such relief as can be given either at law or in equity.

                                      ARTICLE X

                                  SERVICER DEFAULTS

                    Section 10.1 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                    (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Issuer Trustee or the Collateral Agent pursuant to Article IV or to make any required drawing, withdrawal, or payment under any Credit Enhancement, or to deliver any required Monthly Report hereunder on or before the date occurring two Business Days after the date such payment, transfer, deposit, withdrawal or drawing, or such instruction or notice or report is required to be made or given, as the case may be, under the terms of this Agreement; or

                    (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Collateral Agent, or to the Servicer and the Collateral Agent by the Noteholders or the Applicable Indenture Trustee on behalf of such Holders of Notes aggregating not less than 25% of the Principal Amount of any Series adversely affected thereby and (ii) the date on which a Responsible Officer of the Servicer becomes aware thereof and such failure continues to materially adversely affect such Noteholders for such period; or

                    (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Issuer Trustee by the Collateral Agent, or to the Servicer, the Issuer Trustee and the Collateral Agent by the Noteholders or by the Applicable Indenture Trustee on behalf of Holders of Notes aggregating not less than 25% of the Principal Amount of any Series adversely affected thereby and (ii) the date on which a Responsible Officer of the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect such Holders for such period; or

                    (d) an Insolvency Event shall occur with respect to the Servicer; or

                    (e) the Servicer delegates any of its duties hereunder except to the extent such delegation is permitted hereunder and such delegation continues unremedied for 15 days;

          then, so long as such Servicer Default shall not have been remedied, either the Collateral Agent, or the Controlling Party, by written notice to the Servicer and the Issuer Trustee (and to the Collateral Agent and Credit Enhancers if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Collateral Agent pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Collateral Agent is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Subject to Section 12.2(c), the Servicer agrees to cooperate with the Collateral Agent and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Trust Assets provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in any Collection Account, Reserve Account or Termination Account, or which shall thereafter be received with respect to the Trust Assets, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer the Contract Files and its electronic records relating to the Contracts in the Contract Pool to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Contracts in the Contract Pool in the manner and at such times as the Collateral Agent or the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations, if any, in respect of any Enhancement to the Successor Servicer. In connection with any servicing transfer, all reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with transferring the Contracts in the Contract Pool and the other Trust Assets to the Successor Servicer and amending this Agreement to reflect such succession as Successor Servicer pursuant to this Section 10.1 and Section 10.2 shall be paid by the Servicer (unless the Collateral Agent is acting as the Servicer, in which case the original Servicer) upon presentation of reasonable documentation of such costs and expenses.

                    Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of five Business Days, or under subsection 10.1(b), (c) or (e) for a period of 60 days, in each case in addition to any grace period specified in such subsections, shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, bank closings, communications malfunction, computer malfunction or other electronic system malfunction or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Issuer Trustee, the Collateral Agent, the Seller and certain providers of Credit Enhancement with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations. The Servicer shall immediately notify the Collateral Agent in writing of any Servicer Default.

                    Section 10.2 Collateral Agent to Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Collateral Agent in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Collateral Agent, until a date mutually agreed upon by the Servicer and the Collateral Agent. The Collateral Agent shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Collateral Agent and the Issuer Trustee. If the Collateral Agent within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Collateral Agent shall offer the Seller the right to accept retransfer of all the Trust Assets and the Seller may accept retransfer of all the Trust Assets, provided, however, that if the long-term unsecured debt obligations of the Seller are not rated at the time of such purchase at least investment grade by each rating agency providing a rating in respect of such long-term unsecured debt obligations, no such retransfer shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Collateral Agent that such retransfer would not constitute a fraudulent conveyance of the Seller. The retransfer deposit amount for such a retransfer shall be equal to the sum of the Aggregate Principal Amount of all Series on the applicable Distribution Date plus accrued and unpaid interest thereon at the applicable Interest Rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the date of such retransfer. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Collateral Agent without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Collateral Agent shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of Contracts as the Successor Servicer hereunder.

                    (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Credit Enhancement to the extent that such terms apply to the Servicer.

                    (c)  In connection with such appointment and
          assumption, the Collateral Agent shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee.

                    (d) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 13.1 and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Contracts in the Contract Pool.

                    Section 10.3 Notification. Upon the Servicer becoming aware of the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to the Collateral Agent and the Collateral Agent shall give notice to the Indenture Trustees and the Issuer Trustee. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Collateral Agent shall give prompt written notice thereof to the Indenture Trustees and the Issuer Trustee. A copy of any notice given pursuant to this Section 10.3 shall be delivered to each Rating Agency.

                    Section 10.4 Waiver of Past Defaults. The Controlling Party may, on behalf of all Noteholders, waive any default by the Servicer or the Seller in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments in accordance with
          Article IV, provided, however, that no such waiver shall affect any rights of, or obligations to, any Credit Enhancer hereunder. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                      ARTICLE XI

                                  THE ISSUER TRUSTEE

                    Section 11.1  Duties of Issuer Trustee.

                    (a) The Issuer Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied duties or covenants shall be read into this Agreement against the Issuer Trustee.

                    (b)  The Issuer Trustee, upon receipt of all
          resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Issuer Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Issuer Trustee shall give prompt written notice to each Indenture Trustee and, for so long as the Issuer Trustee shall be the registrar for the Subordinated Notes, each Holder of a Class B Note or Class C Note, of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Issuer Trustee which would entitle a specified percentage of the Holders to take any action pursuant to this Agreement. Notwithstanding the foregoing, the Issuer Trustee shall have no obligation to independently calculate, recompute, verify or confirm any information received from the Servicer or the Collateral Agent.

                    (c) No provision of this Agreement shall be construed to relieve the Issuer Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct; provided, however, that the Issuer Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Issuer Trustee, unless it shall be proved that the Issuer Trustee was negligent in ascertaining the pertinent facts.

                    (d) The Issuer Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Issuer Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Seller, the Servicer or the Collateral Agent under this Agreement.

                    (e) Except for actions expressly authorized by this Agreement, the Issuer Trustee shall take no action reasonably likely to impair the interests of the Trust in the Trust Assets now existing or hereafter arising or to impair the value of any Contract in the Contract Pool.

                    (f) Except as expressly provided in this Agreement, the Issuer Trustee shall have no power to vary the corpus of the Trust, including, without limitation, the power to (i) accept any substitute obligation for a Contract initially assigned to the Trust under Section 2.1 or 6.2, (ii) add any other investment, obligation or security to the Trust or (iii) withdraw from the Trust any Contracts, except for a withdrawal permitted under subsection 2.4(d) or 2.4(e), Article IV, or Section 9.2 or 13.1.

                    (g) If the Seller has agreed to transfer any of its Contracts to another Person, upon the written request of the Seller, the Issuer Trustee, on behalf of the Trust, will enter into such intercreditor agreements with the transferee of such Contracts as the Seller shall request; provided, that the Seller shall have delivered to the Issuer Trustee (i) an Officer's Certificate to the effect that such intercreditor agreements (x) are customary and necessary to identify the rights of the Trust and such other Person, as the case may be, in the Seller's Contracts and (y) could not reasonably be expected to adversely affect the interests of the Noteholders and (ii) an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Issuer Trustee and in form and substance satisfactory to the Issuer Trustee.

                    (h) The Issuer Trustee is authorized and directed to execute and deliver on behalf of the Trust each Note Document and each Supplement to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by any Note Document or any Supplement to which the Trust is to be a party, or an amendment thereto or other agreement, in each case, in such form as the Seller shall approve as evidenced conclusively by the delivery of such certificates and documents to the Issuer Trustee for the Issuer Trustee's execution thereof. In addition to the foregoing, the Issuer Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to this Agreement, any Note Document or any Supplement. The Issuer Trustee is further authorized from time to time to take such action as the Seller directs in writing with respect to this Agreement, any Note Document or any Supplement and shall, upon the written direction of the Seller, execute and deliver any amendment to this Agreement (subject to Section 14.1) or any Note Document or Supplement as may be presented by the Seller for execution and delivery by the Issuer Trustee; provided that the Issuer Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer Trustee's own rights, duties or immunities under this Agreement or otherwise.

                    Section 11.2 Certain Matters Affecting the Issuer Trustee. Except as otherwise provided in Section 11.1:

                    (a) the Issuer Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                    (b) the Issuer Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                    (c) the Issuer Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders or any Credit Enhancer, pursuant to the provisions of this Agreement, unless such Holders or such Credit Enhancer shall have offered to the Issuer Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                    (d) the Issuer Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                    (e) the Issuer Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Issuer Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                    (f) the Issuer Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Contracts in the Contract Pool or the related Equipment for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose;

                    (g) the right of the Issuer Trustee to perform any discretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Issuer Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                    (h) the Issuer Trustee shall not be required to take any action hereunder or under Indenture or Supplement if the Issuer Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Issuer Trustee or is contrary to the terms hereof or of any Indenture or Supplement or is otherwise contrary to law;

                    (i) the Issuer Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Seller, the Servicer, the Collateral Agent or the Noteholders;

                    (j) under no circumstances shall the Issuer Trustee be liable for indebtedness evidenced by or arising under this Agreement, or any of the Note Documents or Supplements, including the principal of and interest on the Notes; and

                    (k) the Issuer Trustee shall not be liable for the default or misconduct of the Seller, the Servicer, the Indenture Trustees or the Collateral Agent under any of this Agreement, the Indentures, the Note Agreements or the Supplements or otherwise and the Issuer Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or otherwise that are required to be performed by the Seller, the Servicer, the Collateral Agent or the Indenture Trustee under this Agreement, the Indentures, the Note Agreements or the Supplements.

                    Section 11.3 Issuer Trustee Not Liable for Recitals in Notes. The Issuer Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Notes. Except as expressly set forth in this Agreement or any Note Document, the Issuer Trustee makes no representations as to the validity or sufficiency of this Agreement, any Note Document or any Supplement or of the Notes or of any Contract or related document. The Issuer Trustee shall not be accountable for the use or application by the Seller of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Seller in respect of the Contracts in the Contract Pool or deposited in the Collection Account or the Reserve Account or Termination Account, or withdrawn from the Collection Account or the Reserve Account or Termination Account, by the Servicer. The Issuer Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract by the Seller pursuant to this Agreement, any Note Document or any Supplement or the eligibility of any Contract for purposes of this Agreement, any Note Document or any Supplement. The Issuer Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

                    Section 11.4 Issuer Trustee May Own Notes. The Issuer Trustee in its individual or any other capacity may become the owner or pledgee of Notes, and may deal with the Seller, the Servicer, the Collateral Agent, any Indenture Trustee or any Credit Enhancer, with the same rights as it would have if it were not the Issuer Trustee.

                    Section 11.5 Servicer to Pay Issuer Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Issuer Trustee from time to time, and the Issuer Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Issuer Trustee, and, subject to Section 8.4, the Servicer will promptly pay or reimburse the Issuer Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith.

                    The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Issuer Trustee.

                    In the case of a sale, disposition or liquidation of the Trust Assets pursuant to subsection 9.2(a), the Issuer Trustee shall be entitled to retain from any amounts distributable to the Seller pursuant to any Supplement with respect to any Series from the proceeds of such sale, disposition or liquidation an amount equal to the Issuer Trustee's expenses in connection with such sale, disposition or liquidation and the performance by the Issuer Trustee of the procedures set forth in subsection 9.2(a).

                    Section 11.6 Eligibility Requirements for Issuer Trustee. The Issuer Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
          Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, no institution shall qualify as a Successor Issuer Trustee hereunder unless its long-term debt obligations are rated at least investment grade by each Rating Agency. In case at any time the Issuer Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Issuer Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

                    Section 11.7  Resignation or Removal of Issuer Trustee.
          (a) The Issuer Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Seller and the Servicer. Upon receiving such notice of resignation, the Seller shall (i) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Issuer Trustee and one copy to the successor trustee and (ii) provide written notice to each Rating Agency of such resignation. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Issuer Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                    (b) If at any time the Issuer Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 and shall fail to resign after written request therefor by the Seller, or if at any time the Issuer Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Issuer Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Issuer Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may, but shall not be required to, remove the Issuer Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Issuer Trustee so removed and one copy to the successor trustee.

                    (c) Any resignation or removal of the Issuer Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in
          Section 11.8 and any liability of the Issuer Trustee arising hereunder shall survive such appointment of a successor trustee.

                    Section 11.8 Successor Issuer Trustee. (a) Any successor trustee appointed as provided in Section 11.7 shall execute, acknowledge and deliver to the Seller and to its predecessor Issuer Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Issuer Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Issuer Trustee herein. The predecessor Issuer Trustee shall, upon payment of all amounts due it pursuant to
          Section 11.5, deliver to the successor trustee all documents and statements held by it hereunder; and Seller and the predecessor Issuer Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                    (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6.

                    (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to each Indenture Trustee and to each Subordinated Noteholder, and also to each Rating Agency.

                    Section 11.9 Merger or Consolidation of Issuer Trustee. Any Person into which the Issuer Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Issuer Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Issuer Trustee, shall be the successor of the Issuer Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                    Section 11.10 Appointment of Co-Issuer Trustee or Separate Issuer Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Issuer Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Issuer Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8.

                    (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred or imposed upon the Issuer Trustee shall be conferred or imposed upon and exercised or performed by the Issuer Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Issuer Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Issuer Trustee hereunder or as successor to the Servicer hereunder), the Issuer Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Issuer Trustee;

                   (ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Issuer Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                    (c) Any notice, request or other writing given to the Issuer Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Issuer Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Issuer Trustee. Every such instrument shall be filed with the Issuer Trustee and a copy thereof given to the Servicer.

                    (d) Any separate trustee or co-trustee may at any time constitute the Issuer Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Issuer Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                    Section 11.11 Tax Returns. As set forth in Section 3.13, the Issuer Trustee shall not file any federal tax returns on behalf of the Trust; provided, however, that if the Trust shall be required to file tax returns or is otherwise determined necessary by the Issuer Trustee that the Trust should file tax returns, the Servicer, as soon as practicable after it is made aware of such requirement or determination, shall prepare or cause to be prepared, and the Issuer Trustee is authorized hereunder to sign, any tax returns required or determined necessary to be filed by the Trust and, to the extent possible, the Servicer shall deliver such returns to the Issuer Trustee at least five days before such returns are due to be filed. In executing any tax return on behalf of the Trust, the Issuer Trustee shall be entitled to assume that any such return presented to it for execution is true and accurate and shall not be required to recalculate or otherwise take any action to verify the truth or accuracy thereof. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Issuer Trustee at least five days prior to the date it is required by law to be so distributed to Holders. The Issuer Trustee and the Collateral Agent, upon written request, will furnish the Servicer with all such information known to the Issuer Trustee or the Collateral Agent, as the case may be, as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Issuer Trustee, the Collateral Agent or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith). Nothing in this Section 11.11 shall be construed as inconsistent with the characterization of the Notes as indebtedness of Seller for purposes of federal, state and local income or franchise taxes and any other tax imposed upon or measured by income, as expressed in Section 3.13.

                    Section 11.12 Representations and Warranties of Issuer Trustee. The Issuer Trustee represents and warrants that:

                    (i) The Issuer Trustee is a banking corporation organized, existing and in good standing under the laws of the State of Delaware;

                   (ii) The Issuer Trustee is an entity that satisfies the eligibility requirements of Section 11.6;

                  (iii) The Issuer Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                   (iv) This Agreement has been duly executed and delivered by the Issuer Trustee; and

                    (v) This Agreement constitutes a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

                    Section 11.13 Maintenance of Office or Agency. The Issuer Trustee will maintain at its expense in the City of Wilmington, Delaware, an office or offices or agency or agencies where notices and demands to or upon the Issuer Trustee in respect of the Notes and this Agreement may be served. The Issuer Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Issuer Trustee will give prompt written notice to the Servicer, each Indenture Trustee and each Subordinated Noteholder of any change in the location of such office or agency.

                    Section 11.14 Requests for Agreement. A copy of this Agreement may be obtained by any Holder by a request in writing to the Issuer Trustee addressed to the Corporate Trust Office and will be provided at the expense of Seller.

                    Section 11.15 Not Acting in Individual Capacity. Except as provided in this Article XI, in accepting the trusts hereby created Chemical Bank Delaware acts solely as Issuer Trustee hereunder and not in its individual capacity and all Persons having any claim against the Issuer Trustee by reason of the transactions contemplated by this Agreement or otherwise shall look only to the Trust Assets for payment or satisfaction thereof.

                                     ARTICLE XII

                                 THE COLLATERAL AGENT

                    Section 12.1  Duties of Collateral Agent.

                    (a) Prior to the occurrence of a Servicer Default of which a Responsible Officer of the Collateral Agent has knowledge, and following the cure of such Servicer Default, the Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Applicable Indentures, and no implied duties or covenants shall be read into this Agreement or such Applicable Indentures against the Collateral Agent. If a Responsible Officer of the Collateral Agent has received notice that a Servicer Default has occurred (which has not been cured or waived), the Collateral Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in the exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, provided, however, that if the Collateral Agent shall assume the duties of the Servicer pursuant hereto, the Collateral Agent in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable Contracts that it services for itself or others.

                    (b) In the event that the Collateral Agent shall have knowledge of an Event of Default under this Agreement or any Indenture, as promptly as practicable after, and in any event within 90 days after, the occurrence of such Event of Default, the Collateral Agent shall provide written notice to the Issuer Trustee, the Seller, the Servicer, each Rating Agency, the Credit Enhancers and each Applicable Indenture Trustee of such Event of Default known to the Collateral Agent, unless such Event of Default shall have been cured or waived. Subject to the terms of this Agreement and any Supplement, the Collateral Agent shall take such action, or refrain from taking such action, with respect to any such Event of Default (including with respect to the exercise of any rights or remedies under the Applicable Indenture) as the Collateral Agent shall be instructed in writing by the Controlling Party. Subject to the provisions of this
          Section 12.1 and Section 12.2 hereof, if the Collateral Agent shall not have received instructions as above provided within 20 calendar days after notice of such Event of Default to the Applicable Indenture Trustee, the Collateral Agent may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 12.1, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to any such Event of Default as it shall determine advisable in the best interests of the Secured Parties and shall use the same degree of care and skill in connection therewith as a prudent man would use under the circumstances in the conduct of his own affairs. In the event the Collateral Agent shall at any time foreclose the Lien of this Agreement or otherwise enforce this Agreement, the Collateral Agent shall forthwith notify the Indenture Trustees, the Issuer Trustee, each Rating Agency and the Credit Enhancers. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer of the Collateral Agent, the Collateral Agent shall not be deemed to have knowledge of any Event of Default under this Agreement or any Indenture (other than the failure to pay any amount on a Class A Note when due) unless notified in writing by any Indenture Trustee, the Issuer Trustee, any Credit Enhancer or one or more Noteholders.

                    (c) The Collateral Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Collateral Agent which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Collateral Agent shall give prompt written notice to the Issuer Trustee and each Indenture Trustee of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Collateral Agent which would entitle a specified percentage of the Holders to take any action pursuant to this Agreement. Notwithstanding the foregoing, the Collateral Agent shall have no obligation to independently calculate, recompute, verify or confirm any information received from the Servicer.

                    (d) No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct; provided, however, that:

                      (i) the Collateral Agent shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the
               Collateral Agent, unless it shall be proved that the Collateral Agent was negligent in ascertaining the pertinent facts;

                     (ii) the Collateral Agent shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Controlling Party relating to the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Agreement; and

                    (iii) the Collateral Agent shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.1 or any Event of Default unless a Responsible Officer of the Collateral Agent obtains actual knowledge of such failure or Event of Default or the Collateral Agent receives written notice of such failure from the Servicer, the Issuer Trustee, any Indenture Trustee or any Holders of (or Indenture Trustee on behalf of Holders of) Notes aggregating not less than 10% of the Principal Amount of any Series.

                    (e) The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

                    (f) Except for actions expressly authorized by this Agreement, the Collateral Agent shall take no action reasonably likely to impair the interests of the Trust in the Trust Assets now existing or hereafter arising or to impair the value of any Contract in the Contract Pool.

                    (g) If the Seller has agreed to transfer any of its Contracts to another Person, upon the written request of Seller, the Collateral Agent will enter into such intercreditor agreements with the transferee of such Contracts as requested by the Seller; provided, that the Seller shall have delivered to the Collateral Agent (i) an Officer's Certificate to the effect that such intercreditor agreements (x) are customary and necessary to identify the rights of the Trust and such other Person, as the case may be, in the Seller's Contracts and (y) could not reasonably be expected to adversely affect the interests of the Noteholders and (ii) an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Collateral Agent, in form and substance satisfactory to the Collateral Agent.

                    (h) Except in accordance with written instructions furnished pursuant to Section 12.1(b), 12.2(e) and 12.12, the Collateral Agent shall have no duty (i) to see to any recording or filing of, or necessary to perfect a security interest in, the Trust Assets or any other document, or to see to the maintenance of any such recording or filing, (ii) to see to any insurance, whether or not the Servicer or the Seller shall be in default with respect thereto, (iii) to see to the payment or discharge of any Lien of any kind against any part of the Trust Assets or (iv) to confirm, verify or inquire into the failure to receive any financial statements required to be delivered under the Pooling Agreement.

                    Section 12.2 Certain Matters Affecting the Collateral Agent. Except as otherwise provided in Section 12.1:

                    (a) the Collateral Agent may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                    (b) the Collateral Agent may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                    (c) the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, Indenture Trustees or any Credit Enhancer, pursuant to the provisions of this Agreement, unless such Holders, such Indenture Trustees or such Credit Enhancer shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Collateral Agent of the obligations, upon the occurrence of any Servicer Default (which has not been cured) of which a Responsible Officer of the Collateral Agent has knowledge, to exercise such of the rights and powers vested in it by this Agreement or any Enhancement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, further, that the Collateral Agent shall have no such obligations in the event that the Servicer fails to cooperate with the Collateral Agent, pursuant to Section 10.1, in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing following the occurrence of a Servicer Default;

                    (d) the Collateral Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                    (e) the Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Controlling Party, provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured to the Collateral Agent by the security afforded to it by the terms of this Agreement, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding;

                    (f) the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, including co-collateral agents, or attorneys or a custodian, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                    (g) except as may be required pursuant to subsection 12.1(a), the Collateral Agent shall not be required to make any initial or periodic examination of any documents or records related to the Contracts in the Contract Pool or the related Equipment for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose;

                    (h) the right of the Collateral Agent to perform any discretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Collateral Agent shall not be answerable for other than its gross negligence or willful misconduct (subject to Section 12.1(d)) in the performance of any such act;

                    (i) the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Controlling Party;

                    (j) under no circumstances shall the Collateral Agent be liable for indebtedness evidenced by or arising under this Agreement, or any of the Note Documents or Supplements, including the principal of and interest on the Notes; and

                    (k) the Collateral Agent shall not be liable for the default or misconduct of the Seller, the Servicer, the Indenture Trustees or the Issuer Trustee under any of this Agreement, the Indentures, the Note Agreements or the Supplements or otherwise.

                    Section 12.3 Collateral Agent May Own Notes. The Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes, and may deal with the Seller, the Servicer, the Issuer Trustee or any Credit Enhancer, with the same rights as it would have if it were not the Collateral Agent.

                    Section 12.4 Servicer to Pay Collateral Agent's Fees and Expenses. The Servicer covenants and agrees to pay to the Collateral Agent from time to time, and the Collateral Agent shall be entitled to receive, reasonable compensation for all services rendered by it in the execution of the collateral agency hereby created and in the exercise and performance of any of the powers and duties hereunder of the Collateral Agent, and, subject to Section 8.4, the Servicer will promptly pay or reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in connection with the closing of the transactions contemplated by the applicable Note Documents and in accordance with any of the provisions of this Agreement including any expenses, disbursements and advances incurred in connection with the appointment of a Successor Servicer (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith and except as provided in the following sentence. If the Collateral Agent is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section
          12.4 shall not apply to the expenses, disbursements and advances made or incurred by the Collateral Agent in its capacity as Successor Servicer.

                    The obligations of the Servicer under this Section 12.5 shall survive the termination of the Trust and the resignation or removal of the Collateral Agent.

                    In the case of a sale, disposition or liquidation of the Trust Assets pursuant to subsection 9.2(a), the Collateral Agent shall be entitled to retain from any amounts distributable to the Seller pursuant to any Supplement with respect to any Series from the proceeds of such sale, disposition or liquidation an amount equal to the Collateral Agent's expenses in connection with such sale, disposition or liquidation and the performance by the Collateral Agent of the procedures set forth in subsection 9.2(a).

                    Section 12.5 Eligibility Requirements for Collateral Agent. The Collateral Agent hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
          Section 12.5, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, no institution shall qualify as a successor Collateral Agent hereunder unless its long-term debt obligations are rated at least investment grade by each Rating Agency. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 12.5, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 12.6.

                    Section 12.6 Resignation or Removal of Collateral Agent. (a) The Collateral Agent may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Seller, the Issuer Trustee and the Servicer. Upon receiving such notice of resignation, the Seller shall (i) promptly appoint a successor collateral agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Collateral Agent and one copy to the successor collateral agent and (ii) provide written notice to each Rating Agency of such resignation. If no successor collateral agent shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor collateral agent.

                    (b) If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 12.5 and shall fail to resign after written request therefor by the Seller, or if at any time the Collateral Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may, but shall not be required to, remove the Collateral Agent and promptly appoint a successor collateral agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor collateral agent.

                    (c) Any resignation or removal of the Collateral Agent and appointment of a successor collateral agent pursuant to any of the provisions of this Section 12.6 shall not become effective until acceptance of appointment by the successor collateral agent as provided in Section 12.7 and any liability of the Collateral Agent arising hereunder shall survive such appointment of a successor collateral agent.

                    Section 12.7 Successor Collateral Agent. (a) Any successor collateral agent appointed as provided in Section 12.6 shall execute, acknowledge and deliver to the Seller and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein. The predecessor Collateral Agent shall, upon payment of all amounts due it pursuant to Section 12.4, deliver to the successor collateral agent all documents and statements held by it hereunder; and Seller and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor collateral agent all such rights, powers, duties and obligations.

                    (b) No successor collateral agent shall accept appointment as provided in this Section 12.7 unless at the time of such acceptance such successor collateral agent shall be eligible under the provisions of Section 12.5.

                    (c) Upon acceptance of appointment by a successor collateral agent as provided in this Section 12.7, such successor collateral agent shall mail notice of such succession hereunder to each Indenture Trustee and to each Rating Agency, and also to the Issuer Trustee who shall mail notice of such succession hereunder to each Subordinated Noteholder.

                    Section 12.8 Merger or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation shall be eligible under the provisions of Section 12.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                    Section 12.9 Appointment of Co-Collateral Agent or Separate Collateral Agent. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents, with respect to all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such security interest in the Trust Assets, or any part thereof, and, subject to the other provisions of this
          Section 12.9, such powers, duties, obligations, rights and trusts as the Collateral Agent may consider necessary or desirable. No co-collateral agent or separate collateral agent hereunder shall be required to meet the terms of eligibility as a successor collateral agent under Section 12.5 and no notice to Noteholders of the appointment of any co-collateral agent or separate collateral agent shall be required under Section 12.7.

                    (b) Every separate collateral agent and co-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such separate collateral agent or co-collateral agency jointly (it being understood that such separate collateral agent or co-collateral agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate collateral agent or co-collateral agent, but solely at the direction of the Collateral Agent;

                   (ii) no collateral agent hereunder shall be liable by reason of any act or omission of any other collateral agent hereunder; and

                  (iii) the Collateral Agent may at any time accept the resignation of or remove any separate collateral agent or co-collateral agent.

                    (c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then separate collateral agents and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or co-collateral agent shall refer to this Agreement and the conditions of this Article
          XII. Each separate collateral agent and co-collateral agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Collateral Agent. Every such instrument shall be filed with the Issuer Trustee and a copy thereof given to the Servicer.

                    (d) Any separate collateral agent or co-collateral agent may at any time constitute the Collateral Agent its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate collateral agent or co-collateral agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor collateral agent.

                    Section 12.10 Collateral Agent May Enforce Claims Without Possession of Notes. All rights of action and claims under this Agreement or the Notes may be prosecuted and enforced by the Collateral Agent without the possession of any of the Notes, or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Collateral Agent shall be brought in its own name as collateral agent. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been obtained.

                    Section 12.11 Suits for Enforcement. If a Servicer Default of which a Responsible Officer of the Collateral Agent has knowledge shall occur and be continuing, the Collateral Agent, in its discretion, may, subject to the provisions of
          Section 10.1, proceed to protect and enforce its rights and the rights of the Noteholders under this Agreement or any Supplement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Collateral Agent, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Collateral Agent or such Holders.

                    Section 12.12 Rights of Controlling Party to Direct Collateral Agent. The Controlling Party shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred on the Collateral Agent; provided, however, that, subject to Section 12.1, the Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent being advised by counsel determines that the action so directed may not lawfully be taken, or if the Collateral Agent in good faith shall, by a Responsible Officer or Responsible Officers of the Collateral Agent, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Collateral Agent to take any action deemed proper by the Collateral Agent and which is not inconsistent with such direction.

                    Section 12.13 Representations and Warranties of Collateral Agent. The Collateral Agent represents and warrants that:

                    (i) The Collateral Agent is a national banking association organized, existing and in good standing under the laws of the United States of America;

                   (ii) The Collateral Agent is an entity that satisfies the eligibility requirements of Section 12.5;

                  (iii) The Collateral Agent has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                   (iv) This Agreement has been duly executed and delivered by the Collateral Agent; and

                    (v) This Agreement constitutes a legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

                    Section 12.14 Collateral Agent Not Liable for Recitals in Notes. The Collateral Agent assumes no responsibility for the correctness of the recitals contained herein and in the Notes. Except as set forth in Section 12.13, the Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of the Notes or of any Contract or related document. The Collateral Agent shall not be accountable for the use or application by the Seller of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Seller in respect of the Contracts in the Contract Pool or deposited in the Collection Account or the Reserve Account or Termination Account, or withdrawn from the Collection Account or the Reserve Account or Termination Account, by the Servicer. The Collateral Agent shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract by the Seller pursuant to this Agreement or any Supplement or the eligibility of any Contract for purposes of this Agreement or any Supplement. The Collateral Agent shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Collateral Agent shall have become the Successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

                                     ARTICLE XIII

                                     TERMINATION

                    Section 13.1 Termination of Trust. (a) The respective obligations and responsibilities of the Seller, the Servicer, the Collateral Agent and the Issuer Trustee created hereby (other than the obligation of the Collateral Agent to make payments to the Indenture Trustees on behalf of the Noteholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.4, 8.4 and 11.5 and subsections 2.4(c) and 13.3(b), upon the earlier of (i) the day, if any, designated by the Seller after the Distribution Date following the date on which funds shall have been deposited in the Note Payment Accounts sufficient to pay the Aggregate Principal Amount of all Series plus any interest accrued on the Notes through such Distribution Date in full and (ii) the day on which final payment is made under the Notes (any such day under either the preceding clause (i) or this clause (ii) is referred to as a "Trust Termination Date"); but in no event later than the Final Trust Termination Date.

                    (b) Notwithstanding Section 13.1(a), in accordance with Section 3803(b) of the Business Trust Statute, this Agreement (other than Sections 7.4, 8.4 and 11.5 and subsections 2.5(e) and (f)) and the Trust shall dissolve and terminate upon the occurrence of an Insolvency Event with respect to the Seller or upon the withdrawal of the Seller, unless within 90 days thereof, the Issuer Trustee shall have received written instructions from owners of Partnership Notes (which for this purpose shall exclude the Seller) owning not less than 51% of the aggregate principal amount of the Partnership Notes not owned (beneficially or of record) by the Seller, not to dissolve and terminate the Trust. The occurrence of an Insolvency Event or the withdrawal, dissolution, termination, death or incapacity of any owner of a Partnership Note, other than the Seller, or any other Holder shall not (x) operate to terminate this Agreement or the Trust, nor entitle the legal representatives or heirs of such Holder or the owners of such Notes to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust nor (z) otherwise affect, the rights, obligations and liabilities of the parties hereto.

                    (c) Except as provided in Section 13.1(b), neither the Seller nor any other owner of a Partnership Note shall be entitled to revoke or terminate the Trust. Upon a termination of the trust, the Issuer Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation thereof, promptly following such termination, in accordance with the provisions of the Business Trust Statute.

                    (d) Promptly after the occurrence of any Insolvency Event with respect to the Seller, (i) the Seller shall give the Collateral Agent, the Issuer Trustee, each Indenture Trustee, the Rating Agencies and each Credit Enhancer notice of such Insolvency Event, (ii) the Issuer Trustee shall, upon the receipt of such written notice from the Seller, give prompt written notice to the owners of the Class B Notes and the Class C Notes of the occurrence of such event and (iii) each Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Issuer Trustee or the Seller, give prompt written notice to the Noteholders of the occurrence of such event; provided that any failure to give notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to Section 13.1(b). Upon a termination pursuant to
          Section 13.1(b), the Issuer Trustee shall direct the Collateral Agent promptly to sell the assets of the Trust (other than the Collection Account, the Reserve Account, the Termination Accounts and the Note Payment Account) in a commercially reasonable manner and on commercially reasonable terms (which shall include the solicitation of competitive bids from Persons who are not Affiliates of the Seller). The proceeds received upon the sale, disposition or other liquidation of such assets shall be deposited into the Collection Account and shall be distributed in accordance with Section 4.3(e). In the event that the proceeds received upon such sale, disposition or other liquidation are less than the sum of (i) the Principal Amount with respect to any Series on the date on which final payment to the Noteholders is to be made and (ii) unpaid interest thereon at the Interest Rate for such Series as of such date, the Servicer will make a withdrawal or drawing or take other action permitted by any applicable Enhancement, and shall pay all amounts thereby obtained to the Applicable Indenture Trustee for deposit in the Note Payment Account on such date, and the amount so withdrawn shall be distributed to the Holders of Notes of each Series in final payment thereof pursuant to the terms of the Applicable Indenture; provided, that if the Servicer fails to make such withdrawal or drawing or take such other action, then the Collateral Agent may make such withdrawal or drawing.

                    Section 13.2 Optional Purchase of Notes and Final Trust Termination Date. (a) On any Distribution Date occurring on or after the date on which the Principal Amount of the Class A Notes and Class B Notes of all Series is 10% or less of the aggregate principal amount of the Class A Notes and Class B Notes of all Series as of their respective Closing Dates, the Seller at its sole option may, upon not less than 30 and not more than 60 days notice to the Issuer Trustee, the Servicer, the Collateral Agent, each Indenture Trustee and the Noteholders, purchase without penalty or premium all, but not less than all, of the Class A Notes and Class B Notes of all Series. The redemption price will be equal to the sum of the outstanding principal amount of the Class A Notes and Class B Notes of all Series, together with accrued interest thereon through the day preceding the date of redemption, and shall be payable to the respective holders of the Class A Notes and Class B Notes on such Distribution Date. Following any redemption, neither the Class A Noteholders nor the Class B Noteholders will have any further rights with respect to the Trust Assets. The Class C Notes may not be optionally redeemed prior to the payment in full of the Class A Notes and Class B Notes of each Series.

                    (b) The Principal Amount of each Series shall be due and payable no later than the Maturity Date with respect to such Series. If on the Determination Date in the third month immediately preceding the month in which such Maturity Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on the next Distribution Date and the payment of principal on the Notes of such Series to be made on such Distribution Date pursuant to Article IV), the Principal Amount of the Notes of such Series would be greater than zero, the Servicer shall sell, dispose of, or otherwise liquidate, in a commercially reasonable manner and on commercially reasonable terms (which shall include the solicitation of competitive bids from Persons who are not Affiliates of Seller), within 60 days of such Determination Date, an amount of Contracts in the Contract Pool and related Equipment (or interests therein) equal to the product of (i) the Series Allocation Percentage for such Series and the ADCB on such Determination Date provided, that the Servicer shall give the Seller at least 15 days' advance written
          notice of such sale, disposition or other liquidation.   The
          proceeds of such sale, disposition or liquidation shall be applied on the first Distribution Date following receipt to the repayment of the outstanding Principal Amount of the Class A Notes of such Series (determined after giving effect to any payments on such Distribution Date under Article IV hereof) plus unpaid interest thereon to the date of payment at the Interest Rate for such Series of Class A Notes. Any remaining proceeds shall be held in the Termination Account for such Series and applied on each Distribution Date first, to the Class B Notes of such Series to the extent that after giving effect to such application the sum of (i) the ADCB and (ii) aggregate amounts (other than Investment Earnings) on deposit in the Reserve Account and (iii) aggregate amounts on deposit in the Termination Accounts shall not be less than the sum of the Principal Amounts of all Series of Class A Notes and second, to the Class C Notes of such Series to the extent that after giving effect to such application the sum of (i) the ADCB and (ii) aggregate amounts (other than Investment Earnings) on deposit in the Reserve Account and (iii) aggregate amounts on deposit in the Termination Accounts shall not be less than the sum of the Principal Amounts of all Series of Class B Notes. Amounts on deposit in each Termination Account shall be applied solely as provided in this
          Section 13.2. The Contracts to be sold hereunder shall be chosen at random by the Servicer. The Seller shall have the option, exercisable at any time after the Servicer has obtained an offer from any Person that is not an Affiliate of the Seller and prior to the consummation of such sale, disposition or liquidation by giving notice of the exercise thereof to the Servicer, to purchase such Contracts for cash (payable in immediately payable funds on the Maturity Date) for the lesser of (i) 100% of the Discounted Contract Balance of such Contracts, or (ii) the highest price offered therefor pursuant to such proposed sale, disposition or other liquidation. The proceeds received upon the sale, disposition or other liquidation of such Contracts shall be distributed to the Holders of the Notes of each Series in final payment thereof. Proceeds received in excess of the amount to be applied to a Series of Notes as aforesaid shall be treated as Collections on the Contracts in the Contract Pool and shall be allocated and deposited in accordance with the provisions of
          Article IV. In the event that the proceeds received upon the sale, disposition or other liquidation of such Contracts is less than the sum of (i) the Principal Amount with respect to a Class of Notes of a Series and (ii) unpaid interest thereon at the Interest Rate for such Notes, the Servicer will make a withdrawal or drawing or take other action permitted by any applicable Enhancement, and shall pay all amounts thereby obtained to the Applicable Indenture Trustee for deposit in the Note Payment Account on such Maturity Date, and the amount so withdrawn shall be distributed to the Holders of Notes of such Series in final payment thereof; provided, that if the Servicer fails to make such withdrawal or drawing or take such other action, then the Collateral Agent may make such withdrawal or drawing.

                    (c) On or prior to the sale of Contracts in connection with the payment of a Series of Notes pursuant to Subsection 13.2(b), the Servicer shall cause to be established and maintained in the name of the Collateral Agent on behalf of the Secured Parties, with a Qualified Institution designated by the Servicer (which may include the Collateral Agent), a segregated trust account within the corporate trust department of such Qualified Institution (with respect to such Series, the "Termination Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in each Termination Account and in all proceeds thereof. Pursuant to the authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the revocable power to instruct the Collateral Agent to make withdrawals and payments from the Termination Accounts for the purposes of carrying out its duties hereunder and under any supplement hereto.

                    Section 13.3 Termination Transfer. Upon the termination of the Trust pursuant to Section 13.1, the Issuer Trustee, on behalf of the Trust, and the Collateral Agent, as appropriate, shall return to the Seller or any permitted assignee (without recourse, representation or warranty) all right, title and interest of the Trust in, to and under the Trust Assets.
          Each of the Collateral Agent and the Issuer Trustee shall execute and deliver such instruments of transfer, in each case prepared by the Seller and without recourse, representation or warranty, as shall be reasonably requested by the Seller or its assignee, to vest in such Person all right, title and interest that the Trust had in such assets. In connection with any such request, the Seller shall deliver to the Collateral Agent and the Issuer Trustee an Officers' Certificate, upon which each of the Collateral Agent and the Issuer Trustee may conclusively rely, certifying that such transfer is authorized or permitted by this Agreement, and that all conditions precedent to such transfer have been satisfied.

                                     ARTICLE XIV

                               MISCELLANEOUS PROVISIONS

                    Section 14.1 Amendment. (a) This Agreement (including any Supplement) may be amended from time to time by the Servicer, the Seller, the Issuer Trustee and the Collateral Agent, without the consent of any of the Noteholders, (i) to cure any ambiguity, to revise any exhibits or Schedules, to correct or supplement any provisions herein or thereon or (ii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer Trustee, the Collateral Agent and the Indenture Trustee, adversely affect in any material respect the interests of any of the Noteholders.

                    (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Seller, the Issuer Trustee, the Collateral Agent, with the consent of each Indenture Trustee, Class B Noteholders representing more than 66-2/3% of the Principal Amount of each and every Series of Class B Notes and Class C Noteholders representing more than 66-2/3% of the Principal Amount of each and every Series of Class C Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders of any Series then issued and outstanding; provided, however, that no such amendment under this subsection shall

               (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note of a Series without, in addition to each Indenture Trustee, the consent of each Noteholder, as applicable, affected thereby;

               (ii) change the definition of (or that of any definition included within the definition of) or the manner of calculating the "Applicable Class Percentage", the "Controlling Party", the "Class A Principal Payment Amount", the "Class B Principal Payment Amount", the "Class C Principal Payment Amount", the "Discounted Contract Balance", the "Principal Amount", the "Series Available Amount" or the "Series Allocation Percentage" without, in addition to each Indenture Trustee, the consent of each Noteholder; or

               (iii) modify any of the provisions of this Section 14.1 without, in addition to each Indenture Trustee, the consent of each Noteholder; or

               (iv) modify, amend or supplement the provisions of Article IV or Section 6.1 hereof without the consent of each Indenture Trustee and each Noteholder; or

               (v) make any Note payable in money other than Dollars without the consent of each Indenture Trustee and each Noteholder;

          provided, however, that no such consent shall be required of (x) any Indenture Trustee to the extent that all Class A Notes under such Indenture and all other amounts owing to the Class A Noteholders thereunder have been irrevocably paid in full or (y) any Subordinated Noteholder in respect of any Subordinated Note held by such Subordinated Noteholder to the extent that such Subordinated Note and all other amounts owing to such Subordinated Noteholder under the applicable Note Agreement have been irrevocably paid in full.

                    (c) It shall not be necessary to obtain the consent of Noteholders under this Section 14.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Issuer Trustee may prescribe.

                    (d)  Any Supplement executed and delivered pursuant to
          Section 6.2 and any amendments regarding the addition to or removal of Contracts from the Trust as provided in Sections 2.5 or 6.2, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of
          Section 14.1.

                    (e) In connection with any amendment, the Issuer Trustee may request, in addition to the Opinion of Counsel required by subsection 14.2(d), an Opinion of Counsel from Seller or the Servicer to the effect that the amendment is authorized or permitted by, and complies with all requirements of, this Agreement. For the purposes of this Section 14.2(e), such Opinion of Counsel may not be provided by internal counsel. The Issuer Trustee may, but shall not be obligated to, enter into any amendment which affects the Issuer Trustee's rights, duties or immunities under this Agreement or otherwise.

                    (f) In connection with any amendment, the Indenture Trustee may request an Officers' Certificate (and, to the extent required in the Applicable Indenture, an Opinion of Counsel,) to the effect that such amendment shall not materially adversely affect the interests of the Class A Noteholders and does not require the consent of each Class A Noteholder pursuant to the Applicable Indenture.

                    (g) If, in the opinion of the institution acting as Issuer Trustee or the institution acting as the Collateral Agent, any document required to be executed pursuant to the terms of
          Section 14.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement, the Collateral Agent and the Issuer Trustee, as the case may be, may in their discretion decline to execute such document.

                    (h) Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                    (i) Upon the execution of any agreement supplemental hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall therefore be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

                    Section 14.2 Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Holders' and the Collateral Agent's right, title and interest to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Agent hereunder to all property comprising the Trust Assets. The Servicer shall deliver to the Collateral Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 14.2(a).

                    (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402 of the UCC as in effect in the state where such financing statement or continuation statement was filed, the Seller shall give the Issuer Trustee, the Collateral Agent and the Rating Agencies notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Collateral Agent's security interest in the Trust Assets and the proceeds thereof.

                    (c) The Servicer will give the Issuer Trustee and the Collateral Agent prompt written notice of any relocation of any office from which it services Contracts in the Contract Pool or keeps the Contract Files or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC or any other applicable law governing the perfection of interests in property would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Collateral Agent's security interest in the Contracts in the Contract Pool and the proceeds thereof. The Servicer will at all times maintain each office from which it services Contracts in the Contract Pool within the United States of America.

                    (d)  The Servicer will deliver to the Issuer Trustee:
          (i) upon the execution and delivery of each amendment of Articles I, II, III or IV other than amendments pursuant to subsection 14.1(a) an Opinion of Counsel in the form and substance reasonably satisfactory to the Issuer Trustee; and (ii) on or before April 15 of each year, beginning with April 15, 1996 an Opinion of Counsel, dated as of a date during the preceding 90-day period, in the form and substance reasonably satisfactory to the Issuer Trustee;

                    Section 14.3 Limitation on Control of Trust by Holders. No Holder shall have any right to vote (except with respect to the Noteholders as provided in Section 14.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any such Holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                    SECTION 14.4 GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF GOVERNING CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    Section 14.5 Notices. All demands, notices and communications hereunder shall be in writing (including by facsimile) and shall be deemed to have been duly given if personally delivered (including by overnight courier) at or mailed by registered mail, return receipt requested, (a) in the case of the Servicer, to Newcourt Credit Group Inc., BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario, Canada M5J 2T3, Attn: Daniel A. Jauernig, Treasurer, with a copy to the Seller (b) in the case of Seller, to Newcourt Receivables Corporation, 10 Almaden Boulevard, Suite 500, San Jose, California 95113, Attn: K. Nicholas Martitsch, with a copy to the Servicer, (c) in the case of the Collateral Agent, to Fleet National Bank, 777 Main Street, 11th Floor, Hartford, Connecticut 06115, Attn: Corporate Trust Administration, (d) in the case of the Issuer Trustee, to Chemical Bank Delaware, 1201 Market Street, Wilmington, Delaware, 19801, Attn: Corporate Trustee Administration Department, (e) in the case of the Credit Enhancer for a particular Series the address, if any, specified in the Supplement relating to such Series, (f) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attn: ABS Monitoring Department, 4th Floor, and
          (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004, Attention:
          Structured Finance Surveillance; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, (i) in the case of a Class A Noteholder, to the Applicable Indenture Trustee for mailing to such Holder pursuant to the terms of the Applicable Indenture and (ii) in the case of a Subordinated Noteholder, at the address and in the manner specified in the Note Agreement pursuant to which such Holder purchased its Note. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                    Section 14.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or rights of the Holders thereof or any Credit Enhancer.

                    Section 14.7 Rule 144A Information. For so long as any of the Notes of any Series or any Class are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, each of the Seller, the Servicer, the Issuer Trustee, the Collateral Agent and any Credit Enhancer agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such a Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

                    Section 14.8 Notes Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Notes shall not be liable for obligations of the Trust, that the interests in the Trust Assets represented by the Notes shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Notes upon authentication thereof by the Issuer Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

                    Section 14.9 Further Assurances. Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer Trustee or the Collateral Agent more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

                    Section 14.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer Trustee, the Collateral Agent or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    Section 14.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                    Section 14.12 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Holders and, to the extent provided in any Supplement, the Credit Enhancer named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Agreement or any Supplement, no other Person will have any right or obligation hereunder.

                    Section 14.13 Actions by Holders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

                    (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Holder shall bind such Holder and every subsequent Holder of such Note, as the case may be, issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Issuer Trustee, the Collateral Agent, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note, as the case may be.

                    (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or any Supplement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Issuer Trustee and, when required, to the Collateral Agent, the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement or any Supplement and conclusive in favor of the Issuer Trustee, the Collateral Agent, the Seller and the Servicer, if made in the manner provided in this Section.

                    (d) The fact and date of the execution by any Holder of any such instrument or writing may be proved in any reasonable manner which the Issuer Trustee deems sufficient.

                    Section 14.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                    Section 14.15 No Bankruptcy Petition. The Collateral Agent, the Servicer, each Holder and the Issuer Trustee, severally and not jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Seller or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Nothing in this Section 14.15 shall preclude, or be deemed to estop, the Collateral Agent, the Servicer, any Holder or the Issuer Trustee from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Seller or the Trust under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Seller or the Trust under or pursuant to any such law.

                    Section 14.16 Jurisdiction. The Servicer hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action arising out of this Agreement or any related document to which it is a party, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the state of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered, certified or any substantially similar form of mail, postage prepaid, to the Servicer at its address set forth herein or at such other address of which the parties shall have been notified pursuant hereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any jurisdiction.

                    Section 14.17 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


                    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        NEWCOURT RECEIVABLES CORPORATION

                                        By: /s/ Daniel A. Jauernig
                                           ___________________________
                                           Title:

                                        NEWCOURT CREDIT GROUP INC.

                                        By: /s/ Daniel A. Jauernig
                                           ___________________________
                                           Title:

                                        FLEET NATIONAL BANK, as Collateral
                                        Agent

                                        By: /s/ Susan T. Keller
                                           ___________________________
                                           Title: Vice President

                                        CHEMICAL BANK DELAWARE,
                                        as Issuer Trustee

                                        By: /s/ John Cashin
                                           ___________________________
                                           Title: Senior Trust Officer



                                                                  EXHIBIT A

                                      [RESERVED]



                                                                  EXHIBIT B

                      Form of Assignment of Additional Contracts

                                      [RESERVED]



                                                                  EXHIBIT C

                              Form of Opinion of Counsel

                                      [RESERVED]



                                                                  EXHIBIT D

                                      [RESERVED]


                                                                                      EXHIBIT E



                                          FORM OF MONTHLY NOTEHOLDER'S REPORT

Newcourt Receivables Asset Trust
Monthly Servicer Certificate - Accounts                                                     Master Trust
                                                              Collection       Reserve      Distribution     Series     Series
                                                              Account          Account      Account          1995-1     1996-1

Beginning Account Balances

Collection Account

Collections from the Lockbox Account
Add:  Servicer Advances
Add:  Liquidation Proceeds from Servicer
Add:  Earnings from Eligible Investments
Less: Collections to reimburse Servicer Advances

Reserve Account
Add:  Investment Earnings on Reserve Account

Available Amount

Payments on Payment Date

(A)        Unreimbursed Servicer Advances

(B)        Servicing Fee

(C)        Amount owed to Hedging Counterparty

(D)        Series Available Amount to each Series of Notes

   (1)     Class A Interest

   (2)     Class B Interest

   (3)     Class A Principal

   (4)     Reserve Account

   (5)     Pay to Hedging Counterparty

   (6)     Class B Principal

   (7)     Class C Interest

   (8)     Class C Principal

   (9)     Class A Accelerated Principal Payment

   (10)    Class B Accelerated Principal Payment

   (11)    Class C Accelerated Principal Payment

   (12)    Class C Additional Interest Payment

           Subtotal

Distributions to Noteholders

Ending Balance

Newcourt Receivables Asset Trust
Monthly Servicer Certificate


Minimum Subordination Amount

           Aggregate Discounted Contract Balance
           Add:  Available Amount
           Add:  Reserve Account
           Less: Class A Principal Balance
           Subordination Amount

           Minimum Required Subordination Amount

Restricting Event Calculations

           (1)       Event of Default under the Servicing Agreement (Yes/No)

               (a) Average Discounted Lease Balance greater than 30 days delinquent Average Aggregate Discounted Contract
                     Balance

                     Delinquency Ratio

                     Maximum Delinquency Ratio

               (b)   Aggregate ADCB Defaulted Contracts Multiplier
                     Average Aggregate Discounted Lease Balance

                     Default Ratio

                     Maximum Default Ratio

               (c)   Reserve plus APB Subordination

               (d)   Restricting Event under any Indenture


Newcourt Receivables Asset Trust
Monthly Servicer Certificate

Portfolio Performance Tests
                         1 months prior   2 months prior  3 months prior  4 months prior  5 months prior   6 months prior
           Current         (yes/no)         (yes/no)        (yes/no)        (yes/no)        (yes/no)          (yes/no)

  Event of Default:

                                                                  Monthly
Delinquencies               Delinquencies       ADCB           Delinquency

          2 months prior
          1 month prior
          Current

                                 Delinquency Ratio:
                                 Maximum Delinquency Ratio:

                                                                 Monthly
Defaults                     Defaults           ADCB            Defaults

          5 months prior
          4 months prior
          3 months prior
          2 monthsprior
          1 month prior
          Current

                                 Default Ratio:
                                 Maximum Default Ratio:

Enhancement Floor

                                 Amounts on deposit in the Reserve Account
                                 Aggregate Principal Amount of Class B Notes


Newcourt Receivables Asset Trust
Monthly Servicer Certificate - Certificate
Schedules

Certificate Factors

Series 1995-1

                                   Class A

                                   Current A Balance
                                   Initial A Balance

                                   Certificate Factor:

                                   Class B

                                   Current B Balance
                                   Initial B Balance

                                   Certificate Factor:

                                   Class C

                                   Current C Balance
                                   Initial C Balance

                                   Certificate Factor:


Delinquencies                                                                       Monthly
                                        Delinquencies           ADCB             Delinquencies

           Current
           30 Days Past Due
           60 Days Past Due
           90 Days Past Due
           120 Days Past Due
           150 Days Past Due
           Delinquent (180 + Days Past Due)


(Contract Pool Performance Test (Per Prospectus
P&S Agreement)

Newcourt Receivables Asset Trust
Monthly Servicer Certificate - Schedules

                                                                      Series 1995-1       Series 1996-1

Class A Interest Schedule

           Opening Class A Principal Balance                                %                    %
           Class A Interest Rate                                            %                    %
           30/360*Class A Interest Rate
           Current Class A Interest Distribution
           Prior Class A Interest Arrearage

           Class A Interest Due

                                                                      Series 1995-1       Series 1996-1

Class A Principal Schedule

           Opening Class A Principal Balance
           Prior Months Series ADCB
           Current Months Series ADCB                                 ___________         __________

                                             Difference                     %                     %
                                             Class A Share
                                             Scheduled Principal Due

           Prepayments
           Defaults

                                             Class A Total Due

           Prior Class A Arrearage

           Class A Principal Due

           Class A Principal Distribution

           Current Class A Arrearage

           Interim Class A Principal Balance after Current Distribution

           Accelerated Class A Distribution Amount

           Ending Class A Principal Balance after Current Distribution

                                                                      Series 1995-1      Series 1996-1

Class B Interest Schedule

           Opening Class B Principal Balance                                %                  %
           Class B Interest Rate                                            %                  %
           30/360*Class B Interest Rate
           Current Class B Interest Distribution
           Prior Class B Interest Arrearage

           Class B Interest Due


Class B Principal Schedule

           Opening Class B Principal Balance
           Prior Months Series ADCB                                   __________           ___________
           Current Months Series ADCB

                                             Difference                     %                  %
                                             Class B Share
                                             Scheduled Principal Due

           Prepayments
           Defaults

                                             Class B Total Due

           Prior Class B Arrearage

           Class B Principal Due

           Class B Principal Distribution

           Current Class B Arrearage

           Interim Class B Principal Balance after Current Distribution

           Accelerated Class B Distribution Amount

           Ending Class B Principal Balance after Current Distribution


Class C Interest Schedule

           Opening Class C Principal Balance                               %                   %
           Class C Interest Rate                                           %                   %
           30/360*Class C Interest Rate
           Current Class C Interest Distribution
           Prior Class C Interest Arrearage

           Class C Interest Due

Class C Principal Schedule

           Opening Class C Principal Balance
           Prior Months Series ADCB
           Current Months Series ADCB                                 ____________        _______________

                                             Difference
                                             Class C Share                 %                   %
                                             Schedule Principal Due

           Prior Class C Arrearage

           Class C Principal Due

           Class C Principal Distribution

           Current Class C Arrearage

           Interim Class C Principal Balance after Current
           Distribution

           Accelerated Class C Distribution Amount

           Ending Class C Principal Balance after Current
           Distribution


Servicing Fee Schedule

           Contract Pool ADCB
           Servicing Rate
           Monthly Servicing Rate
           Prior Servicing Fee Arrearage
           Current Servicer Fee
           Servicer Fee Due
           Current Servicing Fee Arrearage

Reserve Account Schedule

                                             Series 1995-1       Series 1996-1

           Required Balance

           Lessor of                         Series 1995-1       Series 1996-1

              (i)  $2,000,000 times           ___%                ___%
                   Series Allocation
                   Percentage

                   or

             (ii)  Greater of

                   (x)  $500,000 times
                        Series Allocation
                        Percentage            ___%                ___%


                    (y)  2% of Class A
                         Notes times
                         Series Allocation   ___%                 ___%



                                                                  EXHIBIT F

                                      [RESERVED]



                                                                  EXHIBIT G

                            REQUEST FOR INSTRUMENT RELEASE

                                        [DATE]

          To:       Collateral Agent

                    Re: Pooling, Collateral Agency and Servicing Agreement, dated as of April 15, 1996, by and among Newcourt Receivables Corporation, as Seller,
                         Newcourt Credit Group   Inc,, as Servicer, Fleet
                         National Bank, as Collateral Agent and Chemical Bank Delaware, as Issuer Trustee.

                    In connection with the administration of the Instruments held by you as Collateral Agent under the above-referenced Agreement, [___________], on behalf of [_______ _______], requests the releasee, and acknowledges receipt, of the Instrument described below, for the reason indicated:

          A.   Contract Number:

          B.   Reason for Requesting Release (check one)

                    1.   Contract Paid in Full.

                    2. Contract Repurchased Pursuant o the related Purchase Agreement and/or the Pooling Agreement.

                              Written evidence to the Collateral Agent of
                    receipt of payment from              is required prior
                    to release.

                                             NEWCOURT CREDIT GROUP INC.,
                                               as Servicer

                                             By_________________________
                                               Name:
                                               Title:
                                               Date:




          NEWCOURT RECEIVABLES CORPORATION,
          as Seller,

          NEWCOURT CREDIT GROUP INC.,
          as Servicer,

          FLEET NATIONAL BANK,
          as Collateral Agent,

          and

          CHEMICAL BANK DELAWARE,
          as Issuer Trustee

          on behalf of the Holders

          of the NEWCOURT RECEIVABLES ASSET TRUST

          POOLING, COLLATERAL AGENCY AND SERVICING AGREEMENT

          Dated as of April 15, 1996


                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE I

                                     DEFINITIONS  . . . . . . . . . . . . 1

               Section 1.1    Definitions . . . . . . . . . . . . . . . . 1
               Section 1.2    Other Definitional Provisions . . . . . .  34
               SECTION 1.3    Compliance Certificates and Opinions  . .  35
               SECTION 1.4    Form of Documents Delivered to
                                Collateral Agent or Issuer Trustee  . .  36
               SECTION 1.5    Acts of Indenture Trustees  . . . . . . .  37
               SECTION 1.6    Acts of Noteholders . . . . . . . . . . .  37
               SECTION 1.7    Designated Representatives  . . . . . . .  38
               SECTION 1.8    Controlling Party . . . . . . . . . . . .  39
               SECTION 1.9    Business Day Certificate  . . . . . . . .  39

                                      ARTICLE II

                     CREATION OF TRUST; TRANSFER OF TRUST ASSETS  . . .  39

               Section 2.1    Creation of Trust; Transfer of Trust
                                Assets  . . . . . . . . . . . . . . . .  39
               Section 2.2    Acceptance by Issuer Trustee  . . . . . .  42
               Section 2.3    Grant of Security Interest  . . . . . . .  43
               Section 2.4    Representations and Warranties of Seller
                                Relating to Seller  . . . . . . . . . .  46
               Section 2.5    Representations and Warranties of Seller
                                Relating to the Agreement and the
                                Contracts . . . . . . . . . . . . . . .  48
               Section 2.6    Covenants of Seller . . . . . . . . . . .  53
               Section 2.7    Release of Lien on Equipment  . . . . . .  57
               Section 2.8    Hedging of Contracts After the Related
                                Addition Date . . . . . . . . . . . . .  57

                                     ARTICLE III

                      ADMINISTRATION AND SERVICING OF CONTRACTS . . . .  58

               Section 3.1    Appointment and Acceptance; Duties  . . .  58
               Section 3.2    Collection of Payments  . . . . . . . . .  61
               Section 3.3    Servicer Advances . . . . . . . . . . . .  63
               Section 3.4    Realization Upon Defaulted Contract . . .  63
               Section 3.5    Maintenance of Insurance Policies . . . .  63
               Section 3.6    Representations and Warranties of
                                Servicer  . . . . . . . . . . . . . . .  64
               Section 3.7    Covenants of Servicer . . . . . . . . . .  66
               Section 3.8    Servicing Compensation  . . . . . . . . .  67
               Section 3.9    Payment of Certain Expenses by Servicer .  67
               Section 3.10   Monthly Report; Annual Report . . . . . .  68
               Section 3.11   Annual Statement as to Compliance . . . .  68
               Section 3.12   Annual Independent Public Accountant's
                                Servicing Reports . . . . . . . . . . .  68
               Section 3.13   Tax Treatment . . . . . . . . . . . . . .  69
               Section 3.14   Adjustments . . . . . . . . . . . . . . .  69

                                      ARTICLE IV

                         RIGHTS OF NOTEHOLDERS AND ALLOCATION
                            AND APPLICATION OF COLLECTIONS  . . . . . .  70

               Section 4.1    Rights of Holders . . . . . . . . . . . .  70
               Section 4.2    Establishment of Accounts . . . . . . . .  70
               Section 4.3    Collections and Allocations . . . . . . .  72
               Section 4.4    Interest Rate Hedges  . . . . . . . . . .  79
               Section 4.5    Reliance by Collateral Agent Upon
                                Information Provided  . . . . . . . . .  81

                     [THE REMAINDER OF ARTICLE IV IS RESERVED AND
                         SHALL BE SPECIFIED IN ANY SUPPLEMENT
                             WITH RESPECT TO ANY SERIES]  . . . . . . .  82

                                      ARTICLE V

                           [ARTICLE V IS RESERVED AND SHALL
                            BE SPECIFIED IN ANY SUPPLEMENT
                             WITH RESPECT TO ANY SERIES]  . . . . . . .  82

                                      ARTICLE VI

                         THE PARTNERSHIP NOTES; NEW ISSUANCES . . . . .  82

               Section 6.1    Note Transfer Restrictions  . . . . . . .  82
               Section 6.2    New Issuances; Addition of Contracts  . .  84

                                     ARTICLE VII

                           OTHER MATTERS RELATING TO SELLER . . . . . .  88

               Section 7.1    Liability of Seller . . . . . . . . . . .  88
               Section 7.2    Merger or Consolidation of, or
                                Assumption of the Obligations of,
                                Seller, etc.  . . . . . . . . . . . . .  88
               Section 7.3    Limitation on Liability of Seller . . . .  89
               Section 7.4    Liabilities . . . . . . . . . . . . . . .  90

                                     ARTICLE VIII

                        OTHER MATTERS RELATING TO THE SERVICER  . . . .  90

               Section 8.1    Liability of the Servicer . . . . . . . .  90
               Section 8.2    Merger or Consolidation of, or
                                Assumption of the Obligations of, the
                                Servicer  . . . . . . . . . . . . . . .  90
               Section 8.3    Limitation on Liability of the Servicer
                                and Others  . . . . . . . . . . . . . .  91
               Section 8.4    Indemnification of the Seller, the
                                Trust, the Issuer Trustee, the
                                Collateral Agent and each Indenture
                                Trustee . . . . . . . . . . . . . . . .  92
               Section 8.5    The Servicer Not to Resign  . . . . . . .  93
               Section 8.6    Access to Certain Documentation and
                                Information Regarding the Contracts . .  93
               Section 8.7    Delegation of Duties  . . . . . . . . . .  93
               Section 8.8    Examination of Records  . . . . . . . . .  93

                                      ARTICLE IX

                                  EVENTS OF DEFAULT . . . . . . . . . .  93

               Section 9.1    Events of Default . . . . . . . . . . . .  93
               Section 9.2    Additional Rights Upon the Occurrence of
                                Certain Events  . . . . . . . . . . . .  95
               Section 9.3    Limitation on Suits . . . . . . . . . . .  96

                                      ARTICLE X

                                  SERVICER DEFAULTS . . . . . . . . . .  97

               Section 10.1   Servicer Defaults . . . . . . . . . . . .  97
               Section 10.2   Collateral Agent to Act; Appointment of
                                Successor . . . . . . . . . . . . . . .  99
               Section 10.3   Notification  . . . . . . . . . . . . . . 101
               Section 10.4   Waiver of Past Defaults . . . . . . . . . 101

                                      ARTICLE XI

                                  THE ISSUER TRUSTEE  . . . . . . . . . 101

               Section 11.1   Duties of Issuer Trustee  . . . . . . . . 101
               Section 11.2   Certain Matters Affecting the Issuer
                                Trustee . . . . . . . . . . . . . . . . 103
               Section 11.3   Issuer Trustee Not Liable for Recitals
                                in Notes  . . . . . . . . . . . . . . . 105
               Section 11.4   Issuer Trustee May Own Notes  . . . . . . 105
               Section 11.5   Servicer to Pay Issuer Trustee's Fees
                                and Expenses  . . . . . . . . . . . . . 105
               Section 11.6   Eligibility Requirements for Issuer
                                Trustee . . . . . . . . . . . . . . . . 106
               Section 11.7   Resignation or Removal of Issuer
                                Trustee . . . . . . . . . . . . . . . . 106
               Section 11.8   Successor Issuer Trustee  . . . . . . . . 107
               Section 11.9   Merger or Consolidation of Issuer
                                Trustee . . . . . . . . . . . . . . . . 107
               Section 11.10  Appointment of Co-Issuer Trustee or
                                Separate Issuer Trustee . . . . . . . . 108
               Section 11.11  Tax Returns . . . . . . . . . . . . . . . 109
               Section 11.12  Representations and Warranties of Issuer
                                Trustee . . . . . . . . . . . . . . . . 110
               Section 11.13  Maintenance of Office or Agency . . . . . 110
               Section 11.14  Requests for Agreement  . . . . . . . . . 110
               Section 11.15  Not Acting in Individual Capacity . . . . 110

                                     ARTICLE XII

                                 THE COLLATERAL AGENT . . . . . . . . . 111

               Section 12.1   Duties of Collateral Agent  . . . . . . . 111
               Section 12.2   Certain Matters Affecting the Collateral
                                Agent . . . . . . . . . . . . . . . . . 114
               Section 12.3   Collateral Agent May Own Notes  . . . . . 116
               Section 12.4   Servicer to Pay Collateral Agent's Fees
                                and Expenses  . . . . . . . . . . . . . 116
               Section 12.5   Eligibility Requirements for Collateral
                                Agent . . . . . . . . . . . . . . . . . 116
               Section 12.6   Resignation or Removal of Collateral
                                Agent . . . . . . . . . . . . . . . . . 117
               Section 12.7   Successor Collateral Agent  . . . . . . . 117
               Section 12.8   Merger or Consolidation of Collateral
                                Agent . . . . . . . . . . . . . . . . . 118
               Section 12.9   Appointment of Co-Collateral Agent or
                                Separate Collateral Agent . . . . . . . 118
               Section 12.10  Collateral Agent May Enforce Claims
                                Without Possession of Notes . . . . . . 120
               Section 12.11  Suits for Enforcement . . . . . . . . . . 120
               Section 12.12  Rights of Controlling Party to Direct
                                Collateral Agent  . . . . . . . . . . . 120
               Section 12.13  Representations and Warranties of
                                Collateral Agent  . . . . . . . . . . . 121
               Section 12.14  Collateral Agent Not Liable for Recitals
                                in Notes  . . . . . . . . . . . . . . . 121

                                     ARTICLE XIII

                                     TERMINATION  . . . . . . . . . . . 122

               Section 13.1   Termination of Trust  . . . . . . . . . . 122
               Section 13.2   Optional Purchase of Notes and Final
                                Trust Termination Date  . . . . . . . . 123
               Section 13.3   Termination Transfer  . . . . . . . . . . 125

                                     ARTICLE XIV

                               MISCELLANEOUS PROVISIONS . . . . . . . . 126

               Section 14.1   Amendment . . . . . . . . . . . . . . . . 126
               Section 14.2   Protection of Right, Title and Interest
                                to Trust  . . . . . . . . . . . . . . . 128
               Section 14.3   Limitation on Control of Trust by
                                Holders . . . . . . . . . . . . . . . . 129
               SECTION 14.4   GOVERNING LAW . . . . . . . . . . . . . . 129
               Section 14.5   Notices . . . . . . . . . . . . . . . . . 130
               Section 14.6   Severability of Provisions  . . . . . . . 130
               Section 14.7   Rule 144A Information . . . . . . . . . . 130
               Section 14.8   Notes Nonassessable and Fully Paid  . . . 131
               Section 14.9   Further Assurances  . . . . . . . . . . . 131
               Section 14.10  No Waiver; Cumulative Remedies  . . . . . 131
               Section 14.11  Counterparts  . . . . . . . . . . . . . . 131
               Section 14.12  Third-Party Beneficiaries . . . . . . . . 131
               Section 14.13  Actions by Holders  . . . . . . . . . . . 131
               Section 14.14  Merger and Integration  . . . . . . . . . 132
               Section 14.15  No Bankruptcy Petition  . . . . . . . . . 132
               Section 14.16  Jurisdiction  . . . . . . . . . . . . . . 133
               Section 14.17  Headings  . . . . . . . . . . . . . . . . 133

                                       EXHIBITS

          Exhibit A:     RESERVED
          Exhibit B:     Form of Assignment of Additional Contracts
          Exhibit C:     Form of Opinion of Counsel with Respect to
                         Additional Contracts
          Exhibit D:     Reserved
          Exhibit E:     Form of Monthly Servicer's Certificate
          Exhibit F:     Documents and Records
          Exhibit G:     Form of Request for Instrument Release

                                      SCHEDULES

          Schedule 1     List of Contracts
          Schedule 2     List of Lockboxes
          Schedule 3     Identification of Accounts
          Schedule 4     List of Instruments